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                                                                Exhibit 10.16
                                                               EXECUTION COPY







                                (euro) 28,000,000

                  SENIOR SUBORDINATED BRIDGE FACILITY AGREEMENT

                              Dated 30 March, 2001

                                     Between

                       POLSKA TELEFONIA CYFROWA SP. Z O.O.
                                   as Borrower


                                       and


                          DEUTSCHE BANK LUXEMBOURG S.A.
                                    as Agent

                                    THE BANKS

                             DEUTSCHE BANK AG LONDON
                                as Lead Arranger



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                                    CONTENTS

CLAUSE                                                                      PAGE
1.   INTERPRETATION............................................................1
2.   FACILITY AND RELATED MATTERS.............................................19
3.   PURPOSE AND RESPONSIBILITY...............................................19
4.   CONDITIONS PRECEDENT.....................................................19
5.   ADVANCES.................................................................20
6.   [INTENTIONALLY OMITTED]..................................................20
7.   REPAYMENT................................................................20
8.   PREPAYMENT...............................................................20
9.   INTEREST PERIODS.........................................................22
10.  INTEREST.................................................................22
11.  [INTENTIONALLY OMITTED]..................................................23
12.  [INTENTIONALLY OMITTED]..................................................23
13.  PAYMENTS.................................................................23
14.  TAXES....................................................................24
15.  MARKET DISRUPTION........................................................26
16.  INCREASED COSTS..........................................................27
17.  ILLEGALITY AND MITIGATION................................................28
18.  REPRESENTATIONS AND WARRANTIES...........................................29
19.  UNDERTAKINGS.............................................................33
20.  [INTENTIONALLY OMITTED]..................................................46
21.  [INTENTIONALLY OMITTED]..................................................46
22.  DEFAULT..................................................................46
23.  [INTENTIONALLY OMITTED]..................................................50
24.  INDEMNITIES..............................................................50
25.  AGENT, LEAD ARRANGER AND BANKS...........................................51
26.  FEES.....................................................................55
27.  EXPENSES.................................................................55
28.  STAMP DUTIES.............................................................56
29.  AMENDMENTS AND WAIVERS...................................................56
30.  CHANGES TO PARTIES.......................................................57
31.  SET-OFF AND REDISTRIBUTION...............................................59
32.  DISCLOSURE OF INFORMATION................................................61
33.  SEVERABILITY.............................................................61
34.  COUNTERPARTS.............................................................61
35.  NOTICES..................................................................61
36.  EVIDENCE AND CALCULATIONS................................................63
37.  LANGUAGE.................................................................63
38.  JURISDICTION.............................................................64
39.  WAIVER OF IMMUNITY.......................................................65
40.  GOVERNING LAW............................................................65
41.  THIRD PARTIES............................................................65


                                       (i)
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                                    SCHEDULES

A.   Banks
B.   Subordination Agreement
C.   Form of Transfer Certificate
D.   Documentary Conditions Precedent
E.   Existing Security Interests
F.   Additional Costs Rate
G.   Form of Request for an Advance
H.   Existing Financial Indebtedness
I.   Existing Hedging Agreements
J.   Covenant Definitions


                                      (ii)
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THIS SENIOR SUBORDINATED BRIDGE FACILITY AGREEMENT is made as of 30 March, 2001

BETWEEN:

(1) POLSKA TELEFONIA CYFROWA SP. Z O.O, a company registered in the Commercial Register of the District Court in Warsaw under number 45740 (the "BORROWER");

(2)    DEUTSCHE BANK AG LONDON ("DBAG") as lead arranger (the "LEAD ARRANGER");

(3)    THE BANKS listed in Schedule A;

(4)    DEUTSCHE BANK LUXEMBOURG S.A. as facility agent for the Banks (the
       "AGENT").

IT IS AGREED as follows:

1.     INTERPRETATION

1.1    Defined Terms:

       In this Agreement:

       "ACCOUNTING PRINCIPLES"

       means:

       (a) in the case of the Accounts of the Borrower and the Group, the IAS on which the preparation of the Original Borrower Accounts was based; and

       (b) in the case of the Accounts of each Principal Member of the Group (other than the Borrower), the IAS or the accounting principles and practices generally accepted in the jurisdiction of incorporation of such person.

       "ACCOUNTS"

       means from time to time:

       (a) the latest audited consolidated annual accounts of the Group so far as concerns the annual period ending 31st December, 2000 and each annual period thereafter;

       (b) the latest audited annual accounts of each Principal Member of the Group; and

       (c) the latest unaudited quarterly consolidated financial statements of the Group or so far as concerns each quarter ending 31st December, 2000 and thereafter the latest unaudited quarterly consolidated financial statements of the Group, delivered or required to be delivered to the Agent pursuant to this Agreement, or such of those accounts as the context requires.

       "ADDITIONAL COSTS RATE"

       means, in relation to the Advance or unpaid sum owing to a bank, the rate per annum notified by any Bank to the Agent to be the cost to that Bank of compliance with all reserve asset, liquidity or cash margin or other like requirements of the Bank of England, the Financial Services Authority, the European Central Bank or any other applicable monetary, regulatory, supervisory or other authority (other than the National Bank of Poland) in relation to the Advance or unpaid sum and which in the

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       case of the Bank of England and the Financial Services Authority shall be determined in accordance with Schedule F (Additional Costs Rate).

       "ADJUSTED INTEREST RATE" has the meaning given to it in Clause 10.1
       (Rate).

       "ADVANCE"

       means the principal amount of the borrowing under this Agreement from the Commitments or the principal amount of such borrowing outstanding from time to time, as the context requires.

       "AFFILIATE"

       means, as to any person, any other person that, directly or indirectly controls, is controlled by or is under common control with such person or is a director or officer of such person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a person means the possession, direct or indirect of the power to vote 5% or more of the voting interests of such person or to direct or cause the direction of the management and policies of such person, whether through the ownership of voting interests, by contract or otherwise.

       "AGENT'S SPOT RATE OF EXCHANGE"

       means:

       (a) when converting an amount into Euro, the Agent's spot rate of exchange for the purchase of Euro in the Brussels foreign exchange market with the relevant currency at or about 11.00 a.m. on a particular day; and

       (b) when converting an amount of Euro into any other currency, the Agent's spot rate of exchange for the purchase of such other currency in the Brussels foreign exchange market with Euro at or about 11.00 a.m. on a particular day.

       "APPLICABLE MARGIN"

       means 4.0 per cent. per annum (subject to adjustment under Clause 10.5 (Margin adjustment)).

       "BANK"

       means each bank or other financial institution whose name is set out in Schedule A which has a Commitment and each bank or other financial institution to which rights and/or obligations under this Agreement are assigned or transferred pursuant to Clause 30 (Changes to Parties) under the Tranche and which assumes rights and obligations under the Tranche pursuant to a Transfer Certificate.

       "BRIDGE MANDATE LETTER"

       means the commitment letter between the Lead Arranger and the Borrower dated on or about 27 March, 2001.

       "BUSINESS DAY"

       means a day (not being a Saturday or Sunday) on which banks and foreign exchange markets are open for business:

       (a) in relation to a transaction involving the Tranche in London, Luxembourg and Brussels; and

       (b) in relation to any date for payment or purchase of Euro, in Luxembourg and which is also a TARGET Day.


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       "CHANGE OF CONTROL"

       means:

       (a) there is a change of ownership of any of the Shares during the Restricted Period without the consent of the Majority Banks if after giving effect to such transfer:

              (i) Deutsche Telekom A.G., Deutsche Telekom MobilNet GmbH and/or T-Mobile International A.G. cease to own, either directly or indirectly, and legally and beneficially, at least 25.01% of the Shares; or

              (ii) Elektrim S.A. and/or Elektrim Telekomunikacja Sp. z o.o. cease to own, either directly or indirectly, and legally and beneficially, at least 25.01% of the Shares;

       (b) there is a change of ownership of any of the Shares after the Restricted Period without the consent of the Majority Banks if (i) after giving effect to such transfer, Deutsche Telekom A.G., Deutsche Telekom MobilNet GmbH, T-Mobile International A.G. and/or another internationally recognised cellular operator of comparable standing and comparable credit rating cease to own, either directly or indirectly, and legally and beneficially, at least 25.01% of the Shares or (ii) any person or two or more persons acting in concert other than Deutsche Telekom A.G., Deutsche Telekom MobilNet GmbH, T-Mobile International A.G., MediaOne International B.V., Elektrim S.A. and/or Elektrim Telekomunikacja Sp. z o.o., Vivendi S.A. or any wholly owned Subsidiary of the foregoing shall own, either directly or indirectly, and legally and beneficially, through any contract, arrangement, understanding, relationship or otherwise, (x) voting power which includes the power to vote, or to direct the voting of, and/or (y) investment power which includes the power to dispose of or to direct the disposition of Shares representing 25% or more of the combined voting power of all voting interests of the Borrower;

       (c) any Shareholder creates, incurs, assumes or suffers to exist any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement on the Shares to secure any Financial Indebtedness (other than under the Finance Documents) of any member of the Group; or

       (d) the Borrower becomes a Subsidiary of a person other than Elektrim S.A. or Elektrim Telekomunikacja Sp. z o.o., or Elektrim S.A. or Elektrim Telekomunikacja Sp. z o.o. becomes a Subsidiary of any person, and in either case such person directs or causes the Borrower not to proceed with the issuance of the Permanent Securities.

       "COMMITMENT"

       in relation to a Bank means the amount appearing and designated as such set opposite its name in Schedule A and/or in any Transfer Certificate or other document by which it became party to or acquired rights under this Agreement to the extent not cancelled, reduced or transferred under this Agreement (collectively the "TOTAL COMMITMENTS").

       "DANGEROUS SUBSTANCE"

       means any radioactive emissions and any natural or artificial substance (whether in the form of a solid, liquid, gas or vapour but excluding, for the avoidance of doubt, radio waves) the generation, transportation, storage, treatment, use or disposal of which (whether alone or in combination with any other substance) and including (without limitation) any controlled, special, hazardous, toxic, radioactive or dangerous waste, gives rise to a risk of causing harm to man or damaging the Environment or public health.


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       "DCS-1800 LICENCE"

       means the licence numbered 498/99 issued to the Borrower on 11th August, 1999 which licence includes the permit to install and utilise a telecommunications network and the frequency allocation necessary for the Borrower to provide a service in the ETSI/GSM 1800MHz band.

       "DEFAULT"

       means (a) an Event of Default, or (b) an event which, with the giving of notice or lapse of time or both, would constitute an Event of Default.

       "DEFAULT DATE"

       means the first date on which the Agent serves a notice under Clause
       22.21 (Acceleration) or the date after an Event of Default which the Majority Banks determine is the Default Date.

       "ENVIRONMENT"

       means all, or any of, the following media, the air (including the air within buildings and the air within other natural or man-made structures above or below ground), water (including, without limitation, ground and surface water) and land (including, without limitation, surface and sub-surface soil).

       "ENVIRONMENTAL CLAIM"

       means any claim by any person:

       (a) in respect of any loss or liability suffered or incurred by that person as a result of or in connection with any violation of applicable Environmental Law; or

       (b) that arises as a result of or in connection with Environmental Contamination and that could give rise to any remedy or penalty (whether interim or final) that may be enforced or assessed by private or public legal action or administrative order or proceedings including, without limitation, any such claim that arises from injury to persons or property.

       "ENVIRONMENTAL CONTAMINATION"

       means each of the following and their consequences:

       (a) any release, emission, leakage or spillage of any Dangerous Substance at or from any site owned or occupied by any member of the Group into any part of the Environment;

       (b) any accident, fire, explosion or sudden event at any site owned or occupied by any member of the Group which is directly caused by or attributable to any Dangerous Substance; and

       (c) any other pollution of the Environment arising at or from any site owned or occupied by any member of the Group.

       "ENVIRONMENTAL LAW"

       means all laws and regulations concerning pollution, the Environment or Dangerous Substances.

       "ENVIRONMENTAL LICENCE"

       means any permit, licence, authorisation, consent or other approval required by any applicable Environmental Law.


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       "EURIBOR"

       in relation to the Advance for any Interest Period relating thereto, means:

       (a) the rate per annum determined by the Banking Federation of the European Union which appears on page Euribor 01 on the Reuters screen (or any other page as may replace such page on such service); or

       (b) if no offered rate appears on the relevant page of the Reuters screen or there is no relevant page on the Reuters screen, the arithmetic mean (rounded upward, if necessary, to four decimal places) of the respective rates, as supplied to the Agent at its request, quoted by the Reference Banks to leading banks in the ordinary course of business in the European interbank market, at or about 11.00 a.m. on the Rate Fixing Day of such Interest Period for the offering of deposits in the currency of the Advance for the same period as such Interest Period and in an amount comparable to the amount of the Advance. If any of the Reference Banks is unable or otherwise fails so to supply such offered rate by 1.00 p.m. on the required date, "EURIBOR" for the relevant Interest Period shall be determined on the basis of the quotations of the remaining Reference Banks.

       "EURO", "EURO" and "(euro)"

       means the lawful currency of the member states of the European Union that have adopted the single currency in accordance with the treaty establishing the European Community (signed in Rome on 25 March, 1957), as amended by the Treaty on European Union (signed in Maastricht on 7 February, 1992).

       "EURO EQUIVALENT"

       means:

       (a) in relation to an amount in Euro, that amount (or its equivalent in other currencies); and

       (b) in relation to any amount denominated in a currency other than Euro, the amount of Euro which the amount in such currency would purchase on a particular day when converted at the Agent's Spot Rate of Exchange.

       "EVENT OF DEFAULT"

       means an event specified as such in Clause 22.1 (Events of Default).

       "EXCHANGE DOCUMENTS"

       means the Exchange Indenture, the Exchange Securities and the Exchange Registration Rights Agreement.

       "EXCHANGE INDENTURE"

       means the indenture, containing substantially the same covenants and events of default and related definitions as those set forth in the indentures referred to in paragraph (f) of the definition of "HIGH YIELD DEBT DOCUMENTS" with such amendments thereto as may be approved by the Majority Banks and the Borrower, and otherwise in form and substance satisfactory to the Majority Banks and the Borrower, pursuant to which the Exchange Securities are to be issued.


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       "EXCHANGE REGISTRATION RIGHTS AGREEMENT"

       means a registration rights agreement containing terms set forth in
       Section 2(b) of the Side Agreement and the related definitions, and otherwise in form and substance satisfactory to the Majority Banks and the Borrower.

       "EXCHANGE SECURITIES"

       means the senior subordinated notes, in substantially the form set forth in the Exchange Indenture, to be issued under the Exchange Indenture pursuant to Section 2(a) of the Side Agreement.

       "EXCLUDED SHARE CAPITAL"

       of the Group means shares in the capital of any member of the Group owned by a person which is not a member of the Group which by their terms are or may become redeemable (whether or not subject to the occurrence of any contingency) at any time whilst any part of the Advance remains outstanding (whether or not due and payable) or any Commitment is in force or within one year after the Final Repayment Date.

       "FACILITY OFFICE"

       means:

       (a) in relation to the Agent, the respective offices notified in accordance with Clause 35.2 (Addresses);

       (b) in the case of a Bank, the office(s) notified by that Bank to the Agent on or before the date it becomes a Bank as the office(s) through which it will perform all or any of its obligations in connection with the Tranche; or

       (c) in the case of sub-paragraph (b) above, such other office(s) notified by a Bank to the Agent by (unless otherwise agreed by the Agent) not less than 5 Business Days' notice, as the office(s) through which it will perform all or any of its obligations in connection with the Tranche.

       "FEE LETTER"

       means the arrangement fee letter between the Lead Arranger and the Borrower dated on or about 27 March, 2001 setting out the amount of various fees referred to in Clause 26 (Fees).

       "FINAL REPAYMENT DATE"

       means the date falling on the fifth anniversary of the Initial Maturity Date.

       "FINANCE DOCUMENTS"

       means each of:

       (a)    this Agreement;

       (b)    the Fee Letter;

       (c)    the Subordination Agreement;

       (d)    the Exchange Documents;

       (e)    the Mandate Letter;


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       (f)    the Bridge Mandate Letter;

       (g)    the Side Agreement; and

       (h) any other document designated as such by the Agent and the Borrower.

       "FINANCE LEASE"

       means a finance lease as determined in accordance with the IAS.

       "FINANCE PARTY"

       means the Lead Arranger, each Bank and the Agent.

       "FINANCIAL INDEBTEDNESS"

       means any indebtedness in respect of:

       (a)    moneys borrowed at banks and other financial institutions;

       (b)    any debenture, bond, note, loan stock or other security;

       (c)    any acceptance credit;

       (d) receivables sold or discounted (otherwise than on a non-recourse basis);

       (e) the acquisition cost of any asset to the extent payable before or after the time of acquisition or possession by the party liable
              (i) where the advance or deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset and (ii) where payment is deferred for more than 180 days after the time of acquisition or possession;

       (f)    any Finance Lease or QTE Lease;

       (g) any currency swap or interest swap, cap or collar arrangements, future or option contracts or any other derivative instrument calculated as the negative mark-to-market value of such instrument as of the date of calculation;

       (h) any amount raised under any other transaction having the commercial effect of a borrowing or raising of money;

       (i)    any Excluded Share Capital; or

       (j) any guarantee, surety, indemnity or similar assurance against financial loss of any person in respect of any amounts referred to in paragraphs (a) to (i) above.

       "FORMER SHAREHOLDER LOANS"

       means the $17,178,125 shareholder loan from Deutsche Telekom MobilNet GmbH to the Borrower, the Zloty equivalent of $39,843,750 shareholder loan from Elektrim S.A. to the Borrower and the $17,578,125 shareholder loan from MediaOne International B.V. to the Borrower (plus, in relation to each such amount, any accrued or capitalised interest in respect thereof), each made on August 24, 1999 and converted into Reserve Capital on 30 November, 2000.

       "GROUP"

       means the Borrower and its Subsidiaries from time to time.



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       "GSM LICENCE"

       means the licence numbered 2/96/GSM2 issued to the Borrower on 23rd February, 1996 which licence includes the permit to install and utilise a telecommunications network and the frequency allocation necessary for the Borrower to provide a service.

       "HEDGING AGREEMENTS"

       means any currency swap or interest swap, cap or collar arrangements, future or option contracts or any other derivative instrument or agreement.

       "HIGH YIELD DEBT DOCUMENTS"

       means:

       (a) the indenture dated 1st July, 1997 between PTC International Finance B.V., the Borrower, and the Bank of New York as trustee;

       (b) the senior subordinated guaranteed discount notes due 2007 issued pursuant to the indenture referred to in (a) above;

       (c) the guarantee dated 1st July, 1997 given by the Borrower in respect of the obligations of PTC International Finance B.V. included in the terms of the indenture referred to in paragraph
              (a) above;

       (d) the onlending agreement dated 1st July, 1997 between PTC International Finance B.V. and the Borrower by which the proceeds of the notes referred to in paragraph (b) above are lent to the Borrower;

       (e) the support agreement dated 1st July, 1997 between the Borrower and PTC International Finance B.V. relating to the onlending agreement referred to in paragraph (d) above;

       (f) the indentures each dated 23rd November, 1999 between PTC International Finance II S.A., PTC International Finance (Holding) B.V., the Borrower and State Street Bank and Trust Company, as trustee;

       (g) the senior subordinated guaranteed notes due 2009 issued pursuant to the indentures referred to in (f) above;

       (h) the guarantees each dated 23rd November, 1999 given by each of the Borrower and PTC International Finance (Holding) B.V. in respect of the obligations of PTC International Finance II S.A. included in the terms of each indenture referred to in paragraph (f) above;

       (i) the onlending agreement dated 23rd November, 1999 between PTC International Finance II S.A. and PTC International Finance (Holding) B.V. by which a portion of the proceeds of the notes referred to in paragraph (g) above are lent to PTC International Finance (Holding) B.V.;

       (j) the onlending agreement dated 23rd November, 1999 between PTC International Finance (Holding) B.V. and the Borrower by which a portion of the proceeds of the notes referred to in paragraph (g) above are lent to the Borrower;

       (k) the support agreement dated 23rd November, 1999 between the Borrower and PTC International Finance (Holding) B.V. relating to the onlending agreement referred to in paragraph (j) above; and


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       (l)    such other documents as evidence, and give effect to, any
              Subordinated Debt transactions permitted under the terms of this Agreement to be entered into by any Obligor after the date of this Agreement; provided that any such Subordinated Debt transactions are on substantially the same terms (including the subordination terms) other than in relation to any discount amounts or escrow amounts (which shall be on market terms) as the High Yield Debt Documents as in effect on the date hereof.

       "HIGH YIELD NOTES"

       means the Euro denominated Notes referred to in paragraph (g) of the definition of "HIGH YIELD DEBT DOCUMENTS".

       "HOLDINGS"

       means PTC International Finance (Holding) B.V., a corporation organised under the laws of The Netherlands.

       "HOLDING COMPANY"

       means, in relation to a body corporate, any other body corporate of which it is a Subsidiary.

       "IAS"

       means accounting principles issued by the International Accounting Standards Committee from time to time.

       "INFORMATION "

       means the information relating to the Group provided by or on behalf of the Borrower to the Banks from time to time.

       "INITIAL MATURITY DATE"

       means the date falling 366 days after the Utilisation Date.

       "INTELLECTUAL PROPERTY RIGHTS"

       means all know-how, patents, trademarks, designs, trading names, copyrights and other intellectual property rights (in each case whether registered or not and including all applications for the same).

       "INTERCOMPANY SUBORDINATION AGREEMENTS"

       means the subordination agreement dated 8 March, 2001 between the Borrower, PTC International Finance B.V. and Deutsche Bank Polska S.A., as Group Security Agent, the subordination agreement dated 8 March, 2001 between the Borrower, PTC International Finance (Holding) B.V. and Deutsche Bank Polska S.A., as Group Security Agent, and the subordination agreement dated 8 March, 2001 between PTC International Finance (Holding) B.V., PTC International Finance II S.A. and Deutsche Bank Polska S.A., as Group Security Agent.

       "INTEREST CAP"

       means, at any time of determination, the percentage rate per annum equal to (a) the average yield to maturity of High Yield Notes at such time based on quotes to purchase such High Yield Notes from the Lead Arranger and either Merrill Lynch (or one of its Affiliates) and Schroder Salomon Smith Barney (or one of its Affiliates) or two other internationally recognised banks active in the trading of the High


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       Yield Notes or similar securities selected by the Lead Arranger in consultation with the Borrower plus; (b) 2.0%.

       "INTEREST DATE"

       means, in relation to the Advance or any overdue amount, the last day of any applicable Interest Period.

       "INTEREST PERIOD"

       means, in relation to the Advance, each period determined in accordance with Clause 9.1 (Selection and agreement).

       "INVESTMENT GRADE RATING"

       means the Borrower has:

       (a) a foreign and domestic currency rating of BBB- or above for senior unsecured debt or the debt represented by the High Yield Debt Documents, as applicable, from S&P; and

       (b) a foreign and domestic currency rating of Baa3 or above for senior unsecured debt or the debt represented by the High Yield Debt Documents, as applicable, from Moody's;

       except the Borrower will be deemed to have an Investment Grade Rating if it has a foreign and domestic currency rating from each of these rating agencies and there is not more than one sub grade difference between the foreign currency ratings given by these two rating agencies and the higher of the two foreign currency ratings from these two rating agencies is a rating at least as high as the applicable rating set out in (a) or
       (b) above.

       "ISSUERS"

       means (a) PTC International Finance B.V. and PTC International Finance II S.A., being the Subsidiaries of the Borrower which have issued or issue notes to the investors pursuant to the High Yield Debt Documents and (b) any Obligor (other than the Borrower) which issues notes to investors pursuant to the High Yield Debt Documents after the date of this Agreement.

       "LICENCE"

       means:

       (a)    the GSM Licence;

       (b)    the DCS-1800 Licence;

       (c)    the UMTS Licence;

       (d) the licence numbered 516/99 issued on 26th November 1999 for the provision of telecommunication services; and

       (e) any other licence for the operation of a telecommunications network (including all apparatus, equipment and telecommunication systems of every description which it is authorised to operate or run under such licence) obtained by any member of the Group where the revocation, suspension or termination of such licence might have a Material Adverse Effect.


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       "MAIN FACILITY AGREEMENT"

       means the (euro) 550,000,000 facility agreement dated 20 February, 2001 between the Borrower, the Guarantors as defined therein, the Arrangers as defined therein, the Banks as defined therein, DBAG, Deutsche Bank Polska S.A., Dresdner and The European Bank for Reconstruction and Development, as Lead Arrangers, Deutsche Bank Luxembourg S.A., as Agent, and Deutsche Bank Polska S.A., as Security Agent.

       "MAIN FACILITY SENIOR FINANCE DOCUMENTS"

       means the "SENIOR FINANCE DOCUMENTS" as defined in the Main Facility Agreement.

       "MAJORITY BANKS"

       means at any time:

       (a) Banks whose Commitments aggregate more than 66 2/3% of the Total Commitments at such time; or

       (b) if the Total Commitments have been reduced to nil, Banks whose Commitments aggregated more than 66 2/3% of the Total Commitments immediately before the reduction;

       provided, however, that for the purposes of this definition only, any Bank that fails to participate fully in the Advance in accordance with Clause 5.3 (Participations in the Advance) shall be deemed to have Commitments equal to the drawn portion of its Commitments.

       "MANDATE LETTER"

       means the engagement letter between the Lead Arranger and the Borrower dated on or about 27 March, 2001.

       "MATERIAL ADVERSE EFFECT"

       means any effect which, in the reasonable opinion of the Majority Banks, is or is likely to be materially adverse to:

       (a) the ability of any Obligor to perform its payment obligations under this Agreement or other material obligations under any of the Finance Documents; or

       (b) the business, financial condition, operations or performance of the Group (taken as a whole).

       "MATERIAL CONTRACTS"

       means:

       (a)    the Licences;

       (b) the Borrower's interconnect agreements with Telekomunikacja Polska Spolka Akcyjna, Polkomtel S.A. and PTK Centertel and any interconnect agreements resulting from the negotiations with such persons;

       (c) the supply agreement dated 5th June, 1996 between the Borrower, Siemens AG and ZWUT SA as amended;

       (d) the supply agreement dated 5th June, 1996 between the Borrower and Ericsson Radio Systems AB and Ericsson Sp. z o.o., as amended; and

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

       (e) the supply agreement dated 28th July, 1999 between the Borrower and Alcatel Polska SA;

       together with any agreements replacing any of the above and any other agreements fundamental to the business of the Group which if cancelled, terminated, revoked or not replaced, would be reasonably likely to have a Material Adverse Effect.

       "MOODY'S"

       means Moody's Investor Services, Inc.

       "NECESSARY AUTHORISATIONS"

       means all material approvals, authorisations and licences (other than any Licence) from, all rights granted by and all filings, registrations and agreements with, any government or other regulatory authority necessary in order to enable the Borrower and its Subsidiaries to construct, maintain and operate the Network.

       "NBP PERMIT"

       means a National Bank of Poland permit for the Borrower to repay the Utilisation and all other amounts payable under the Finance Documents in the currency in which they are due.

       "NET PROCEEDS"

       means the aggregate value of consideration received by any member of the Group in respect of any disposal of any assets (including shares in other Group members) by a member of the Group to any third party which is not a member of the Group after deduction of:

       (a) all amounts paid or provided for or on account of Taxes applicable to, or to any gain resulting from, the disposal of such assets or the discharge of any liability secured on such assets; and

       (b) all costs, fees, expenses and the like properly incurred in arranging and effecting that disposal.

       "NETWORK"

       means any network operated by the Borrower or any other member of the Group and operated or run by it pursuant to any Licence.

       "OBLIGOR"

       means the Borrower and each person, if any, that becomes a guarantor of the Borrower's obligations under the Finance Documents.

       "ORIGINAL BORROWER ACCOUNTS"

       means the annual audited Accounts of the Borrower for the year ending 31st December, 2000.

       "PARTY"

       means a party to this Agreement.

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

       "PERMANENT CAP"

       means

       (a) during the period from the 60th day after the Signing Date to the 90th day after the Signing Date, a percentage rate per annum equal to:

              (i) the average yield to maturity of the High Yield Notes based on quotes to purchase such High Yield Notes on such 60th day by the Lead Arranger and either Merrill Lynch (or one of its Affiliates) and Schroder Salomon Smith Barney (or one of its Affiliates) or two other internationally recognised banks active in the trading of the High Yield Notes or similar securities selected by the Lead Arranger in consultation with the Borrower, plus;

              (ii)   1.0%; and

       (b)    thereafter, a percentage rate per annum equal to:

              (i) the average yield to maturity of the High Yield Notes based on quotes to purchase such High Yield Notes on the 90th day after the Signing Date by the Lead Arranger and either Merrill Lynch (or one of its Affiliates) and Schroder Salomon Smith Barney (or one of its Affiliates) or two other internationally recognised banks active in the trading of the High Yield Notes or similar securities selected by the Lead Arranger in consultation with the Borrower plus;

              (ii)   2.0%.

       "PERMANENT FINANCINGS"

       means one or more public and/or private offerings of Permanent Securities to Persons other than the Borrower or any of its Subsidiaries, in order to refinance all or a portion of the obligations owing in respect of the Advance and the Exchange Securities.

       "PERMANENT SECURITIES"

       means debt and/or equity securities issued and sold by the Borrower or any of its Subsidiaries.

       "PRINCIPAL MEMBER OF THE GROUP"

       has the meaning given to it in the Main Facility Agreement and/or the Supplemental Facility Agreement.

       "QTE LEASES"

       means tax advantaged synthetic leases pursuant to which the Borrower effectively sells and leases back "qualified technological equipment" as defined at Section 168(i)(2) of the United States Internal Revenue Code.

       "QUALIFYING BANK"

       means, at any time, a bank or financial institution which is at that time:

       (a)    resident in the Republic of Poland; or

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

       (b) resident (as such term is defined in the appropriate double taxation treaty) in a country with which the Republic of Poland has an appropriate double taxation treaty giving residents of that country complete exemption from Polish Taxation on interest and which:

              (i) does not carry on business in the Republic of Poland through a permanent establishment with which the indebtedness under this Agreement in respect of which the interest is paid is effectively connected; and

              (ii) has submitted all of the necessary forms completed in a proper manner together with all necessary documents and has taken all necessary steps in order to secure total relief from Polish Taxation in respect of interest and/or commissions to be paid to it under this Agreement pursuant to such treaty.

              For this purpose "DOUBLE TAXATION TREATY" means any convention or agreement between the government of the Republic of Poland and any other government for the avoidance of double taxation and the prevention of fiscal evasion with respect to Taxes on income.

       "RATE FIXING DAY"

       means in relation to an Interest Period two TARGET Days before the first day of such Interest Period.

       "REFERENCE BANKS"

       means the principal Luxembourg offices of Deutsche Bank Luxembourg S.A. and Dresdner Bank Luxembourg S.A. and such other Banks as may become Reference Banks pursuant to Clause 30.4 (Reference Banks).

       "REQUEST"

       means a request, substantially in the form of Schedule G, made by the Borrower to the Agent for the Advance to be made under this Agreement.

       "RESERVE CAPITAL"

       means amounts contributed to the Borrower's reserve capital as additional payments (known as doplaty under the Polish Commercial Code).

       "RESTRICTED PERIOD"

       means the period from the date of this Agreement until the date on which the Borrower achieves an Investment Grade Rating.

       "ROLLOVER DATE"

       means the date on which each Interest Period for the Advance commences.

       "S&P"

       means Standard and Poor's, a division of The McGraw-Hill Companies, Inc.

       "SECURITIES ACT"

       means the United States Securities Act of 1933, as amended.

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

       "SECURITY INTEREST"

       means any mortgage, pledge, lien, charge, assignment for the purpose of providing security, hypothecation or other security interest.

       "SHAREHOLDER LOANS"

       means all amounts borrowed by an Obligor from a Shareholder or an Affiliate of a Shareholder which is not a member of the Group and all amounts contributed by Shareholders to the Borrower's reserve capital as additional payments (known as doplaty under the Polish Commercial Code), which shall be subordinated to the amounts outstanding under this Agreement on terms substantially the same or more favourable to the Finance Parties as the subordination terms in effect with respect to Former Shareholder Loans immediately prior to their conversion into Reserve Capital.

       "SHAREHOLDERS"

       means each shareholder from time to time of the Borrower being as at the date of this Agreement, Elektrim S.A., Deutsche Telekom MobilNet GmbH, Deutsche Telekom A.G., MediaOne International B.V., Elektrim-Autoinvest S.A., Elektrim Telekomunikacja Sp. z o.o., Polpager Sp. z o.o. and Carcom Warszawa Sp. z o.o.

       "SHAREHOLDERS' AGREEMENT"

       means the Shareholders' Agreement dated 21 December, 1995 between the Shareholders (other than Carcom Sp. z o.o.) as amended from time to time.

       "SHARES"

       means the equity share capital of the Borrower.

       "SIDE AGREEMENT"

       means the agreement between the Agent and the Borrower dated on or about the date hereof relating to, inter alia, the exchange of Advances for Exchange Securities.

       "SIGNING DATE"

       means the date of this Agreement.

       "SUBORDINATED DEBT"

       means:

       (a) all amounts outstanding under or in connection with the High Yield Debt Documents including for the avoidance of doubt between the Borrower and each Issuer on the terms as set out in the High Yield Debt Documents as at the Signing Date;

       (b) any actual or contingent liability under any guarantee and support agreement given by the Borrower referred to in the definition of High Yield Debt Documents on the terms as set out in the High Yield Debt Documents as at the Signing Date;

       (c)    all Shareholder Loans;

       (d) any intercompany debt which is subordinated in right of payment to the amounts owing under the Main Facility Agreement and under the Supplemental Facility Agreement on terms

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

         substantially the same as those subordination terms set forth in the Intercompany Subordination Agreements; and

         (e) any other present and future sums, liabilities and obligations (whether actual or contingent) payable, owing, due or incurred by a Subsidiary of the Borrower which are subordinate in right of payment to the amounts owing under the Main Facility Agreement and under the Supplemental Facility Agreement on terms substantially the same as those subordination terms set forth in the High Yield Debt Documents existing as of the date hereof.

         "SUBORDINATION AGREEMENT"

         means the agreement set forth at Schedule B.

         "SUBSIDIARY"

         means, an entity from time to time of which a person has direct or indirect control or owns directly or indirectly more than fifty per cent. (50%) of the share capital or similar right of ownership.

         "SUPPLEMENTAL FACILITY AGREEMENT"

         means the (euro) 100,000,000 facility agreement dated 20 February, 2001 between the Borrower, the Guarantors as defined therein, the Banks as defined therein, DBAG, Deutsche Bank Polska S.A. and Dresdner Bank Luxembourg S.A., as Lead Arrangers, Deutsche Bank Luxembourg S.A., as Agent, and Deutsche Bank Polska S.A., as Security Agent.

         "SUPPLEMENTAL FACILITY SENIOR FINANCE DOCUMENTS"

         means the "SENIOR FINANCE DOCUMENTS" as defined in the Supplemental Facility Agreement.

         "TARGET"

         means Trans-European Automated Real-time Gross Settlement Express Transfer payment system.

         "TARGET DAY"

         means any day on which TARGET is open for the settlement of payments in Euro.

         "TAX ON OVERALL NET INCOME"

         of a person shall be construed as a reference to Tax (other than Tax deducted or withheld from any payment) imposed on that person on:

         (a)      the net income, profits or gains of that person world-wide; or

         (b) such of its income, profits or gains as arise in or relate to the jurisdiction in which it is resident or in which its principal office (and/or its Facility Office) is located.

         "TAXES"

         means all income and other taxes and levies, imposts, duties, charges, deductions and withholdings in the nature or on account of tax together with interest thereon and penalties and fees with respect thereto, if any, and any payments made on or in respect thereof, and "TAX" and "TAXATION" shall be construed accordingly.

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

         "TRANCHE"

         means the term tranche referred to in Clause 2.1 (Facility).

         "TRANSACTION DOCUMENTS"

         means:

         (a)      the Finance Documents;

         (b)      the High Yield Debt Documents;

         (c)      the Shareholders' Agreement;

         (d)      the Main Facility Senior Finance Documents;

         (e)      the Supplemental Facility Senior Finance Documents; and

         (f) any other document designated as such in writing by the Agent and the Borrower.

         "TRANSFER CERTIFICATE"

         has the meaning given to it in Clause 30.3 (Procedure for transfers).

         "UMTS LICENCE"

         means the licence numbered 2/UMTS issued to the Borrower on 20 December 2000 to provide telecommunications services meeting the European UMTS telecommunications standard including a permit to install and use a telecommunications network and allocation of frequencies in the 2 GHz band.

         "UMTS LICENCE INITIAL INSTALMENTS"

         means the UMTS Licence fee payments required prior to or within the first 12 months following the award of the UMTS Licence to the Borrower.

         "UTILISATION"

         means the utilisation under this Agreement of the Tranche.

         "UTILISATION DATE"

         means 30 March, 2001.

         "ZLOTY" and "PLN"

         means the lawful currency for the time being of the Republic of Poland.

1.2      Construction

         (a)      In this Agreement, save where the context otherwise requires:

                  (i) references to documents being in the "AGREED FORM" means documents (A) in a form previously agreed in writing by or on behalf of the Agent and the Borrower, or (B) in a form substantially as set out in any Schedule to any Finance Document, or (C) (if

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

                           not falling within (A) or (B) above) in form and substance satisfactory to the Agent acting on behalf of the Majority Banks;

                  (ii) an "AMENDMENT" includes a supplement, novation or re-enactment and "AMENDED" is to be construed accordingly;

                  (iii) "ASSETS" includes present and future properties, revenues and rights of every description;

                  (iv) an "AUTHORISATION" includes an authorisation, consent, approval, resolution, licence, exemption, filing or registration;

                  (v) "CONTROL" means the power to direct the management and policies of an entity, whether through the ownership of voting capital, by contract or otherwise;

                  (vi) references to "INDEBTEDNESS" shall be construed so as to include any obligation or liability (whether present or future, actual or contingent) for the payment or repayment of money;

                  (vii) a "MONTH" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that calendar month;

                  (viii) an amount "OUTSTANDING" under or in respect of the Advance at any time is the principal amount thereof from time to time outstanding;

                  (ix) a "REGULATION" includes any regulation having the force of law and/or, rule, official directive or guideline (whether or not having the force of law) having authority to regulate banking activity in Poland or any other jurisdiction through which a Bank makes its participation in the Advance available or in which a Bank or its Holding Company is located or incorporated; or

                  (x) a provision of law is a reference to that provision as amended or re-enacted;

                  (xi) a Clause or a Schedule is a reference to a clause of or a schedule to this Agreement;

                  (xii)    a person includes its successors and assigns;

                  (xiii) a Transaction Document or another document is a reference to that Transaction Document or other document as amended;

                  (xiv) the contents page of, and headings in, this Agreement are for convenience only and shall be ignored in construing this Agreement; and

                  (xv) unless the contrary intention appears, a time of day is a reference to London time.

         (b) Unless the contrary intention appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

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

2.       FACILITY AND RELATED MATTERS

2.1      Facility

         Subject to the terms of this Agreement, the Banks agree to make available to the Borrower a term facility where the aggregate principal amount of the Utilisation made shall not exceed the Total Commitments in effect from time to time. The facility will be made available in a euro term tranche which shall be available for one drawing in euro where the aggregate principal amount of the Utilisation made shall not exceed the Total Commitments (being as at the date of this Agreement
         (euro) 28,000,000).

2.2      Nature of the Banks' rights and obligations

         (a) No Bank is obliged to participate in the making of the Utilisation if to do so would cause its participation in the Utilisation to exceed its Commitment.

         (b) The obligations of each Bank under this Agreement are several. The failure of a Bank to carry out its obligations under this Agreement shall not relieve any other party of its obligations under any Finance Document. No Finance Party shall be responsible for the obligations of any other Finance Party under the Finance Documents.

         (c) The rights of a Finance Party under the Finance Documents are divided rights. Each Finance Party may, except as otherwise stated herein, separately enforce those rights.

         (d) Nothing in this Agreement constitutes a partnership between the Finance Parties.

3.       PURPOSE AND RESPONSIBILITY

3.1      Purpose

         The proceeds of the Utilisation shall be applied in or towards the funding of approximately one-third of the UMTS Licence Initial Instalment due on 30 March, 2001.

3.2      Responsibility

         Without prejudice to the terms of this Agreement, none of the Finance Parties shall be bound to enquire as to the use or application of the proceeds of the Utilisation, nor shall any of them be responsible for or for the consequences of such use or application.

4.       CONDITIONS PRECEDENT

4.1      Conditions Precedent to Utilisation

         The obligations of each Finance Party to the Borrower under this Agreement with respect to the making of the Utilisation are subject to the conditions precedent that the Agent has received all of the documents listed in Schedule D in the agreed form and that on both the date of the Request and on the Utilisation Date:

         (a) no Default is outstanding or might result from the Utilisation;

         (b)      the representations and warranties in Clause 18
                  (Representations and Warranties) to be repeated on those dates are correct in all material respects and will be correct in all material respects immediately after the making of the Utilisation; and

         (c) the Agent shall be reasonably satisfied that the banks party to the Main Facility Agreement have made or will make on or prior to the date of such Utilisation Advances (as defined

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

                  therein) in an amount of approximately two-thirds of the aggregate amount of the UMTS Licence Initial Instalment then due.

5.       ADVANCES

5.1      Delivery of Request

         The Borrower may request the Utilisation if the Agent receives a duly completed Request by not later than 10.00 a.m. Luxembourg time on the Utilisation Date. The Request is irrevocable. The Borrower may not deliver more than one Request under this Agreement.

5.2      Form of Request

         (a) The Request will not be regarded as having been duly completed unless it specifies:

                  (i) the amount of the proposed Utilisation which shall not exceed (euro) 28,000,000;

                  (ii) the details of the bank and account to which the proceeds of the proposed Advance are to be made available.

         (b)      The Request must specify one Utilisation only.

5.3      Participations in the Advance

         The amount of each Bank's participation in the Advance shall be the proportion which the undrawn and uncancelled amount of its Commitment bears to the undrawn and uncancelled amount of the Total Commitments.

6.       [INTENTIONALLY OMITTED]

7.       REPAYMENT

         (a) The Borrower will repay the Utilisation in full on the Initial Maturity Date or, if the Conversion shall have been consummated in accordance with paragraph (b) below, the Final Repayment Date.

         (b) Subject to the satisfaction of the condition set forth below in this paragraph (b), the maturity of the Advance outstanding hereunder on the Initial Maturity Date shall be extended to the Final Repayment Date (all such extensions being, collectively, the "CONVERSION"). Any accrued and unpaid interest on the Advance immediately prior to giving effect to the Conversion shall be due and payable on the Initial Maturity Date. The consummation of the Conversion shall be subject to the condition that the Conversion would not violate the terms of any injunction, decree, order or judgment entered by a court of competent jurisdiction.

         (c) To the extent that a participation in the Advance has been exchanged for Exchange Securities pursuant to the Side Agreement, the indebtedness evidenced by such participation shall no longer be deemed to be outstanding hereunder but shall instead be outstanding under such Exchange Securities.

8.       PREPAYMENT

8.1      Prohibition

         The Borrower may not prepay all or any part of the Advance except as expressly provided in this Agreement.

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

8.2      Voluntary prepayment of the Advance

         (a) Subject to paragraph (c) below, the Borrower, on giving not less than five days prior written notice to the Agent (which shall promptly give notice of the same to the Banks) specifying, inter alia, the amount and date for prepayment may prepay the Advance without penalty on the Interest Date applicable to the Advance (or, subject to Clause 24 (Indemnities), at any other time) in whole or in part.

         (b) Any prepayment of part of the Advance shall be in a minimum amount of (euro) 5,000,000 or an integral multiple of (euro) 5,000,000 in excess thereof or, if different, the entire amount thereof.

         (c) Any such prepayment shall be applied pro rata against the participations of the Banks in the Advance prepaid.

8.3      Mandatory prepayment of the Advance

         (a) Upon the issuance by the Borrower or any of its Subsidiaries of Subordinated Debt (whether pursuant to the High Yield Debt Documents or otherwise) or equity, the Borrower will, on the date of receipt of the proceeds of such issuance by the Borrower or any of its Subsidiaries, prepay the Advance in full.

         (b) In the event that the banks under the Main Facility Agreement or under the Supplemental Facility Agreement require that, in connection with the UMTS Licence Initial Instalment due on 31 March, 2001 or 29 June, 2001, the Borrower is required to fund one-third of such UMTS Licence Initial Instalment with capital contributions or Shareholder Loans from one or more of the Shareholders, the Borrower will, on the date of receipt of the proceeds of such capital contributions or Shareholder Loans, prepay the Advance in full.

         (c)      (i)      if a Change of Control referred to in sub-paragraph
                           (a) or (b) of the definition thereof occurs, the Borrower will prepay the Advance in full not later than 30 days after receipt of a notice from the Agent requesting such prepayment;

                  (ii) on the 30th day after the occurrence of a Change of Control referred to in sub-paragraph (c) or (d) of the definition thereof, the Borrower will prepay the Advance in full;

                  (iii) the Borrower shall notify the Agent of the occurrence of any Change of Control promptly after becoming aware thereof.

8.4      [INTENTIONALLY OMITTED]

8.5      General provisions relating to prepayment

         (a) Any notice of prepayment given under this Agreement shall be irrevocable, and the Borrower shall be bound to prepay in accordance with such notice.

         (b) Amounts repaid or prepaid in respect of the Advance may not be reborrowed hereunder.

         (c) Any repayment or prepayment of the Advance under any provision of this Agreement shall be made together with interest and fees accrued on the amount repaid or prepaid and any amount which becomes due and payable as a result of that repayment or prepayment pursuant to Clause 24 (Indemnities).

         (d) Notwithstanding anything to the contrary contained in this Clause 8, the Borrower shall not be required to make any prepayment hereunder, if at such time a NBP Permit is required by applicable law in order to make such prepayment, unless and until it has received a NBP


                                       21
--------------------------------------------------------------------------------

                  Permit, provided, however, that the Borrower shall, for so long as such prepayment may not be and is not made, promptly on the date on which prepayment would otherwise be required hereunder but for the operation of this paragraph (d) deposit into such interest-bearing euro account or accounts in the name and sole control of the Agent as the Agent may specify an amount of euro equal to the amount of such prepayment until such time as such prepayment is made.

9.       INTEREST PERIODS

9.1      Selection and agreement

         The duration of each Interest Period for the Advance shall be one month.

9.2      Duration

         (a) Each Interest Period for the Advance shall commence on the expiry of its immediately preceding Interest Period.

         (b) If any Interest Period for the Advance would otherwise end on a day which is not a Business Day, such Interest Period shall end instead on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

9.3      Notification

         The Agent will notify the Banks participating in the Advance and the Borrower of the rate of interest of each Interest Period relating to the Advance promptly after ascertaining the same.

10.      INTEREST

10.1     Rate

         The rate of interest applicable to the Advance for each Interest Period applicable to it shall be the rate per annum determined by the Agent to be the aggregate of:

         (a)      the Applicable Margin;

         (b)      EURIBOR on the Rate Fixing Day therefor; and

         (c)      the Additional Costs Rate.

10.2     Due dates

         Save as otherwise provided in this Agreement, accrued interest on the Advance is payable by the Borrower on the last day of each Interest Period for the Advance.

10.3     Default interest

         (a) If the Borrower fails to pay any amount payable by it under the Finance Documents, it shall, forthwith on demand by the Agent pay interest on the overdue amount from the due date up to the date of actual payment, as well after as before judgment, at a rate (the "DEFAULT rate") determined by the Agent to be two per cent. per annum above the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted an Advance in the currency of the overdue amount for such successive Interest Periods of such duration as the Agent may determine (each a "DESIGNATED INTEREST PERIOD") or if of principal, if such due date falls during an Interest Period, the rate on the overdue amount under Clause 10.1 (Rate) immediately before the due date during such Interest Period.

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

         (b) The default rate will be determined by the Agent two Target Days before the first day of the relevant Designated Interest Period, as appropriate.

10.4     Notification

         The Agent shall promptly notify the Borrower and the Banks of the determination by the Agent of a Designated Interest Period and a default rate of interest under this Agreement.

10.5     Margin adjustment

         (a) The Applicable Margin will be 4.0 per cent. per annum unless adjusted in accordance with this Clause 10.5.

         (b)      (i)      Upon the one-month anniversary of the funding of the
                           Utilisation, the Applicable Margin will increase to
                           5.0 per cent. per annum.

                  (ii) Upon the two month anniversary of the funding of the Utilisation, the Applicable Margin will increase to
                           6.0 per cent. per annum.

                  (iii) Upon the three month anniversary of the funding of the Utilisation, the Applicable Margin will increase to 7.0 per cent. per annum and, thereafter, on every three month anniversary thereof, the Applicable Margin shall increase by an additional 3.0 per cent. per annum, provided, however, that in no event shall the sum of EURIBOR for any applicable Interest Period plus the Applicable Margin exceed the Interest Cap in effect two Target Days before the first day of such Interest Period.

11.      [INTENTIONALLY OMITTED]

12.      [INTENTIONALLY OMITTED]

13.      PAYMENTS

13.1     Place

         All payments by the Borrower or a Bank under the Finance Documents shall be made to the Agent to its account at such office or bank in any financial centre in which payment in Euro can be effected as it may notify to the Borrower or that Bank for this purpose. Notwithstanding the above, all payments by the Borrower to the Lead Arranger under Clauses 26 (Fees) and 27 (Expenses) shall be made direct to the Lead Arranger in the manner agreed by the Lead Arranger and the Borrower. Payments by Banks to the Agent shall be made prior to 10.00 a.m. Warsaw time on the date such payment is due.

13.2     Funds

         Payments under the Finance Documents to the Agent shall be made in Euro for value on the due date at such times and in such funds as the Agent may specify to the Party concerned as being customary at the time for the settlement of transactions in Euro in the place for payment.

13.3     Distribution

         (a) Each payment received by the Agent under the Finance Documents for another Party shall, subject to paragraph (b) below, be made available by the Agent to that Party by payment (on the date and in the currency and funds of receipt) to its account with such office or bank in any financial centre in which payment in Euro can be effected as it may notify to the Agent for this purpose by not less than five Business Days' prior notice.

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

         (b) Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that Party until it has established that it has actually received that sum. The Agent may, however, assume that the sum has been paid to it in accordance with this Agreement, and, in reliance on that assumption, make available to that Party a corresponding amount. If the sum has not been made available but the Agent has paid a corresponding amount to another Party, that Party shall forthwith on demand by the Agent refund the corresponding amount together with interest on that amount from the date of payment to the date of receipt, calculated at a rate determined by the Agent to reflect its cost of funds.

13.4     Currency

         All amounts payable under the Finance Documents are payable in Euro.

13.5     Set-off and counterclaim

         All payments made by the Borrower under the Finance Documents shall be made without set-off or counterclaim.

13.6     Non-Business Days

         (a) If a payment under the Finance Documents is due on a day which is not a Business Day, the due date for that payment shall instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

         (b) During any extension of the due date for payment of any principal under this Agreement interest is payable on that principal at the rate payable on the original due date.

13.7     Partial payments

         If the Agent receives a payment insufficient to discharge all the amounts then due and payable by the Borrower under the Finance Documents, the Agent shall apply that payment towards the obligations of the Borrower under the Finance Documents in accordance with Clause
         31.2 (Application of payments).

14.      TAXES

         (a) All payments by the Obligors under the Finance Documents shall be made without any deduction and free and clear of and without deduction for or on account of any Taxes, except to the extent that the payor is required by law to make payment subject to any Taxes. Subject to paragraph (b) below, if any Tax or amounts in respect of Tax must be deducted, or any other deductions must be made, from any amounts payable or paid by an Obligor, or paid or payable by the Agent to a Finance Party, under the Finance Documents, that Obligor shall pay at the same time, or promptly upon notification by the Agent where the deduction has been made by the Agent, such additional amounts as may be necessary to ensure that the relevant Bank receives a net amount equal to the full amount which it would have received had payment not been made subject to Tax or any other deduction.

         (b) An Obligor is not obliged to pay any additional amount pursuant to paragraph (a) above (i) in respect of any deduction which would not have been required if, upon reasonable written request of such Obligor to the Agent and the relevant Finance Party, the relevant Finance Party had completed a tax residence certificate confirmed or issued by the applicable tax authority of each Finance Party, a declaration, claim, exemption or other applicable form which it was, at the time of such request, lawfully able to complete and which did not require disclosure of information which the relevant Finance Party reasonably considered to be confidential or (ii) in respect of any Tax on overall net income of a Bank (or the overall net income of a division

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

                  or branch of the Bank) imposed in the jurisdiction in which its principal office or Facility Office is situated.

         (c)      If:

                  (i) on the Signing Date, any Bank which is a Party on the Signing Date is not a Qualifying Bank; or

                  (ii) after the Signing Date, a Bank ceases to be a Qualifying Bank, other than as a result of the introduction of, suspension, withdrawal or cancellation of, or change in, or change in the official interpretation, administration or official application of, any law, regulation having the force of law, tax treaty or any published practice or published concession of the Polish tax authorities or any other relevant taxing or fiscal authority in any jurisdiction with which the relevant Bank has a connection, occurring after the Signing Date; or

                  (iii) on the date of any transfer under Clause 30.2 (Transfers by Banks), a New Bank (as such term is defined in that Clause) is not a Qualifying Bank,

                  then the Borrower shall not be liable to pay to that Bank under paragraph (a) above any amount in respect of Taxes levied or imposed by the Polish taxing authority or any taxing authority of or in Poland in excess of the amount it would have been obliged to pay if that Bank had been a Qualifying Bank.

         (d) If an Obligor makes a payment pursuant to paragraph (a) above for the account of any Bank and such Bank determines, in its sole discretion, that it has received or been granted a credit against, or relief or remission or repayment of, any Tax paid or payable by it (a "TAX CREDIT") which is attributable to that payment or the corresponding payment under the Finance Documents such Bank shall, to the extent that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to the Obligor such amount as the Bank acting in good faith determines to be attributable to such payments and which will leave the Bank (after such payment) in no better or worse position than it would have been if the Obligor had not been required to make any deduction or withholding.

         (e) Nothing in this Clause 14 shall interfere with the right of a Bank to arrange its tax affairs in whatever manner it thinks fit and, without limiting the foregoing, no Bank shall be under any obligation to claim a Tax Credit or to claim a Tax Credit in priority to any other claims, relief, credit or deduction available to it. Notwithstanding any other provision of this Clause 14, no Bank shall be obliged to disclose any information relating to its tax affairs or any computations in respect thereof.

         (f)      Each Obligor shall:

                  (i) pay when due all Taxes required by law to be deducted or withheld by it from any amounts paid or payable under the Finance Documents;

                  (ii) within 30 days of the payment being made, deliver to the Agent for the relevant Finance Party evidence satisfactory to that Finance Party (including all relevant Tax receipts within 30 days or if later, as soon as they are available) that the payment has been duly remitted to the appropriate authority; and

                  (iii) forthwith on demand indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of the non-payment of those Taxes.

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

         (g) Each Bank represents to the Agent that, in the case of a Bank which is a Bank on the Signing Date and, in the case of a Bank which becomes a Bank after the date of this Agreement, on the date it becomes a Bank, in relation to the Facilities, it is:

                  (i)      either:

                           (A) not resident in the United Kingdom for United Kingdom tax purposes; or

                           (B) a bank as defined in section 840A of the Income and Corporation Taxes Act 1988 and resident in the United Kingdom; and

                  (ii) beneficially entitled to the principal and interest payable by the Agent to it under this Agreement;

                  and, if it is able to make those representations on the Signing Date or the date it becomes a Bank, shall forthwith notify the Agent if either representation ceases to be correct.

15.      MARKET DISRUPTION

15.1     Disruption events

         If, in relation to the Advance and any Interest Period relative thereto, the Agent has received notification from a Bank or Banks whose participations in such Advance constitute at least forty per cent. (40%) by value of such Advance that by reason of circumstances affecting the European interbank market:

         (a) deposits in Euro for such Advance for the same period as such Interest Period are not available to them in the interbank market in sufficient amounts in the ordinary course of business to fund their respective participations in such Advance for such Interest Period, or

         (b) whilst such deposits are so available, the cost of such deposits exceeds such Bank's or Banks' cost of funds as determined in relation to such Advance for such Interest Period,

         the Agent shall promptly give written notice of such determination or notification to the Borrower and each of the Banks and each Bank which is affected by the circumstances described in this Clause 15.1 shall be an "AFFECTED BANK".

15.2     Effect

         After the giving of any notice by the Agent pursuant to Clause 15.1 (Disruption events) to the effect that it has received notification in accordance with Clause 15.1 (Disruption events):

         (a) each Bank which is not an Affected Bank shall be obliged to participate in the Advance to which such notification relates; and

         (b) each Affected Bank, other than an Affected Bank to which funds are not reasonably available, shall be obliged to participate in the Advance to which the notification relates subject to Clause 15.3 (Negotiation and Substitute Basis).

15.3     Negotiation and Substitute Basis

         (a) During the period of 30 days (the "30 DAY PERIOD") after the giving of any notice by the Agent pursuant to Clause 15.1 (Disruption events), the Agent (in consultation with the Banks) shall negotiate with the Borrower in good faith with a view to ascertaining whether a substitute basis (a "SUBSTITUTE BASIS") may be agreed for the making and/or the maintaining of the Advance by the Banks to which such notice by the Agent related for the current Interest Period relative to

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

                  the Advance. If a Substitute Basis is agreed by all the Banks and the Borrower, such Substitute Basis shall apply in accordance with its terms from the commencement of the next Interest Period relating to the Advance. The Agent shall not agree any Substitute Basis on behalf of any Bank without the prior consent of that Bank.

         (b) From the beginning of the 30 Day Period to the commencement of the next Interest Period relating to the Advance, each Affected Bank's participation in the outstanding Advance to which such notification related shall bear interest during the Interest Period therefor until and unless such Substitute Basis is agreed, at the Applicable Margin plus the rate certified by such Affected Bank to be its cost of funds (from such source as it may reasonably select) for such Interest Period.

         (c) If the Agent and the Borrower fail to agree on a Substitute Basis within 30 days from the date of such notice the Agent shall determine the rate of interest to apply to each Affected Bank's participation in the then existing Advance during such Interest Period by reference to the Applicable Margin plus the cost to such Affected Bank of funding the portion of the Advance scheduled to be outstanding during such Interest Period from whatever sources it reasonably selects out of those sources then available to it.

16.      INCREASED COSTS

16.1     Increased costs

         (a) Subject to Clause 16.2 (Exceptions), the Borrower shall forthwith on demand by a Bank through the Agent pay to that Bank, the amount of any increased cost incurred by it or any of its Holding Companies as a result of:

                  (i) the introduction of, or any change in, or any change in the interpretation or application of, any law or regulation applicable to a whole class of financial institutions of which that Bank is one; or

                  (ii) compliance with any regulation made after the date of this Agreement,

                  including any law or regulation relating to Taxation, change in currency of a country or reserve asset, special deposit, cash ratio, liquidity or capital adequacy requirements or any other form of banking or monetary control.

         (b)      In this Agreement "INCREASED COST" means:

                  (i) an additional cost incurred by a Bank or any of its Holding Companies as a result of it having entered into, or performing, maintaining or funding its obligations under, any Finance Document; or

                  (ii) that portion of an additional cost incurred by a Bank or any of its Holding Companies in making, funding or maintaining all or any advances comprised in a class of advances formed by or including that Bank's participations in the Advance made or to be made under this Agreement as is attributable to that Bank making, funding or maintaining those participations; or

                  (iii) a reduction in any amount payable to a Bank or any of its Holding Companies or the effective return to a Bank or any of its Holding Companies under this Agreement or (to the extent that it is attributable to this Agreement) on its capital; or

                  (iv) the amount of any payment made by a Bank or any of its Holding Companies, or the amount of any interest or other return foregone by a Bank or any of its Holding

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

                           Companies, calculated by reference to any amount received or receivable by that Bank or any of its Holding Companies from any other Party under this Agreement.

16.2     Exceptions

         Clause 16.1 (Increased costs) does not apply to any increased cost:

         (a) compensated for by the operation of Clause 14 (Taxes) or the payment of the Additional Costs Rate; or

         (b) attributable to any Tax on Overall Net Income of a Bank (or the overall net income of a division or branch of the Bank) imposed in the jurisdiction in which its principal office or Facility Office is situate; or

         (c) of which the relevant Finance Party was aware more than 90 days prior to notifying the Borrower thereof with a computation of the relevant cost; or

         (d) arising directly out of the implementation by the applicable authorities having jurisdiction over such Bank and/or its Facility Office of the matters set out in the statement of the Basle Committee on Banking Regulations and Supervisory Practices dated July, 1988 and entitled "International Convergence of Capital Measurement and Capital Standards", or the directives of the European Council (as amended or supplemented prior to the Signing Date) of 17th April, 1989 on the own funds of credit institutions (89/229/EEC) and of 18th December, 1989 on the solvency ratio for credit institutions (89/647/EEC), in each case to the extent and according to the timetable provided therein.

17.      ILLEGALITY AND MITIGATION

17.1     Illegality

         If it is or becomes unlawful in any jurisdiction for a Bank to give effect to any of its obligations as contemplated by this Agreement or to fund or maintain its participation in the Advance, then:

         (a)      that Bank may notify the Borrower through the Agent; and

         (b)      if that Bank so notifies the Borrower (through the Agent),

                  (i) the Borrower shall prepay the participations of that Bank in the Advance; and

                  (ii)     the Commitments of that Bank shall be cancelled,

                  in each case forthwith or if later, the latest date permitted by applicable law as notified to the Borrower by such Bank through the Agent.

17.2     Mitigation

         Notwithstanding the provisions of Clauses 14 (Taxes), 15.1 (Disruption events), 16.1 (Increased Costs) and 17.1 (Illegality), if in relation to a Bank or (as the case may be) the Agent circumstances arise which would result in:

         (a) any deduction, withholding or payment of the nature referred to in Clause 14 (Taxes); or

         (b) any market disruption of the nature referred to in Clause 15.1 (Disruption events); or

         (c) any increased cost of the nature referred to in Clause 16.1 (Increased Costs); or

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

         (d)      a notification pursuant to Clause 17.1 (Illegality),

         then without in any way limiting, reducing or otherwise qualifying the rights of such Bank or the Agent, such Bank shall promptly upon becoming aware of the same notify the Agent thereof (whereupon the Agent shall promptly notify the Borrower) and such Bank shall use all reasonable endeavours to transfer its participation in the Tranche and its rights hereunder and under the Finance Documents to another bank or Facility Office not affected by the circumstances having the results set out in (a), (b) or (c) above or otherwise take such reasonable steps as may be open to it to mitigate the effects of such circumstances but always taking into account that such Bank shall not be under any obligation to take any such action if, in its opinion, to do so would or might have a material adverse effect upon its business, operations or financial condition or would involve it in any unlawful activity or any activity that is contrary to its policies or any request, guidance or directive of any competent authority (whether or not having the force of law) or (unless indemnified to its reasonable satisfaction) would involve it in any significant expense or tax disadvantage.

18.      REPRESENTATIONS AND WARRANTIES

18.1     Representations and warranties

         The Borrower makes the representations and warranties set out in this Clause 18 to each of the Finance Parties.

18.2     Status

         (a) It is a limited liability company, duly incorporated and validly existing under the laws of Poland and each other Obligor is a corporation or limited liability company, duly incorporated and validly existing under the laws of the jurisdiction of its incorporation; and

         (b) each member of the Group has the power to own its assets and carry on its business as it is being conducted.

18.3     Powers and authority

         Each Obligor has the power to enter into and perform, and has taken all necessary action to authorise the entry into, performance and delivery of, the Finance Documents to which it is or will be a party and the transactions contemplated by those Finance Documents.

18.4     Legal validity

         Each Finance Document to which any Obligor is or will be a party constitutes, or when executed in accordance with its terms will constitute, its legal, valid and binding obligation enforceable in accordance with its terms subject to applicable insolvency and other laws affecting creditors' rights generally.

18.5     Authorisations

         (a) All authorisations required or the absence of which may prejudice the Finance Parties in connection with the entry into, performance, validity and enforceability of the Finance Documents and the transactions contemplated by the Finance Documents have been obtained or effected and are in full force and effect.

         (b) The Borrower holds the GSM Licence, the DCS-1800 Licence and the UMTS Licence and each Obligor holds all Necessary Authorisations and has received no notice of proceedings relating to the revocation of the GSM Licence, the DCS-1800 Licence, the UMTS Licence or any other licence, certificate, franchise or permit, which individually or in the aggregate, if the subject of an unfavourable ruling or finding, would have a Material Adverse Effect.

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

18.6     Pari passu ranking

         Each Obligor's obligations under the Finance Documents rank and will rank at least pari passu with all its obligations under the High Yield Debt Documents referred to in sub-paragraphs (a), (c), (f) and (h) of the definition thereof (other than with respect to the escrow of interest required thereunder) except for obligations which are mandatorily preferred by law applying to companies generally.

18.7     Stamp duties

         No stamp or registration duty or similar Taxes or charges are payable in Poland, the Netherlands, Luxembourg or England in respect of any Finance Document.

18.8     Immunity

         (a) The execution by each Obligor of each Finance Document to which it is or will be a party constitutes, and its exercise of its rights and performance of its obligations under each Finance Document will constitute, private and commercial acts done and performed for private and commercial purposes.

         (b) No Obligor will be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in Poland, the Netherlands, Luxembourg or England in relation to any Finance Document.

18.9     Non-conflict

         The entry into and performance by any Obligor of, and the transactions contemplated by, the Finance Documents do not and will not:

         (a) conflict with any law or regulation or judicial or official order with which such Obligor is required to comply; or

         (b) conflict with the constitutional documents of any member of the Group; or

         (c) conflict with any document which is binding upon any member of the Group or any asset of any member of the Group.

18.10    No default

         (a) No Default is outstanding or might result from the making of the Utilisation; and

         (b) no other event is outstanding which constitutes (or with the giving of notice or lapse of time might constitute) a default under any document which is binding on any member of the Group or any asset of any member of the Group to an extent or in a manner which could reasonably be expected to have a Material Adverse Effect.

18.11    Litigation

         No litigation, arbitration or administrative proceedings are current or, to its knowledge, pending or threatened, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

18.12    Accounts

         (a)      The Original Borrower Accounts:

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

                  (i) have been prepared in accordance with the Accounting Principles consistently applied; and

                  (ii) fairly represent the financial condition of the Borrower as at the date to which they were drawn up,

                  and there has been no material adverse change in the business, financial condition, operations or performance of the Group (taken as a whole) since the date to which those Accounts were drawn up.

         (b) The annual audited Accounts of the Group and each Principal Member of the Group most recently delivered to the Agent after the Original Borrower Accounts:

                  (i) have been prepared in accordance with the Accounting Principles consistently applied; and

                  (ii)     (A)      in the case of a Principal Member of the
                                    Group, fairly represent the financial
                                    condition of each Principal Member of the Group as at the date to which they were drawn up; and

                           (B) in the case of the Group, fairly represent the financial condition of the Group as at the date to which they were drawn up,

                  and no event has occurred which would have a Material Adverse Effect since the date those Accounts were drawn up.

18.13    Security Interests, Financial Indebtedness and Hedging Agreements

         No Security Interest exists over its or any of its Subsidiaries' assets other than those specified in Schedule E and those permitted under Clause 19.17 (Limitation on Liens). The Borrower and its Subsidiaries have no Financial Indebtedness other than that specified on Schedule H and that permitted under Clauses 19.12 (Limitation on Borrower Debt) and 19.18 (Limitation on Debt and Preferred Stock of Restricted Subsidiaries). The Borrower and its Subsidiaries are not party to any Hedging Agreements other than those specified on Schedule I and those permitted under Clauses 19.12 (Limitation on Borrower Debt) and 19.18 (Limitation on Debt and Preferred Stock of Restricted Subsidiaries).

18.14    Information

         (a) All Information provided to the Banks from time to time was true in all material respects at its date, all calculations made in any financial models in the Information have been made correctly and all expressions of opinion or intention and all forecasts and projections made by it (including any assumptions, forecasts and projections made in connection with the banking base case in the Information), if any, contained in the Information were arrived at after careful consideration, were fair and were based on reasonable grounds.

         (b) So far as it is aware after due and careful review and enquiry all factual information furnished by the Borrower or its advisors on which Information is based or which is referred to therein was true in all material respects as at its date.

         (c) The Information did not omit anything which is material in the context of the business and financial condition of the Borrower.

         (d) As at the Signing Date, nothing has occurred since the date of the Information relating to the Group and provided to the Banks prior to the Signing Date which renders the information

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

                  therein (as updated prior to the Signing Date) untrue or misleading in any material respect and which is material in the context of the business and financial condition of the Borrower.

18.15    Intellectual Property Rights

         (a) It (and each of its Subsidiaries) owns or has the legal right to use all the Intellectual Property Rights which are material to the conduct of the business of the Group taken as a whole or are required by it in order for it to carry on its business in all material respects as it is being conducted on the Signing Date and as far as it is aware it does not (nor do any of its Subsidiaries), in carrying on its business, infringe any Intellectual Property Rights of any third party in any way which would have a Material Adverse Effect.

         (b) None of the Intellectual Property Rights which are material in the context of the business of any member of the Group is, to its knowledge, being infringed nor, to its knowledge, is there any threatened infringement of those Intellectual Property Rights, by any third party which would have a Material Adverse Effect.

         (c) All registered Intellectual Property Rights owned by it (or any Subsidiary of it) and which are material to the conduct of the business of any member of the Group are subsisting and all actions (including payment of all fees) required to maintain the same in full force and effect have been taken, where lack of subsistence or failure to take any such action would have a Material Adverse Effect.

18.16    Environmental matters

         (a) It and its Subsidiaries (i) have obtained all requisite Environmental Licences required for the carrying on of its business as currently conducted and (ii) have at all times complied with the terms and conditions of such Environmental Licences and (iii) have at all times complied with all other applicable Environmental Laws, which in each such case, if not obtained or complied with, would have a Material Adverse Effect.

         (b) So far as it is aware after due enquiry, there is no Environmental Claim pending or threatened, against any member of the Group which is reasonably likely to be decided against that member of the Group and which if so decided would have a Material Adverse Effect.

         (c) So far as it is aware after due enquiry, no Dangerous Substance has been used, disposed of, generated, stored, transported, dumped, released, deposited, buried or emitted at, on, from or under any premises (whether or not owned, leased, occupied or controlled by any member of the Group and including any offsite waste management or disposal location utilised by any member of the Group) in circumstances where this would be reasonably likely to result in a liability on any member of the Group which would have a Material Adverse Effect.

18.17    Material Contracts

         (a) Each of the Material Contracts to which any Obligor is a party constitutes its legal, valid and binding obligation and is enforceable against it in accordance with its terms subject to applicable insolvency and other laws affecting creditors' rights generally, and all authorisations, approvals, consents, licences, exemptions, filings, registrations, recordings, notarisations, and other matters, official or otherwise, necessary in connection with the entry into, performance and validity by and in respect of that party and enforceability against that party have been obtained or effected and are in full force and effect.

         (b) Neither (i) it nor any member of the Group is in breach of any of its material obligations under any Licence, nor (ii) is it nor any member of the Group in breach of any of its obligations under any other Material Contract in a manner or to such an extent which would be reasonably likely to have a Material Adverse Effect.

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

         (c) There is no material dispute between any parties to the Material Contracts and there have been no material amendments to any Material Contract since the form provided to the Agent prior to the Signing Date.

18.18    Times for Making Representations and Warranties

         (a) The representations and warranties set out in this Clause 18 are made on the date of this Agreement.

         (b) The representations and warranties set out in Clauses 18.2 (Status), 18.3 (Powers and authority), 18.4 (Legal validity),
                  18.5 (Authorisations), 18.6 (Pari Passu Ranking), 18.8 (Immunity), 18.9 (Non-conflict), 18.10 (No default), 18.11 (Litigation), 18.12(b) (Accounts), 18.13 (Security Interests) and 18.17 (Material Contracts) are deemed to be repeated by the Borrower on the date of each Request, each Rollover Date and each Utilisation Date as if they had been given on such dates having regard to the facts and circumstances existing on such dates.

19.      UNDERTAKINGS

19.1     Duration

         The undertakings in this Clause 19 shall remain in force from the date of this Agreement and for so long as any amount is or may be outstanding under any Finance Document or any Commitment is in force. The capitalised terms used in Clauses 19.7 (Corporate Existence) to
         19.22 (Consolidation, Merger or Sale of Assets) shall have the meanings assigned to them in Schedule J (Covenant Definitions). Any capitalised term used in Clauses 19.7 (Corporate Existence) to 19.22 (Consolidation, Merger or Sale of Assets) and not otherwise defined in Schedule J (Covenant Definitions) shall have the meaning assigned to it in the first paragraph of this Agreement and Clause 1 (Interpretation).

19.2     NBP Permit

         The Borrower shall obtain the NBP Permit within 28 days from the Signing Date.

19.3     Notification of Default

         The Borrower shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon it becoming aware of its occurrence.

19.4     [INTENTIONALLY OMITTED]

19.5     [INTENTIONALLY OMITTED]

19.6     [INTENTIONALLY OMITTED]

19.7     Corporate Existence.

         Subject to Clause 19.22 (Consolidation, Merger or Sale of Assets) the Borrower shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the rights (charter and statutory) and franchises of the Borrower and each of its Subsidiaries; provided, however, that the Borrower shall not be required to preserve any such right or franchise if the Supervisory Board shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower and its Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Banks.

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

19.8     Maintenance of Properties.

         The Borrower shall cause all properties owned by it or any Restricted Subsidiary or used or held for use in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Clause
         19.8 shall prevent the Borrower from discontinuing the maintenance of any such properties if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of the business of the Borrower and the Restricted Subsidiaries as a whole and not disadvantageous in any material respect to the Banks.

19.9     Insurance.

         The Borrower shall maintain, and shall cause its Restricted Subsidiaries to maintain, insurance with carriers believed by the Borrower to be responsible, against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and coinsurance provisions, as the Borrower believes are customarily carried by similar businesses, of similar size, including as appropriate general liability, property and casualty loss and interruption of business insurance.

19.10    Statement as to Compliance.

         (a) The Borrower shall deliver to the Agent, within 120 days after the end of each fiscal year, an Officer's Certificate stating that in the course of the performance by the signer of its duties as an officer of the Borrower he would normally have knowledge of any Default and whether or not the signer knows of any Default that occurred during such period and if any specifying such Default, its status and what action the Borrower is taking or proposed to take with respect thereto. For purposes of this paragraph (a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Agreement.

         (b) When any Default has occurred and is continuing, or if the trustee of, or the holder of, any other evidence of Debt of the Borrower or any Subsidiary outstanding in a principal amount of $10 million or more gives any notice stating that an event of default (howsoever described) has occurred or takes any other action to accelerate such Debt or enforce any note therefor, the Borrower shall deliver to the Agent within five Business Days by registered or certified mail or by telegram or facsimile transmission an Officer's Certificate specifying such event, notice or other action, its status and what action the Borrower is taking or proposes to take with respect thereto.

19.11    SEC Reports.

         (a) The Borrower shall make available, upon request, to any Bank the information specified in Rule 144A(d)(4), unless the Borrower is subject to Section 13 or 15(d) of the Exchange Act at or prior to the time of such request.

         (b) If the Issuer, Holdings or the Borrower is subject to Section 13 or 15(d) of the Exchange Act, the Borrower shall file with the Agent and provide the Banks, within 15 days after filing with, or furnishing to, the SEC, which filing shall be made electronically and shall be made in a form prescribed by the SEC to allow it to be available via the SEC's Internet site at http.//www.sec.gov, or any successor electronic medium to such site, copies of their respective annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Borrower, the Issuer or Holdings is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or is required to furnish to the SEC pursuant to this Agreement.

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

         (c) Notwithstanding that the Borrower, Holdings or the Issuer may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Borrower shall continue to file with, or furnish to, which filing shall be made electronically and shall be made in a form prescribed by the SEC to allow it to be available via the SEC's Internet site at http://www.sec.gov, the SEC and provide the Agent and the Banks: (i) within 90 days after the end of each fiscal year (or such shorter period as the SEC may in the future prescribe), annual reports on Form 20-F (or any successor form) containing the information required to be contained therein (or required in such successor form), (ii) within 45 days after the end of each of the first three fiscal quarters of each fiscal year (or such shorter period as the SEC may in the future prescribe), reports on Form 6-K (or any successor form) containing substantially the same information required to be contained in Form 10-Q (or required in any successor form) and (iii) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 6-K (or any successor form) containing substantially the same information required to be contained in Form 8-K (or any successor form).

19.12    Limitation on Borrower Debt.

         (a) The Borrower will not, directly or indirectly, Incur any Debt other than Permitted Debt unless after giving pro forma effect to the Incurrence of such Debt and any other Debt Incurred or repaid since the date of the most recently available quarterly or annual balance sheet and the receipt and application of the proceeds thereof, no Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and either (i) the ratio of (A) the aggregate consolidated principal amount of Debt of the Borrower and its Restricted Subsidiaries outstanding as of the most recent available quarterly or annual balance sheet, after giving pro forma effect to the Incurrence of such Debt and any other Debt Incurred or repaid since such balance sheet date and the receipt and application of the proceeds thereof, to (B) Adjusted Cash Flow for the four full fiscal quarters next preceding the Incurrence of such Debt for which consolidated financial statements are available, determined on a pro forma basis as if any such Debt had been Incurred and the proceeds thereof had been applied at the beginning of such four fiscal quarters, would be less than 5.0 to 1.0 or (ii) the Consolidated Capital Ratio as of the most recent available quarterly or annual balance sheet, after giving pro forma effect to the Incurrence of such Debt and any other Debt Incurred or repaid since such balance sheet date and the receipt and application of the proceeds thereof, is less than
                  2.0 to 1.0.

         (b)      "PERMITTED DEBT" is defined as follows:

                  (i) Debt Incurred pursuant to the Dollar Notes Parent Guarantees, the Existing Notes Guarantee, the Dollar Notes, the Euro Notes, the Euro Notes Parent Guarantee, the Euro Notes Holdings Guarantee and the Intercompany Receivables, and Refinancing Debt Incurred in respect thereof;

                  (ii) Debt Incurred under the Bank Credit Facility and any Qualified Debt Offering and Refinancing Debt Incurred in respect thereof, provided that the aggregate principal amount of all such Debt under the Bank Credit Facility and any Qualified Debt Offering and Refinancing Debt Incurred in respect thereof, together with all Debt of Restricted Subsidiaries Incurred under the Bank Credit Facility and any Qualified Debt Offering and Refinancing Debt Incurred in respect thereof, at any one time outstanding does not exceed DM 760 million, which amount shall be permanently reduced by the amount of (A) Scheduled Reductions and (B) repayments pursuant to the provisions of the Bank Credit Facility relating to the proceeds of Asset Sales not reinvested; provided, however, that the total reductions pursuant to sub-paragraphs (A) and (B) above shall not exceed DM 672 million;

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

                  (iii) Debt Incurred in respect of Capital Expenditure Debt and Refinancing Debt Incurred in respect thereof, provided that (i) the aggregate principal amount of such Debt does not exceed the Fair Market Value (on the date of such Incurrence) of the property or assets acquired or constructed (including the cost of design, development, construction, installation and integration thereof), (ii) the property or assets acquired or constructed are used in a Telecommunications Business and (iii) the aggregate principal amount outstanding of all Debt Incurred under this paragraph (b)(iii) and under paragraph (b) of Clause 19.18 (Limitation on Debt and Preferred Stock of Restricted Subsidiaries) does not exceed an amount equal to (w) $250.0 million plus (x) an amount equal to $30 million for each million persons resident in the coverage area of the GSM 1800 License, plus (y) an amount equal to (i) if the Borrower or any Subsidiary acquires a UMTS License, $40 million for each million persons resident in the coverage area of such UMTS License for the development of UMTS service minus (ii) the aggregate principal amount of debt Incurred pursuant to sub-paragraph (x) above, plus (z), if Minutes of Use exceed an average of 383 million per month for any four months in a consecutive six-month period through December 31, 2001, $3 for each such excess Minute of Use;

                  (iv) that percentage of Debt of the Borrower owing to and held by any Restricted Subsidiary that is equal to the percentage of the Borrower's direct or indirect ownership interest in such Restricted Subsidiary; provided, however, that (x) any subsequent issue or transfer of Capital Stock or other event that results in a reduction in the Borrower's direct or indirect ownership interest in such Restricted Subsidiary or
                           (y) any subsequent transfer of such Debt (except to the Borrower or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt by the Borrower in the following amounts:
                           (A) in the case of (x) above the full amount of such Debt if such Restricted Subsidiary does not remain a Restricted Subsidiary and otherwise the percentage of such Debt equal to the percentage reduction in the Borrower's direct or indirect ownership interest in such Restricted Subsidiary; and (B) in the case of
                           (y) above, the full amount of such Debt if it is not transferred to a Restricted Subsidiary and otherwise a percentage of such Debt equal to (X) the percentage of the Borrower's direct or indirect ownership interest in the Restricted Subsidiary that previously held such Debt less (Y) the percentage of the Borrower's indirect ownership interest in the Restricted Subsidiary to which such Debt is transferred;

                  (v) Debt (other than Debt permitted by sub-paragraphs (i) to (iv) or (viii) to (x) of this definition) in an aggregate principal amount outstanding at any time not to exceed $25.0 million;

                  (vi) Debt under Interest Rate Protection Agreements entered into by the Borrower for the purpose of limiting interest rate risk in respect of Debt of the Borrower or a Restricted Subsidiary in the ordinary course of the financial management of the Borrower and not for speculative purposes;

                  (vii) Debt under Currency Exchange Protection Agreements, provided that such Currency Exchange Protection Agreements were entered into by the Borrower for the purpose of limiting currency exchange rate risks directly related to transactions entered into in the ordinary course of business and not for speculative purposes;

                  (viii) Debt in connection with one or more standby letters of credit or performance bonds issued in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit;

                  (ix) Debt outstanding on the Issue Date and listed on Schedule H to the Dollar High Yield Indenture, and Refinancing Debt Incurred in respect thereof; and

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

                  (x)      Debt Incurred pursuant to the Finance Documents.

         (c) For purposes of determining the outstanding principal amount of any particular Debt Incurred pursuant to this Clause 19.12,
                  (i) Debt permitted by this Clause 19.12 need not be permitted solely by reference to one provision permitting such Debt but may be permitted in part by one such provision and in part by one or more other provisions of this Section permitting such Debt, (ii) in the event that Debt or any portion thereof meets the criteria of more than one of the types of Debt described in this Section, the Borrower, in its sole discretion, may classify or from time to time reclassify such Debt and shall only be required to include the amount of such Debt in one of such types and (iii) such amount shall be calculated without duplication (including without double counting the amount of any Guarantee of Debt otherwise permitted to be incurred hereunder).

         (d) For purposes of determining whether the principal amount of any Refinancing Debt permitted by this Clause 19.12 does not, in the event it is issued in a currency different from the currency in which the Debt being refunded or refinanced or paid at maturity ("REFINANCED DEBT") was issued, exceed the principal amount of the Refinanced Debt, the rate to be used shall be the spot rate for the purchase of the currency of the Refinanced Debt with the currency of the Refinancing Debt as published in the Wall Street Journal in the "Exchange Rates" column under the heading "Currency Trading" on the date two Business Days prior to such determination.

19.13    Limitation on Restricted Payments.

         The Borrower will not make, and will not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted
         Payment:

         (a) a Default or an Event of Default shall have occurred and be continuing;

         (b) the Borrower could not Incur at least $1.00 of additional Debt pursuant to sub-paragraphs (i) or (ii) of paragraph (a) of Clause 19.12 (Limitation on Borrower Debt); or

         (c) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) would exceed an amount equal to the sum of:

                  (i) the remainder of (x) Adjusted Cash Flow for the period (treated as one accounting period) from the Issue Date to the end of the Borrower's most recent fiscal quarter ending at least 45 days prior to the date of such proposed Restricted Payment less (y) the product of 1.75 times the sum of (x) Adjusted Interest Expense plus (y) Adjusted Foreign Debt FX Losses for such period;

                  (ii)     Capital Stock Sale Proceeds;

                  (iii) the amount by which Debt (other than Subordinated Obligations) of the Borrower or any Restricted Subsidiary is reduced on the Borrower's balance sheet upon the conversion or exchange (other than by a Subsidiary) subsequent to the Issue Date of any Debt of the Borrower or any Restricted Subsidiary convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Borrower (less the amount of any cash or other Property distributed by the Borrower or any Restricted Subsidiary upon such conversion or exchange);

                  (iv) an amount equal to the sum of (i) the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances or other transfers of assets, in each case to the Borrower or any Restricted Subsidiary from

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

                           Unrestricted Subsidiaries, and (ii) the portion (proportionate to the Borrower's equity interest in such Subsidiary) of the Fair Market Value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made (and treated as a Restricted Payment) by the Borrower or any Restricted Subsidiary in such Unrestricted Subsidiary; and

                  (v)      $10.0 million.

                  Notwithstanding the foregoing limitation, the Borrower may:

         (a) pay dividends on its Capital Stock within 60 days of the declaration thereof if, on said declaration date, such dividends could have been paid in compliance with this Agreement; provided, however, that at the time of such payment of such dividend, no Default or Event of Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

         (b) redeem, repurchase, defease, acquire or retire for value, any Subordinated Obligation with the proceeds of any Refinancing Debt; provided, however, that such redemption, repurchase, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments; and

         (c) acquire, redeem or retire Capital Stock of the Borrower or Subordinated Obligations of the Borrower by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Borrower (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Borrower or an employee stock ownership plan or to a trust established by the Borrower or any of its Subsidiaries for the benefit of their employees); provided, however, that (A) such acquisition, redemption or retirement shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from the calculation of the amount of Capital Stock Sale Proceeds.

19.14    Limitation on Restrictions on Distributions from Restricted
         Subsidiaries.

         The Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

         (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or any other interest in or participation in or measured by its profits, or pay any Debt or other obligation owed, to the Borrower or a Restricted Subsidiary;

         (b) make any loans or advances to the Borrower or a Restricted Subsidiary; or

         (c) transfer any of its property or assets to the Borrower or a Restricted Subsidiary.

         The foregoing limitation shall not apply:

         (A)      to encumbrances and restrictions:

                  (i) in existence under or by reason of any agreements (not otherwise described in sub-paragraph (A)(iii) below) in effect on the Issue Date;

                  (ii) relating to Debt of a Restricted Subsidiary and existing at such Restricted Subsidiary at the time it became a Restricted Subsidiary if such encumbrance or restriction was

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

                           not created in connection with or in anticipation of the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Borrower;

                  (iii)    set forth in the Bank Credit Facility;

                  (iv) applicable to a Restricted Subsidiary that is contained in an agreement or instrument governing or relating to Senior Debt, provided that the provisions of such agreement do not prevent (other than following an event of default on such Senior Debt) the payment of interest and mandatory payment or mandatory prepayment of principal pursuant to the terms of this Agreement, but provided further that such agreement may nevertheless contain customary net worth, leverage, invested capital and other financial covenants, customary covenants regarding the merger of or sale of all or any substantial part of the assets of the Borrower or any Restricted Subsidiary, customary restrictions on transactions with Affiliates, and customary subordination provisions governing Debt owed to the Borrower or any Restricted Subsidiary; or

                  (v) which result from the renewal, refinancing, extension or amendment of an agreement referred to in sub-paragraphs (A)(i), (ii) or (iii) above or in
                           (B)(i) or (ii) below, provided, such encumbrance or restriction is no less favorable in any material respect, taken as a whole, to the Banks than those under the agreement evidencing the Debt so renewed, refinanced, extended or amended, as determined in good faith by the Management Board and evidenced by a Board Resolution; and

         (B)      with respect only to paragraph (c) of this Clause 19.14, to:

                  (i) any encumbrance or restriction relating to Debt that is permitted to be Incurred pursuant to the provisions described in Clause 19.12 (Limitation on Borrower Debt) or Clause 19.18 (Limitation on Debt and Preferred Stock of Restricted Subsidiaries) and secured pursuant to the provisions of Clause 19.17 (Limitations on Liens);

                  (ii) any encumbrance or restriction in connection with an acquisition of Property, so long as such encumbrance or restriction relates solely to the Property so acquired and was not created in connection with or in anticipation of such acquisition;

                  (iii) customary provisions of leases and customary provisions in other agreements that restrict assignment of such agreements or rights thereunder;

                  (iv) customary restrictions contained in asset sale agreements limiting the transfer of such Property pending the closing of such sale;

                  (v) any encumbrance or restriction existing by reason of a customary merger or acquisition agreement for the purchase or acquisition of the stock or assets of the Borrower or any of its Subsidiaries by another Person;

                  (vi) customary restrictions contained in operating leases for real property and restricting only the transfer of such real property or effective only upon the occurrence and during the continuance of a default in the payment of rent;

                  (vii) any encumbrance or restriction arising as the result of applicable law or regulation; or

                  (viii) any restriction or encumbrance that may be imposed by governmental licenses, franchises or permits.

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

19.15    Limitation on Asset Sales.

         (a) The Borrower shall not, and shall procure that no other member of the Group will, either in a single transaction or in a series of transactions whether related or not and whether voluntarily or involuntarily, sell, transfer, grant or lease or otherwise dispose of any of its assets.

         (b)      Paragraph (a) does not apply to:

                  (i) disposals made in the ordinary course of trading of the disposing entity;

                  (ii) disposals of non core assets of the Group on terms no less favorable to the Group than arm's-length terms where the consideration is received in Cash;

                  (iii) disposals of assets which are surplus, obsolete or redundant plant and equipment on terms no less favourable to the Group than on arm's length terms where the consideration is received in Cash;

                  (iv) disposal of assets in exchange for other assets comparable or superior as to type, value and quality;

                  (v) disposals of assets to become the subject of a Finance Lease permitted pursuant to Clause 19.26(a)(iv) (Financial Indebtedness) of the Main Facility Agreement for fair value;

                  (vi) disposals of assets to become the subject of a QTE Lease pursuant to Clause 19.26(a)(v) (Financial Indebtedness) of the Main Facility Agreement for fair value; or

                  (vii) disposal of assets on arm's length terms for Cash not otherwise permitted pursuant to (i) to (vi) (inclusive) above,

                           (A) the Net Proceeds of which, in the case of any single transaction or series of related transactions do not exceed the Euro Equivalent of (euro)500,000; and

                           (B) the Euro Equivalent of the Net Proceeds of which when aggregated with the Euro Equivalent of the Net Proceeds of all other such disposals in any annual Accounting Period do not exceed (euro)5,000,000.

19.16    Transactions with Affiliates.

         The Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly, conduct any business, enter into or permit to exist any transaction or series of related transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with any Affiliate of the Borrower (an "AFFILIATE TRANSACTION") unless (a) the terms of such Affiliate Transaction are (i) set forth in writing and (ii) no less favorable in any material respect, taken as a whole, to the Borrower or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Borrower or such Restricted Subsidiary, as determined in good faith by any Officer, (b) with respect to an Affiliate Transaction involving aggregate payments or the transfer of assets or provision of services, in each case having a value in excess of $5.0 million, (x) the Supervisory Board (including a majority of the disinterested members of the Supervisory Board) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with paragraph (a)(ii) of this paragraph as evidenced by a Board Resolution and (y) with respect to those transactions having a value in excess of $10.0 million, the Borrower obtains and provides to the Agent a written opinion from an Independent Appraiser to the effect that such Affiliate Transaction is fair, from a financial point of view, to the Borrower.

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

         Notwithstanding the foregoing limitation, the Borrower may enter into or suffer to exist the following:

                  (i) any transaction or series of transactions between the Borrower and a Restricted Subsidiary or between Restricted Subsidiaries;

                  (ii) any Restricted Payment permitted to be made pursuant to Clause 19.13 (Limitation on Restricted Payments);

                  (iii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Supervisory Board;

                  (iv) the payment of reasonable fees and provision of reasonable indemnities to directors and consultants of the Borrower and its Restricted Subsidiaries who are not employees of the Borrower or its Restricted Subsidiaries;

                  (v) loans and advances to employees made in the ordinary course of business and consistent with past practice of the Borrower or such Restricted Subsidiary, as the case may be, provided, that such loans and advances do not exceed $1.0 million in the aggregate at any one time outstanding;

                  (vi) transactions pursuant to the Existing Notes, Dollar Notes, the Registration Rights Agreement, the Intercompany Receivables or the Shareholders' Agreement;

                  (vii) transactions between the Borrower and its Subsidiaries entered into in connection with the Bank Credit Facility or the Finance Documents;

                  (viii) agreements in existence on the Issue Date and any renewal thereof, provided that any such renewal is on terms no less favorable in any material respect, taken as a whole, than the terms of any such existing agreement and provided that the Borrower will not, and will not permit any Restricted Subsidiary to, amend, modify or in any way alter the terms of any existing Affiliate agreements in a manner materially adverse to the Banks;

                  (ix) contracts that have been awarded to an Affiliate pursuant to which the Affiliate has granted the Borrower "most favored terms" pursuant to a competitive bid, provided that the Borrower certifies to the Agent that such contract complies with this subsection;

                  (x) agreements relating to the offer and sale of Capital Stock of the Borrower that the Management Board determines in good faith to be customary for such an offer and sale;

                  (xi) any employment agreement or employment arrangement entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business that is consistent with industry practice or approved by a majority of the disinterested members of the Supervisory Board; and

                  (xii) any guarantee or grant of collateral by the Borrower or a Restricted Subsidiary in connection with Senior Debt.

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

19.17    Limitation on Liens.

         The Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur any Lien (other than Permitted Liens) upon any of its Property, including any shares of Capital Stock or Debt of any Restricted Subsidiary, whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom, or assign or otherwise convey any right to receive income thereon unless it has made or will make effective provision whereby the indebtedness of the Borrower under the Finance Documents will be secured by such Lien equally and ratably with (or prior to) all other Debt of the Borrower or any Restricted Subsidiary secured by such Lien (subject to applicable priorities of payment); provided, however, that the Borrower may Incur other Liens to secure Debt as long as the amount of outstanding Debt secured by Liens Incurred pursuant to this proviso does not exceed 5% of Consolidated Net Tangible Assets, as determined based on the consolidated balance sheet of the Borrower as of the end of the most recent fiscal quarter ending at least 45 days prior thereto.

19.18    Limitation on Debt and Preferred Stock of Restricted Subsidiaries.

         The Borrower shall not permit any Restricted Subsidiary to, directly or indirectly, Incur any Debt or Preferred Stock except:

         (a) Debt Incurred under the Bank Credit Facility and any Qualified Debt Offering and Refinancing Debt Incurred in respect thereof, provided that the aggregate principal amount of all such Debt under the Bank Credit Facility and any Qualified Debt Offering and Refinancing Debt Incurred in respect thereof, together with all Debt of the Borrower Incurred under the Bank Credit Facility and any Qualified Debt Offering and Refinancing Debt Incurred in respect thereof, at any one time outstanding does not exceed DM 760 million, which amount shall be permanently reduced by the amount of (A) Scheduled Reductions and (B) repayments pursuant to the provisions of the Bank Credit Facility relating to the proceeds of Asset Sales not reinvested; provided, however, that the total reductions pursuant to (A) and (B) above shall not exceed DM 672 million;

         (b) Debt Incurred in respect of Capital Expenditure Debt and Refinancing Debt Incurred in respect thereof, provided that
                  (i) the aggregate principal amount of such Debt does not exceed the Fair Market Value of the property or assets acquired or constructed (including the cost of design, development, construction, installation or integration), (ii) the property or assets acquired or constructed are used in a Telecommunications Business and (iii) the aggregate principal amount outstanding of all Debt Incurred under this paragraph
                  (b) and under sub-paragraph (b)(iii) of Clause 19.12 (Limitation on Borrower Debt) does not exceed (w) $250.0 million plus (x) an amount equal to $30 million for each million persons resident in the coverage area of the GSM 1800 License, plus (y) an amount equal to (i) if the Borrower or any Subsidiary acquires a UMTS License, $40 million for each million persons resident in the coverage area of such UMTS License for the development of UMTS services minus (ii) the aggregate principal amount of Debt Incurred pursuant to clause
                  (x) above, plus (z), if Minutes of Use exceed an average of 383 million per month for any four months in a consecutive six-month period through December 31, 2001, $3 for each such excess Minute of Use;

         (c) that percentage of Debt of a Restricted Subsidiary owing to and held by any other Restricted Subsidiary that is equal to the percentage of the Borrower's direct or indirect ownership interest in such other Restricted Subsidiary; provided, however, that (x) any subsequent issue or transfer of Capital Stock or other event that results in a reduction in the Borrower's direct or indirect ownership interest in such Restricted Subsidiary or (y) any subsequent transfer of such Debt (except to the Borrower or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt by the issuer thereof in the following amounts: (A) in the case of (x) the full amount of such Debt if such Restricted Subsidiary does not remain a Restricted Subsidiary and otherwise the percentage of such Debt equal to the percentage reduction in the Borrower's direct or indirect ownership interest in such Restricted Subsidiary;

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

                  and (B) in the case of (y), the full amount of such Debt if it is not transferred to a Restricted Subsidiary and otherwise a percentage of such Debt equal to (X) the percentage of the Borrower's direct or indirect ownership interest in the Restricted Subsidiary that previously held such Debt less (Y) the percentage of the Borrower's indirect ownership interest in the Restricted Subsidiary to which such Debt is transferred;

         (d) Debt of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Borrower or otherwise became a Restricted Subsidiary (other than Debt Incurred as consideration in, or to provide all or any portion of the funds or credit support utilised to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary or was otherwise acquired by the Borrower), provided, however, that at the time such Restricted Subsidiary is acquired or otherwise became a Restricted Subsidiary of the Borrower, the Borrower would have been able to Incur $1.00 of additional Debt pursuant to sub-paragraphs
                  (i) or (ii) of paragraph (a) of Clause 19.12 (Limitation on Borrower Debt);

         (e) Debt under Interest Rate Protection Agreements entered into by such Restricted Subsidiary for the purpose of limiting interest rate risk in respect of Debt of the Borrower or a Restricted Subsidiary in the ordinary course of the financial management of such Restricted Subsidiary and not for speculative purposes;

         (f) Debt under Currency Exchange Protection Agreements, provided that such Currency Exchange Protection Agreements were entered into by such Restricted Subsidiary for the purpose of limiting currency exchange rate risks directly related to transactions entered into in the ordinary course of business and not for speculative purposes;

         (g) Debt in connection with one or more standby letters of credit or performance bonds issued in the ordinary course of business or pursuant to self-insurance obligations and, in each case, not in connection with the borrowing of money or the obtaining of advances or credit;

         (h) Debt or Preferred Stock outstanding on the Issue Date and listed on a Schedule I to the Dollar High Yield Indenture;

         (i) Debt Incurred pursuant to the Dollar High Yield Indenture, the Holdings Guarantee, the Euro Notes Holdings Guarantee or the Issuer Guarantees; and

         (j) Refinancing Debt Incurred in respect of Debt Incurred pursuant to the provisions of paragraphs (d), (h), and (i) of this Clause 19.18.

         (k) For purposes of determining the outstanding principal amount of any particular Debt Incurred pursuant to this Clause 19.18,
                  (i) Debt permitted by this Section 4.16 need not be permitted solely by reference to one provision permitting such Debt but may be permitted in part by one such provision and in part by one or more other provisions of this Clause permitting such Debt, (ii) in the event that Debt or any portion thereof meets the criteria of more than one of the types of Debt described in this Clause, the Borrower, in its sole discretion, may classify or from time to time reclassify such Debt and shall only be required to include the amount of such Debt in one of such types and (iii) such amount shall be calculated without duplication (including without double counting the amount of any Guarantee of Debt otherwise permitted to be incurred hereunder).

         (l) For purposes of determining whether the principal amount of any Refinancing Debt permitted by this Clause 19.18 does not, in the event it is issued in a currency different from the currency in which the Debt being refunded or refinanced or paid at maturity ("REFINANCED DEBT") was issued, exceed the principal amount of the Refinanced Debt, the rate to be used shall be the spot rate for the purchase of the currency of the Refinanced Debt with the currency of the Refinancing Debt as published in the Wall Street Journal in the "Exchange Rates" column

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

                  under the heading "Currency Trading" on the date two Business Days prior to such determination.

19.19    Limitation on Layered Debt.

         The Borrower will not, directly or indirectly, Incur any Debt if such Debt provides by its terms that it is subordinate or junior in ranking to any Senior Debt of the Borrower, unless such Debt is Senior Subordinated Debt or is expressly subordinated in right of payment to Senior Subordinated Debt provided, however, that nothing herein shall apply to (i) intercreditor agreements among creditors of the Borrower but to which the Borrower is not a party or (ii) agreements relating to priorities of payment or rights in respect of collateral among the Borrower and the banks or other financial institutions party to the Bank Credit Facility (or any Refinancing Indebtedness in respect thereof) and any related Hedging Obligations.

19.20    Restricted and Unrestricted Subsidiaries.

         (a) The Management Board may designate or redesignate any Subsidiary of the Borrower or any Restricted Subsidiary to be an Unrestricted Subsidiary if:

                  (i) the Subsidiary to be so designated does not own any Capital Stock, Redeemable Stock or Debt of, or own or hold any Lien on any property or assets of, the Borrower or any other Restricted Subsidiary;

                  (ii) the Subsidiary to be so designated is not obligated by any Debt, Lien or other obligation that, if in default, would result (with the passage of time or notice or otherwise) in a default on any Debt of the Borrower or any Restricted Subsidiary; and

                  (iii) either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) such designation is effective immediately upon such Subsidiary becoming a Subsidiary of the Borrower or of a Restricted Subsidiary.

                           Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Borrower or of any Restricted Subsidiary will be classified as a Restricted Subsidiary.

                           Except as provided in this paragraph (a), no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary. Any such designation by the Management Board will be evidenced to the Agent by promptly filing with the Agent a copy of the Board Resolution giving effect to such designation and an Officer's Certificate certifying that such designation complies with the foregoing provisions.

         (b) The Borrower shall not, and shall not permit any Unrestricted Subsidiary to, take any action or enter into any transaction or series of transactions that would result in a Person becoming a Restricted Subsidiary (whether through an acquisition, the redesignation of an Unrestricted Subsidiary or otherwise) unless after giving effect to such action, transaction or series of transactions, on a pro forma basis:

                  (i) the Borrower could Incur at least $1.00 of additional Debt pursuant to sub-paragraphs (i) or (ii) of paragraph (a) of Clause 19.12 (Limitation on Borrower
                           Debt);

                  (ii) such Restricted Subsidiary could then Incur pursuant to Clause 19.18 (Limitation on Debt and Preferred Stock of Restricted Subsidiaries) all Debt as to which it is obligated at such time; and

                  (iii) no Default or Event of Default would occur or be continuing.

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

19.21    The Subsidiaries.

         The Borrower shall ensure that the Issuer, Holdings and PTC International Finance B.V. each remains a Wholly Owned Subsidiary; provided, however, that nothing herein shall limit (i) the ability of the Borrower or Holdings to grant a security interest in the shares of the Issuer to secure Senior Debt, (ii) the rights of the holders of such Senior Debt to exercise their rights and remedies in respect thereof as long as the Surviving Person meets the requirements set forth in paragraphs (a) and (b) of Clause 19.22 (Consolidation, Merger or Sale of Assets) or (iii) a voluntary dissolution of the Issuer or merger of the Issuer into Holdings, or Holdings into the Borrower, solely for the purpose of permitting Holdings or the Borrower to assume all obligations in respect of the Dollar Notes and the Euro Notes as if it were the direct obligor with respect thereto and in which all the assets of the Issuer are transferred to Holdings or in which all of the assets of Holdings are transferred to the Borrower and no material payment or distribution is made to creditors.

19.22    Consolidation, Merger or Sale of Assets.

         (a) The Borrower shall not merge or consolidate with or into any other entity or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of its Property in any one transaction or series of transactions (other than a merger, amalgamation or consolidation of a Restricted Subsidiary into, or the transfer of all or any portion of the assets and liabilities of a Restricted Subsidiary to, the Borrower unless: (i) the Borrower shall be the surviving Person (the "SURVIVING PERSON") or the Surviving Person (if other than the Borrower) formed by such consolidation or merger or the Person to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organised and existing under the laws of Poland, the United States of America or a state thereof or the District of Columbia, Germany, France, The Netherlands, Luxembourg or the United Kingdom; (ii) the Surviving Person (if other than the Borrower) expressly assumes, by a supplemental agreement in form satisfactory to the Agent, executed and delivered to the Agent by such Surviving Person, the due and punctual payment of the obligations of the Borrower under the Finance Documents and the due and punctual performance and observance of all the covenants and conditions in the Finance Documents to be performed by the Borrower;
                  (iii) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all of the Borrower's Property, such Property shall have been transferred as an entirety or substantially as an entirety to one Person; (iv) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating any Debt which becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing; (v) immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any Debt which becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person or such Restricted Subsidiary at the time of such transaction or series of transactions), the Borrower or the Surviving Person (if it were the Borrower), as the case may be, would be able to Incur at least $1.00 of additional Debt under sub-paragraphs (i) or (ii) of paragraph (a) of Clause 19.12 (Limitation on Borrower Debt); and (vi) in connection with any consolidation, merger, transfer or other transaction contemplated by this provision, the Borrower shall deliver, or cause to be delivered, to the Agent, in form and substance reasonably satisfactory to the Agent, an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer or other transaction and the supplemental agreement in respect thereto comply with this provision and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with; provided, however, that the provisions of sub-paragraphs (iv) and (v) above shall not apply to a reorganisation of the Borrower, effected for the purpose of converting the Borrower to a spolka akcyjna (a joint stock company) in which the holders of the Borrower's Capital Stock before and after such reorganization remain unchanged.

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

         (b) A Surviving Person (other than the Borrower) satisfying the requirements of paragraph (a) above will succeed to, and be substituted for, and may exercise every right and power of the Borrower under this Agreement, and the predecessor Borrower (except in the case of a lease) will be released from the obligation to pay the principal of, and interest on, the Advances under this Agreement.

                  Nothing in this Clause 19.22 shall prevent any Restricted Subsidiary from consolidating with, merging into or transferring all or part of its properties and assets to the Borrower or any other Restricted Subsidiary.

20.      [INTENTIONALLY OMITTED]

21.      [INTENTIONALLY OMITTED]

22.      DEFAULT

22.1     Events of Default

         Each of the events set out in Clause 22.2 (Non-payment) to 22.20 (Material adverse change) is an Event of Default (whether or not caused by any reason outside the control of the Borrower or of any other person).

22.2     Non-Payment

         The Borrower does not pay on the due date any amount payable by it under any Finance Document at the place and in the funds expressed to be payable, except for any such amount which is unpaid due to technical delays in the transmission of funds which are beyond the control of the Borrower and which is paid in full within three Business Days of the due date for payment.

22.3     Breach of Obligations

         (a) There is any breach of the provisions of Clauses 19.3 (Notification of Default) 19.17 (Limitation on Liens) or
                  Section 3(b) of the Side Agreement.

         (b) There is any breach of Section 3(a) of the Side Agreement and either (i) such breach is unremedied for 14 days after the earlier of (A) the Borrower becoming aware of such breach and
                  (B) receipt by the Borrower of written notice from the Agent requiring the failure to be remedied, or (ii) the Majority Banks (acting reasonably) notify the Borrower that in their opinion such breach cannot or is not likely to be remedied within 14 days from the date of such notice.

         (c) Any Obligor fails to comply with any other provision of any Finance Document and, if such default is capable of remedy within such period, within 30 days after the earlier of the Obligor becoming aware of such default and receipt by the Obligor and (if different) the Borrower of written notice from the Agent requiring the failure to be remedied, that such Obligor fails to cure such default.

22.4     Misrepresentation/Breach of Warranty

         Any representation, warranty or statement made or repeated by the Borrower, any Obligor or any other party to a Finance Document (other than a Finance Party), in any Finance Document or in any certificate or statement delivered by or on behalf of any Obligor, other member of the Group or other party to a Finance Document (other than a Finance Party), under any Finance Document, is incorrect in any respect which is material when made or deemed to be made or repeated by reference to the facts and circumstances then subsisting.

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

22.5     Cross-payment default and cross-acceleration

         (a) Any amount in respect of Financial Indebtedness of a member of the Group is not paid when due; or

         (b) any Financial Indebtedness of a member of the Group is accelerated or otherwise becomes prematurely due and payable or is placed on demand as a result of an event of default (howsoever described) under the document relating to that Financial Indebtedness;

         and the aggregate of all such Financial Indebtedness as described in paragraphs (a) to (b) above of all members of the Group exceeds the Euro Equivalent of $15,000,000.

22.6     Invalidity

         (a) Any of the Finance Documents ceases to be in full force and effect or ceases to constitute the legal, valid and binding obligation of any Obligor or other party to it (other than a Finance Party) enforceable in accordance with its terms subject to applicable insolvency and other laws affecting creditors' rights generally.

         (b) It shall be unlawful for any Obligor or any other party (other than a Finance Party) to perform any of its obligations under any of the Finance Documents which if not performed would in the reasonable opinion of the Majority Banks be materially adverse to the Banks.

22.7     Insolvency

         (a) A Principal Member of the Group is declared insolvent by a court of competent jurisdiction, is unable to pay its debts as they fall due or admits inability to pay its debts as they fall due; or

         (b) a Principal Member of the Group suspends making payments on all or any class of its debts or announces an intention to do so, or a moratorium is declared in respect of any of its indebtedness; or

         (c) a Principal Member of the Group, by reason of financial difficulties, begins negotiations with one or more of its creditors with a view to the readjustment or rescheduling of any of its indebtedness.

22.8     Insolvency proceedings

         (a) Any formal proposal by a Principal Member of the Group to its creditors or a petition is made or resolution passed with a view to a composition, general assignment of all assets of any Principal Member of the Group or arrangement with any creditors of any Principal Member of the Group unless the terms thereof have been previously approved by the Majority Banks; or

         (b)      (i)      a meeting of any Principal Member of the Group is
                           convened by at least 10% of its shareholders or its management board or directors for the purpose of voting on any resolution for (or to petition for) its winding-up or for its administration and either (A) the Majority Banks (acting in good faith) consider that such meeting is not being convened for frivolous or vexatious purposes or (B) the Borrower is not able to demonstrate to the reasonable satisfaction of the Majority Banks that such resolution or petition is unlikely to be passed or made at such meeting; or

                  (ii)     any such resolution is passed; or

         (c) any person presents a petition for the winding-up or for the administration of any Principal Member of the Group as a result of a claim for an amount exceeding the Euro Equivalent of

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

                  $15,000,000 and either (i) the Majority Banks consider (acting reasonably) that such petition is not frivolous or vexatious or (ii) the same is not being contested in good faith; or

         (d) an order for the winding-up or administration of any Principal Member of the Group is made; or

         (e) any other action is taken with a view to the administration, custodianship, liquidation, winding-up or dissolution of any Principal Member of the Group or any other insolvency proceedings involving any Principal Member of the Group and either (i) the Majority Banks (acting in good faith) consider such action is not frivolous or vexatious or (ii) the same is not being contested in good faith, other than in each case:

                  (i) in connection with a solvent winding-up of a Subsidiary of the Borrower, other than the Issuers the terms of which have been approved by the Majority Banks; or

                  (ii) in connection with a solvent winding-up of an Issuer where arrangements have been made for the Borrower to assume the obligations under the relevant High Yield Debt Documents on similar terms (mutatis mutandis) as at the Signing Date or on such other terms as are satisfactory to the Majority Banks (acting reasonably).

22.9     Appointment of Receivers and Managers

         (a) Any liquidator, official receiver, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or the like is appointed in respect of any Principal Member of the Group or any part of its assets; or

         (b) a resolution of the board of directors of a Principal Member of the Group is passed for the appointment of a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or the like; or

         (c) any other steps are taken to enforce any Security Interest or any part of the assets of any Principal Member of the Group in respect of a sum owed of at least the Euro Equivalent of
                  (euro) 15,000,000, other than in each case:

                  (i) in connection with a solvent winding-up of a Subsidiary of the Borrower other than the Issuers, the terms of which have been approved by the Majority Banks; or

                  (ii) in connection with a solvent winding-up of an Issuer where arrangements have been made for the Borrower to assume the obligations under the relevant High Yield Debt Documents on similar terms (mutatis mutandis) as at the Signing Date or on such other terms as are satisfactory to the Majority Banks (acting reasonably).

22.10    Creditors' Process

         Any attachment, sequestration, distress or execution affects any asset the value of which in aggregate exceeds the Euro Equivalent of $15,000,000 of a Principal Member of the Group and is not discharged within 30 days.

22.11    Analogous Proceedings

         There occurs, in relation to a member of the Group, any event anywhere which, in the opinion of the Majority Banks, appears to correspond with any of those mentioned in Clauses 22.7 (Insolvency) to 22.10 (Creditors' process) (inclusive).


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

22.12    Cessation of Business

         Any Principal Member of the Group (other than an Issuer where arrangements have been made for the Borrower to assume the obligations under the relevant High Yield Debt Documents on similar terms (mutatis mutandis) as at the Signing Date or on such other terms as are satisfactory to the Majority Banks (acting reasonably)) ceases or threatens to cease to carry on all or a substantial part of its principal business.

22.13    Rescission of Agreements

         Any member of the Group rescinds any Finance Document in whole or in part.

22.14    [INTENTIONALLY OMITTED]

22.15    Proceedings

         (a) There is current or pending any litigation, dispute, arbitration, administrative, regulatory or other proceedings or enquiry concerning or involving any Principal Member of the Group which, if adversely determined, is reasonably likely to have a Material Adverse Effect.

         (b) Any judgment or order for an amount which is greater than the Euro Equivalent of $15,000,000 is made against any Principal Member of the Group which is material in the context of the operations of the business of the Principal Member of the Group, is not subject to an appeal and which is not satisfied within 20 days of the passing of such judgment or order.

22.16    High Yield Debt Documents

         An Issuer or the Borrower fails to comply with any of the material provisions of, or its material obligations under, the High Yield Debt Documents.

22.17    Loss of Licences, Breach of Material Contracts, Shareholders' Agreement

         (a)      Any Licence is:

                  (i) terminated, suspended or revoked or does not remain in full force and effect or otherwise expires and is not renewed prior to its expiry (in each case, without replacement by Licence(s) having substantially equivalent effect) except where the Borrower is contesting the same in good faith by appropriate proceedings and is lawfully able to continue its business and operations; or

                  (ii) modified in a manner which is reasonably likely to have a Material Adverse Effect or breached in any material respect; or

         (b) any event occurs which is reasonably likely to give rise to the revocation, termination or suspension of any Licence (without replacement) in such circumstance where the Borrower is unable to demonstrate to the reasonable satisfaction of the Majority Banks within 30 days of such event occurring that either (i) such termination, suspension or revocation will not occur or (ii) if it does occur, it will be contested in good faith by appropriate proceedings and the Borrower will be lawfully able to continue its operations while such termination, suspension or revocation is being contested; or

         (c) any other Material Contract, Shareholder Loan or Transaction Document is varied, breached, cancelled, suspended, withdrawn, revoked or terminated in a manner or circumstances which would have a Material Adverse Effect; or


                                       49
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

         (d) any of the rights of the Shareholders under the Shareholders' Agreement are reduced or diminished in a manner which could or would be prejudicial to the Finance Parties or the Shareholders' Agreement is cancelled, suspended or terminated (unless replaced by an agreement in substantially the same terms) or materially amended in a manner that would result in a Material Adverse Effect; provided, however, that, if so requested by the Borrower, the Majority Banks shall confirm within 14 days after such request whether such amendment would result in a Material Adverse Effect.

22.18    Government Action

         Any governmental action, including nationalisation, expropriation or imposition of exchange controls is taken which, in the reasonable opinion of the Majority Banks, would have a Material Adverse Effect.

22.19    [INTENTIONALLY OMITTED]

22.20    Material Adverse Change

         Any event or series of events occurs which is likely to have a Material Adverse Effect.

22.21    Acceleration

         On and at any time after the occurrence of an Event of Default the Agent may, and shall if so directed by the Majority Banks, by notice to the Borrower do any or all of the following:

         (a)      cancel all or any part of the Total Commitments; and/or

         (b) demand that all or part of the Advance outstanding, together with accrued interest and any or all other amounts accrued under the Finance Documents, be immediately due and payable, whereupon they shall become immediately due and payable; and/or

         (c) demand that all or part of the Advance is repayable on demand, whereupon they shall immediately become repayable on demand by the Agent acting on the instructions of the Majority Banks.

23.      [INTENTIONALLY OMITTED]

24.      INDEMNITIES

24.1     Currency Indemnity

         (a) If a Finance Party receives an amount in respect of an Obligor's liabilities under the Finance Documents or if that liability is converted into a claim, proof, judgment or order in a currency other than the currency (the "CONTRACTUAL CURRENCY") in which the amount is expressed to be payable under the relevant Finance Document:

                  (i) such Obligor shall indemnify that Finance Party as an independent obligation against any loss or liability arising out of or as a result of the conversion;

                  (ii) if the amount received by that Finance Party, when converted into the contractual currency at a market rate in the usual course of its business is less than the amount owed in the contractual currency, such Obligor shall forthwith on demand pay to that Finance Party an amount in the contractual currency equal to the deficit; and

                  (iii) such Obligor shall forthwith on demand pay to the Finance Party concerned any exchange costs and Taxes payable in connection with any such conversion.



                                       50
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

         (b) Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

24.2     Other Indemnities

         The Borrower shall forthwith on demand indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

         (a)      the occurrence of any Default;

         (b)      the operation of Clause 22.21 (Acceleration);

         (c) any payment of principal or an overdue amount being received from any source otherwise than on the last day of a relevant Interest Period or Designated Interest Period (as defined in Clause 10.3 (Default interest)) relative to the amount so received; or

         (d) the Advance (or part of the Advance) not being prepaid in accordance with a notice of prepayment or (other than by reason of negligence or default by that Finance Party) the Advance not being made after the Borrower has delivered a Request.

         The Borrower's liability in each case includes any loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document, any amount repaid or prepaid or any Advance.

25.      AGENT, LEAD ARRANGER AND BANKS

25.1     Appointment and duties of the Agent

         (a) Subject to Clause 25.15(f) (Resignation of Agent), each Finance Party (other than the Agent) irrevocably appoints the Agent to act as its agent under and in connection with the Finance Documents.

         (b) Each Party irrevocably authorises the Agent on its behalf to perform the duties and to exercise the rights, powers and discretions that are specifically delegated to it under or in connection with the Finance Documents, together with any other incidental rights, powers and discretions.

         (c) The Agent has only those duties which are expressly specified in this Agreement and in the Finance Document. Those duties are solely of a mechanical and administrative nature.

25.2     Role of the Lead Arranger

         Except as specifically provided in this Agreement, the Lead Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

25.3     Relationship

         The relationship between the Agent, on the one hand, and the other Finance Parties, on the other hand, is that of agent and principal only. Nothing in this Agreement constitutes the Agent as fiduciary for any other Party or any other person and the Agent need not keep any moneys paid to it for a Party segregated from its assets or be liable to account for interest on those moneys.

25.4     Majority Banks' Instructions

         (a) The Agent will be fully protected if it acts in accordance with the instructions of the Majority Banks in connection with the exercise of any right, power or discretion or any matter not expressly provided for in the Finance Documents. Any such instructions given by the Majority

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

                  Banks will be binding on all the Banks. In the absence of such instructions, the Agent may act as it considers to be in the best interests of the Banks.

         (b) The Agent is not authorised to act on behalf of a Bank (without first obtaining that Bank's consent) in any legal or arbitration proceedings relating to any Finance Document.

25.5     Delegation

         The Agent may act under the Finance Documents through its personnel and agents.

25.6     Responsibility for Documentation

         Neither the Agent nor the Lead Arranger is responsible to any other Party for:

         (a) the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document;

         (b)      the collectability of amounts payable under any Finance
                  Document; or

         (c) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document.

25.7     Default

         (a) The Agent is not obliged to monitor or enquire as to whether or not a Default has occurred. The Agent will not be deemed to have knowledge of the occurrence of a Default. However, if the Agent receives notice from a Party referring to this Agreement, describing the Default and stating that the event is a Default, it shall promptly notify the Banks.

         (b) The Agent may require the receipt of security satisfactory to it, whether by way of payment in advance or otherwise, against any liability or loss which it will or may incur in taking any proceedings or action arising out of or in connection with any Finance Document before it commences those proceedings or takes that action.

25.8     Exoneration

         (a) Without limiting paragraph (b) below, the Agent will not be liable to any other Party for any action taken or not taken by it under or in connection with any Finance Document, unless caused by its gross negligence or wilful misconduct.

         (b) No Party may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind (including gross negligence or wilful misconduct) by that officer, employee or agent in relation to any Finance Document.

25.9     Reliance

         The Agent may:

         (a) rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

         (b) rely on any statement made by a director or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify; and


                                       52
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

         (c) engage, pay for and rely on legal or other professional advisers selected by it (including those in its employment and those representing a Party other than itself).

25.10    Credit Approval and Appraisal

         Without affecting the responsibility of the Borrower for information supplied by it or on its behalf in connection with any Finance Document, each Bank confirms that it:

         (a) has made its own independent investigation and assessment of the financial condition and affairs of the Borrower and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Agent or the Lead Arranger in connection with any Finance Document; and

         (b) will continue to make its own independent appraisal of the creditworthiness of the Borrower and its related entities while any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

25.11    Information

         (a) The Agent shall promptly forward to the person concerned or make available for his inspection the original or a copy of any document which is delivered to the Agent by a Party for that person.

         (b) The Agent shall promptly supply a Bank with a copy of each document received by the Agent under Clause 4.1 (Conditions precedent to Utilisation), upon the request and at the expense of that Bank.

         (c) Except where this Agreement specifically provides otherwise, the Agent is not obliged to review or check the accuracy or completeness of any document it forwards to or makes available for inspection by another Party.

         (d)      Except as provided above, the Agent has no duty:

                  (i) either initially or on a continuing basis to provide any Bank with any credit or other information concerning the financial condition or affairs of the Borrower or of its related entities, whether coming into its possession before, on or after the date of this Agreement; or

                  (ii) unless specifically requested to do so by a Bank in accordance with a Finance Document, to request any certificates or other documents from the Borrower.

25.12    The Agent and the Lead Arranger individually

         (a) If it is also a Bank, each of the Agent and the Lead Arranger has the same rights and powers under this Agreement as any other Bank and may exercise those rights and powers as though it were not the Agent or the Lead Arranger as the case may be.

         (b)      Each of the Agent and the Lead Arranger may:

                  (i) carry on any business with the Borrower or its related entities;

                  (ii) act as agent for, or in relation to any financing involving, the Borrower or its related entities; and

                  (iii) retain any profits or remuneration in connection with its activities under this Agreement or in relation to any of the foregoing.

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

         (c) In acting as the Agent, the agency division of the Agent will be treated as a separate entity from its other divisions and departments. Any information acquired by the Agent which, in its opinion, is acquired by it otherwise than in its capacity as the Agent may be treated as confidential by the Agent and will not be deemed to be information possessed by the Agent in its capacity as such.

         (d) The Borrower irrevocably authorises the Agent to disclose to the other Finance Parties any information which, in the opinion of the Agent, is received by it in its capacity as Agent.

25.13    Indemnities

         (a) Without limiting the liability of the Borrower under the Finance Documents, each Bank shall forthwith on demand indemnify the Agent for that Bank's proportion of any liability or loss incurred by the Agent in any way relating to or arising out of its acting as Agent, except to the extent that the liability or loss arises from the gross negligence or wilful misconduct of the Agent.

         (b) A Bank's proportion of the liability set out in paragraph (a) above at any time will be the proportion which its participation in the Utilisations bears to all such Utilisations outstanding on the date of the demand. However, if there are no Utilisations outstanding on the date of demand or the Default Date has occurred, then the proportion will be the proportion which its Commitment bears to the Total Commitments or, if the Total Commitments have then been cancelled, bore to the Total Commitments immediately before being cancelled.

25.14    Compliance

         (a) The Agent may refrain from doing anything which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation of any jurisdiction.

         (b) Without limiting paragraph (a) above, the Agent need not disclose any information relating to the Borrower or any of its related entities if the disclosure might, in the reasonable opinion of the Agent, constitute a breach of any law or regulation or any duty of secrecy or confidentiality or be otherwise actionable at the suit of any person.

25.15    Resignation of the Agent

         (a) Notwithstanding its irrevocable appointment, the Agent may resign by giving notice to the Banks and the Borrower, in which case the Agent may, with the prior written consent of the Borrower (such consent not to be unreasonably withheld), forthwith appoint one of its Affiliates as successor Agent or, failing that, the Majority Banks, may appoint a successor Agent with the prior written consent of the Borrower (such consent not to be unreasonably withheld or delayed).

         (b) If the appointment of a successor Agent is to be made by the Majority Banks but they have not, within 30 days after notice of resignation, appointed a successor Agent which accepts the appointment, the Agent may appoint a successor Agent.

         (c) The resignation of the Agent and the appointment of any successor Agent will both become effective only upon the successor Agent notifying all the Parties that it accepts its appointment. On giving the notification, the successor Agent will succeed to the position of the Agent in respect of the relevant Facility and the term "AGENT" will mean the successor Agent.



                                       54
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         (d)      The retiring Agent shall make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as the Agent under the Finance Documents.

         (e) Upon its resignation becoming effective, this Clause 25 shall continue to benefit the retiring Agent in respect of any action taken or not taken by it under or in connection with the Finance Documents while it was the Agent, and, subject to paragraph (d) above, it shall have no further obligations under any Finance Document.

         (f) The Majority Banks may, by notice to the Agent, require it to resign in accordance with paragraph (a) above. In this event, the Agent shall resign in accordance with paragraph (a) above but it shall not be entitled to appoint one of its Affiliates as successor Agent.

25.16    Banks

         (a) The Agent may treat each Bank as a Bank, entitled to payments under this Agreement and as acting through its Facility Office(s) unless it has received not less than five Business Days' prior notice from that Bank to the contrary.

         (b) The Agent may at any time, and shall if requested to do so by the Majority Banks, convene a meeting of the Banks.

26.      FEES

26.1     Front-end Fees

         The Borrower shall pay to the Lead Arranger front-end fees in the amounts and on the dates agreed in the Fee Letter.

26.2     VAT and Other Taxes

         Any fee referred to in this Clause 26 is exclusive of any value added tax or any other Tax which might be chargeable in connection with that fee. If any value added tax or other Tax is so chargeable, it shall be paid by the Borrower at the same time as it pays the relevant fee or if no VAT invoice has then been received, then within 7 Business Days of receiving a relevant VAT invoice.

27.      EXPENSES

27.1     Initial and Special Costs

         The Borrower shall forthwith on demand pay the Agent and the Lead Arranger the amount of all reasonable costs and expenses (including legal fees) incurred by any of them in connection with:

         (a)      the negotiation, preparation, printing and execution of:

                  (i) this Agreement and any other documents referred to in this Agreement; and

                  (ii) any other Finance Document executed after the date of this Agreement; and

                  (iii)    the syndication of the Tranche;

                  subject, however, to the limits on such expenses contained in the Mandate Letter and the Bridge Mandate Letter; and



                                       55
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         (b)      any amendment, waiver, consent or suspension of rights (or any proposal for any of the foregoing) requested by or on behalf of the Borrower and relating to a Finance Document or a document referred to in any Finance Document.

27.2     Enforcement Costs

         The Borrower shall forthwith on demand pay to each Finance Party the amount of all costs and expenses (including legal fees and costs of valuations) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

28.      STAMP DUTIES

         The Borrower shall pay, and forthwith on demand indemnify each Finance Party against any liability it incurs in respect of, any stamp, registration and similar Tax which is or becomes payable in connection with the entry into, performance or enforcement of any Finance Document.

29.      AMENDMENTS AND WAIVERS

29.1     Procedure

         (a) Subject to Clause 29.2 (Exceptions), any term of the Finance Documents may be amended or waived or any action consented to with the agreement of the Borrower and the Majority Banks. The Agent may effect, on behalf of the Finance Parties, an amendment, consent or waiver to which they or the Majority Banks have agreed.

         (b) The Agent shall promptly notify the other Parties of any amendment or waiver effected under paragraph (a) above, and any such amendment or waiver shall be binding on all the Parties.

29.2     Exceptions

         (a) Any amendment, waiver, variation, modification or consent of, or action with respect to, any term of the Finance Documents shall require the consent of the Borrower and each of the Banks if it relates to:

                  (i) the definition of "MAJORITY BANKS" in Clause 1.1 (Defined terms);

                  (ii) an extension of the date for, or a decrease in an amount or a change in the currency of, any payment to any Bank under the Finance Documents (including the Applicable Margin (other than in accordance with the terms of this Agreement) and any amount payable pursuant to Clause 7 (Repayment));

                  (iii)    an increase in any Bank's Commitment;

                  (iv) a term of a Finance Document which expressly requires the consent of that Bank; or

                  (v) Clause 2.2 (Nature of Bank's rights and obligations), Clause 30.2 (Transfers by Banks), Clause 30.1 (Transfer by an Obligor), Clause 31 (Set-off and redistribution), Clause 38.5 (Arbitration) or this Clause 29.

         (b) An amendment or waiver that affects the rights and/or obligations of the Agent may not be effected without the agreement of the Agent.


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29.3     Waivers and remedies cumulative

         The rights of each Finance Party under the Finance Documents:

         (a)      may be exercised as often as necessary;

         (b) are cumulative and not exclusive of its rights under the general law; and

         (c)      may be waived only in writing and specifically.

         Delay in exercising or non-exercise of any such right is not a waiver of that right.

29.4     Remedies cumulative

         The rights and remedies of each of the Finance Parties in this Agreement may be exercised as often as necessary and are cumulative and not exclusive of any rights or remedies provided by law.

30.      CHANGES TO PARTIES

30.1     Transfers by an Obligor

         No Obligor may assign, transfer, novate or dispose of any of, or any interest in, its rights and/or obligations under the Finance Documents.

30.2     Transfers by Banks

         (a) A Bank (the "EXISTING BANK") may at any time assign or transfer any of its rights and/or obligations under this Agreement to another bank or financial institution (the "NEW BANK") with, in the case of any bank or financial institution other than a Bank or an Affiliate of such Existing Bank, the prior written consent of the Borrower, such consent not to be unreasonably withheld or delayed; provided that:

                  (i) such assignment and/or transfer shall be in the amount of (euro) 1,000,000 or an integral multiple of
                           (euro) 1,000,000 in excess thereof, except in the case of an assignment or transfer which has the effect of reducing the participation of the relevant Bank to zero; and

                  (ii) if the Borrower fails to respond to a request for such consent within 10 Business Days after such request, the Borrower shall be deemed to have given its consent under this Clause 30.2(a).

         (b) A transfer and/or assignment of obligations will be effective only if the New Bank confirms to the Agent and the Borrower that it undertakes to be bound by the terms of this Agreement as a Bank in form and substance satisfactory to the Agent or executes a Transfer Certificate and serves the attached notice on the Borrower and the Agent and undertakes to be bound by the terms of the Subordination Agreement as a Senior Subordinated Finance Party (as defined therein) by executing and delivering to the Agent a Finance Party Accession Deed in the form attached to the Subordination Agreement. On the transfer and/or assignment becoming effective in this manner the Existing Bank shall be relieved of its obligations under this Agreement to the extent that they are transferred and/or assigned to the New Bank.

         (c) Nothing in this Agreement restricts the ability of a Bank to sub-contract an obligation if that Bank remains liable under this Agreement for that obligation.

         (d) On each occasion an Existing Bank assigns and/or transfers any of its rights and/or obligations under this Agreement to any bank or financial institution other than an Affiliate of such

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                  Existing Bank, the New Bank shall, on the date the assignment or transfer takes effect, pay to the Agent for its own account a fee of (euro) 2,000.

         (e)      An Existing Bank is not responsible to a New Bank for:

                  (i) the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document;

                  (ii) the collectability of amounts payable under any Finance Document; or

                  (iii) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document.

         (f) Each New Bank confirms to the Existing Bank and the other Finance Parties that it:

                  (i) has made its own independent investigation and assessment of the financial condition and affairs of the Obligors and their related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Bank in connection with any Finance Document; and

                  (ii) will continue to make its own independent appraisal of the creditworthiness of the Obligors and their related entities while any amount is or may be outstanding under this Agreement or any Commitment is in force.

         (g)      Nothing in any Finance Document obliges an Existing Bank to:

                  (i) accept a re-transfer from a New Bank of any of the Commitment and/or rights and/or obligations assigned, transferred or novated under this Clause; or

                  (ii) support any losses incurred by the New Bank by reason of the non-performance by the Borrower of its obligations under the Finance Documents or otherwise.

         (h) Any reference in this Agreement to a Bank includes a New Bank but excludes a Bank if no amount is or may be owed to or by it under this Agreement and its Commitment has been cancelled or reduced to nil.

         (i) If at any time any Bank assigns or transfers any of its rights, benefits and obligations hereunder or transfers its Facility Office and at the time of such assignment or transfer there arises an obligation on the part of the Borrower under Clause 14 (Taxes) or Clause 16 (Increased costs) to pay to such Bank or its assignee or transferee any amount in excess of the amount the Borrower would have then been obliged to pay but for such assignment or transfer, then the Borrower shall not be obliged to pay the amount of such excess.

30.3     Procedure for Transfers

         A transfer and/or assignment may be effected if the Existing Bank and the New Bank deliver to the Agent a duly completed certificate, substantially in the form of Schedule C (a "TRANSFER Certificate") and a duly completed Finance Party Accession Deed in the form attached to the Subordination Agreement.

30.4     Reference Banks

         If a Reference Bank (or, if a Reference Bank is not a Bank, the Bank of which it is an Affiliate) ceases to be a Bank, the Agent shall (in consultation with the Borrower) appoint another Bank or an Affiliate of a Bank to replace that Reference Bank.

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

30.5     Register

         The Agent shall keep a register of all the Parties and shall supply any other Party (at that Party's expense) with a copy of the register on request.

31.      SET-OFF AND REDISTRIBUTION

31.1     Set-off

         Each Finance Party may (but shall not be obliged to) set off against any obligation of any Obligor due and payable by it to or for the account of such Finance Party under this Agreement and not paid on the due date or within any applicable grace period any moneys held by such Finance Party for the account of such Obligor at any office of such Finance Party anywhere and in any currency, whether or not matured. Such Finance Party may effect such currency exchanges as are appropriate to implement the set-off and any usual charges in relation to such currency exchanges shall be paid by such Obligor. Any Finance Party which has set off shall give prompt notice of that fact to the relevant Obligor.

31.2     Application of Payments

         (a) If the Agent receives a payment insufficient to discharge all the amounts then due and payable by the Borrower under the Finance Documents, the Agent shall apply that payment towards the obligations of the Borrower under the Finance Documents in the following order (after converting the payment into the currency necessary to make payment of the relevant amounts due in the currencies in which they are due at the Agent's Spot Rate of Exchange):

                  (i) FIRST, in or towards payment of any unpaid fees, costs and expenses of the Agent under the Finance Documents (including, without limitation, amounts advanced by the Agent on behalf of any other Finance Party under the Finance Documents) pro rata between the amounts of such unpaid fees, costs and expenses;

                  (ii) SECOND, in or towards payment pro rata to the relevant proportions of any accrued interest and fees due to each Bank but unpaid under the Finance Documents ;

                  (iii) THIRD, in or towards payment pro rata to the relevant proportions of any principal due to each Bank but unpaid under the Finance Documents; and

                  (iv) FOURTH, in or towards payment pro rata to the relevant proportions of any other sum due but unpaid under the Finance Documents.

         (b) For the purposes of paragraph (a) above, "THE RELEVANT PROPORTIONS" means the proportion which the Euro Equivalent of the amount of each Bank's actual participations in the amounts that have fallen due in the same class as set out in paragraph
                  (a) above bears to the Euro Equivalent of the aggregate amount of all such amounts that have fallen due at that time.

         (c) The Agent shall, if so directed by all the Banks, vary the order set out in sub-paragraphs (a)(ii) to (iv) above and it shall without any legal commitment use reasonable endeavours to notify the Borrower of any such variation.

         (d) Paragraphs (a), (b) and (c) above will override any appropriation made by an Obligor or a Shareholder.

         (e) For the purposes of this Clause 31.2 any Euro Equivalent shall be calculated as at the date 2 Business Days prior to the date the Agent makes any relevant application.

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

31.3     Redistribution and Loss Sharing

         (a) If any amount owing by an Obligor to a Bank (the "RECOVERING BANK") is discharged by the proceeds on enforcement of security being allocated to that Bank in priority to other Banks (whether pursuant to Polish law or otherwise) or by payment, set-off, enforcement of security or by any other manner other than (w) through the Agent in accordance with Clause 13 (Payments), (x) in accordance with the applicable priority at the relevant time set out in Clause 31.2 (Application of payments) or (y) in accordance with a guarantee from an affiliate of such Bank (a "RECOVERY"), then:

                  (i) the recovering Bank shall, within three Business Days, notify details of the recovery to the Agent;

                  (ii) the Agent shall determine whether the recovery is in excess of the amount which the recovering Bank would have received had the recovery been received by the Agent and distributed in accordance with Clause 13 (Payments) and the applicable priorities at the relevant time set out in Clause 31.2 (Application of payments);

                  (iii) subject to Clause 31.5 (Exceptions), the recovering Bank shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the "REDISTRIBUTION") equal to the excess in the currency in which the recovering Bank made the recovery;

                  (iv) the Agent shall treat the redistribution as if it were a payment by the Borrower under Clause 13 (Payments) and, after converting the redistribution into the currencies necessary to make payments of amounts due to the Banks in the currency in which they are due at the Agent's Spot Rate of Exchange, it shall pay the redistribution to the Banks (other than the recovering Bank) in accordance with Clause 31.2 (Application of payments); and

                  (v) after payment of the full redistribution, the recovering Bank will be subrogated to the portion of the claims paid under paragraph (iv) above and the Borrower will owe the recovering Bank a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

31.4     Reversal of Redistribution

         If after the operation of Clause 31.3 (Redistribution and loss sharing):

         (a) a recovering Bank must subsequently return a recovery, or an amount measured by reference to a recovery, to an Obligor; and

         (b) the recovering Bank has paid a redistribution in relation to that recovery,

         each Bank shall, within three Business Days of demand by the recovering Bank through the Agent reimburse the recovering Bank all or the appropriate portion of the redistribution paid to that Bank together with interest on the amount to be returned to the recovering Bank for the period whilst it held the redistribution. Thereupon, the subrogation in Clause 31.3(b)(v) (Redistribution and loss sharing) will operate in reverse to the extent of the reimbursement.

31.5     Exceptions

         A recovering Bank is not obliged to share with any other Bank under Clause 31.3 (Redistribution and loss sharing) any amount which the recovering Bank has received or recovered as a result of taking legal proceedings, if the other Bank had an opportunity to participate in those legal proceedings but did not do so or did not take separate legal proceedings.

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

32.      DISCLOSURE OF INFORMATION

         (a) A Bank may disclose to one of its Affiliates or any person with whom it is proposing to enter, or has entered into, any kind of transfer, participation or other agreement in relation to this Agreement:

                  (i)      a copy of any Finance Document; and

                  (ii) any information which that Bank has acquired under or in connection with any Finance Document;

                  so long as in all cases, any recipient thereof has previously agreed in writing to keep the content of such Finance Document or such information confidential and not to disclose it to any other person.

         (b) Subject to sub-clause (a) above, the parties will keep confidential the Finance Documents and all information that they acquire under or in connection with the Finance Documents save that such information may be disclosed:

                  (i) if so required by law or regulation or if requested by any regulator with jurisdiction over any Finance Party or any affiliate of any Finance Party;

                  (ii) if it comes into the public domain (other than as a result of a breach of this Clause 32);

                  (iii) to auditors, professional advisers or rating agencies; or

                  (iv)     in connection with any legal proceedings.

         The provisions of this Clause 32 shall supersede any undertakings with respect to confidentiality previously given by any Finance Party in favour of any Obligor.

33.      SEVERABILITY

         If a provision of any Finance Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

         (a) the validity or enforceability in that jurisdiction of any other provision of the Finance Documents; or

         (b) the validity or enforceability in other jurisdictions of that or any other provision of the Finance Documents.

34.      COUNTERPARTS

         Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

35.      NOTICES

35.1     Communications in Writing

         Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter or (to the extent that the relevant party has specified such address pursuant to Clause 35.2 (Addresses)) by e-mail.

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

35.2     Addresses

         (a) The address and fax number, and (if so specified) e-mail address, and, where appropriate, web site (and the department or officer, if any, for whose attention the communication is to be made) of each party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

                  (i) in the case of the Borrower, that identified with its name below;

                  (ii) in the case of each Bank or any other Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a party; and

                  (iii) in the case of the Agent, that identified with its name below,

                  or any substitute address, fax number, e-mail address, web site or department or officer, or initial e-mail address as the party may notify to the Agent (or the Agent may notify to the other parties, if a change is made by the Agent) by not less than five Business Days' written notice.

         (b) The address, e-mail address and facsimile number of the Borrower are:

                  Al. Jerozolimskie 181
                  02-222 Warsaw 1
                  Poland

                  Tel:          +48 22 413 6000
                  Facsimile:    +48 22 413 6239
                  Email:        jeastick@eragsm.pl
                  Attn:         Jon Eastick

                  or such other as the Borrower may notify to the Agent by not less than five Business Days' notice.

         (c) The address, e-mail address and facsimile number of the Agent are:

                  Deutsche Bank Luxembourg S.A.
                  2, Boulevard Konrad Adenauer
                  L-1115 Luxembourg

                  Tel:           +353 42122 781/294
                  Facsimile:     +353 42122 287
                  Email:         credit.dblux@db.com
                  Attn:          International Loans & Agency Services,
                                 Project Finance

                  or such other as the Agent may notify to the other Parties by not less than five Business Days' notice.

35.3     Delivery

         (a) Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

                  (i) if by way of fax or e-mail, when received in legible form; or

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

                  (ii) if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address; or

                  (iii) where reference in such communication is to a web site, when the delivery of the letter, fax or, as the case may be e-mail referring the addressee to such web site is effective;

                  and, if a particular department or officer is specified as part of its address details provided under Clause 35.2 (Addresses), if addressed to that department or officer.

         (b) Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent's signature below (or any substitute department or officer the Agent shall specify for this purpose).

         (c) All notices from or to an Obligor shall be sent through the Agent.

         (d) Any communication or document made or delivered to any Obligor in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

35.4     Notification of address, fax number and e-mail address

         Promptly upon receipt of notification of an address, fax number or (as the case may be) e-mail or change of address, fax number or e-mail pursuant to Clause 35.2 (Addresses) or changing its own address, fax number or e-mail, the Agent shall notify the other parties.

36.      EVIDENCE AND CALCULATIONS

36.1     Accounts

         Accounts maintained by a Finance Party in connection with this Agreement are prima facie evidence of the matters to which they relate.

36.2     Certificates and Determinations

         Any certification or determination by a Finance Party of a rate or amount under the Finance Documents is, in the absence of manifest error, prima facie evidence of the matters to which it relates.

36.3     Calculations

         Interest accrues from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days.

37.      LANGUAGE

         (a) Any notice given under or in connection with any Finance Document shall be in English.

         (b) All other documents provided under or in connection with any Finance Document shall be:

                  (i)      in English; or

                  (ii) if not in English, accompanied by a certified English translation and, in this case, the English translation shall prevail unless the document is a statutory or other official document.

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

         (c) Counterparts of this Agreement shall be executed in both the English and the Polish languages. In the event of any inconsistency between the English text and the Polish text, the English text shall prevail.

38.      JURISDICTION

38.1     Submission

         For the benefit of each Finance Party, the Obligors agree that the courts of England have jurisdiction to settle any disputes in connection with any Finance Document and accordingly submits to the jurisdiction of the English courts.

38.2     Service of Process

         Without prejudice to any other mode of service, the Borrower:

         (a) irrevocably appoints Clifford Chance Secretaries Limited as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

         (b) agrees that failure by a process agent to notify the Borrower of the process will not invalidate the proceedings concerned; and

         (c) consents to the service of process relating to any such proceedings by prepaid posting of a copy of the process to its address for the time being applying under Clause 35.2 (Addresses).

38.3     Forum Conveniens and Enforcement Abroad

         The Borrower:

         (a) waives objection to the English courts on grounds of inconvenient forum or otherwise as regards proceedings in connection with a Finance Document; and

         (b) agrees that a judgment or order of an English court in connection with a Finance Document is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

38.4     Non-exclusivity

         Nothing in this Clause 38 limits the right of a Finance Party to bring proceedings against an Obligor in connection with any Finance Document:

         (a)      in any other court of competent jurisdiction; or

         (b)      concurrently in more than one jurisdiction.

38.5     Arbitration

         Notwithstanding Clauses 38.1 (Submission) to 38.4 (Non-exclusivity):

         (a)      all the Parties agree that if all the Banks so require; and

         (b) for the benefit of each Bank, the Borrower agrees if a Bank so requires,

         any dispute arising out of or in connection with a Finance Document (including any question regarding its existence, validity or termination) shall be referred to and finally resolved by arbitration under the

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

         Rules of the London Court of International Arbitration (the "RULES") which rules are deemed to be incorporated by reference into this Clause
         38.5. The Tribunal shall consist of a sole arbitrator agreed upon by the Borrower, the Agent and the Banks in writing (subject to the Rules) or, if not so agreed within 21 days of the Banks or a Bank requiring the dispute to be referred to arbitration, a sole arbitrator appointed in accordance with the Rules. The place of any such arbitration shall be London and the language English.

39.      WAIVER OF IMMUNITY

         The Borrower irrevocably and unconditionally:

         (a) agrees that if a Finance Party brings proceedings in any jurisdiction against it or its assets in relation to a Finance Document, no immunity from those proceedings (including, without limitation, suit, attachment prior to judgment, other attachment, the obtaining of judgment, execution or other enforcement) will be claimed by or on behalf of itself or with respect to its assets;

         (b) waives any such right of immunity which it or its assets now has or may subsequently acquire to the fullest extent permitted by the laws of such jurisdiction; and

         (c) consents generally in respect of any such proceedings to the giving of any relief or the issue of any process in connection with those proceedings, including, without limitation, the making, enforcement or execution against any assets whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in those proceedings.

         In furtherance of the foregoing the Borrower represents and warrants that this Agreement and the incurring by the Borrower of the Tranches are commercial rather than public or governmental acts and that the Borrower is not entitled to claim immunity from legal proceedings with respect to itself or any of its assets on the grounds of sovereignty or otherwise under any law or in any jurisdiction where an action may be brought for the enforcement of any of the obligations arising under or relating to this Agreement. To the extent that the Borrower or any of its assets has or hereafter may acquire any right to immunity from set-off, legal proceedings, attachment prior to judgment, other attachment or execution of judgment on the grounds of sovereignty or otherwise, the Borrower hereby irrevocably waives such rights to immunity in respect of its obligations arising under or relating to this Agreement.

40.      GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with English law.

41.      THIRD PARTIES

         A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any terms of this Agreement.

IN WITNESS WHEREOF the parties to this Agreement have caused this Agreement to be duly executed on the date first written above.

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


                                   SCHEDULE A

                                     BANKS

  BANKS                                                 COMMITMENT
                                                          (euro)
  Deutsche Bank Luxembourg S.A.                     (euro) 28,000,000
  TOTAL COMMITMENTS:                                (euro) 28,000,000






                                       66
--------------------------------------------------------------------------------

                                   SCHEDULE B

                             SUBORDINATION AGREEMENT



                                       67
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

                                   SCHEDULE C

                          FORM OF TRANSFER CERTIFICATE

DATED [      ]


BETWEEN

(1)      [      ] (the "TRANSFEROR") of [        ]; and

(2)      [      ] (the "TRANSFEREE") of [        ].


                       POLSKA TELEFONIA CYFROWA SP. Z O.O.

             (euro) 28,000,000 CREDIT AGREEMENT DATED 30 MARCH, 2001

NOW IT IS HEREBY AGREED as follows:

1.       DEFINITIONS AND INTERPRETATIONS

1.1      Definitions

         "CREDIT AGREEMENT" means the facility agreement dated 30 March, 2001 between Polska Telefonia Cyfrowa Sp. z o.o., the Banks as defined therein, Deutsche Bank AG London as Lead Arranger and Deutsche Bank Luxembourg S.A. as Agent.

         "EFFECTIVE DATE" means [      ].

         "TRANSFERRED ADVANCE" means a principal amount of the following
         Utilisation:

         [describe Advance, amount, Interest Periods, etc].

1.2      Interpretation

         In this Transfer Certificate terms defined in the Credit Agreement shall, unless otherwise defined herein or the context otherwise requires, have the same meaning.

2.       ASSIGNMENT AND TRANSFER

         With effect on and from the Effective Date the Transferor hereby assigns and transfers to the Transferee its rights to and obligations in relation to the Transferred Advance under the Credit Agreement and all rights and benefits under the Finance Documents relevant thereto.

3.       NOTICE OF TRANSFER

         The parties hereto agree that a notice of transfer in the form of the Annexure shall, following execution of this Agreement, be sent to the Borrower and the Agent.

4.       APPLICABLE LAW

         This Transfer Certificate shall be governed by and construed with English law.



                                       68
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

5.       TRANSFEREE REPRESENTATIONS

         The Transferee hereby:

         (a) represents to the Agent that on the Effective Date, in relation to the Tranche, it is either:

                  (i) not resident in the United Kingdom for United Kingdom tax purposes; or

                  (ii) a bank as defined in section 840A of the Income and Corporation Taxes Act 1988 and resident in the United Kingdom; and

                  beneficially entitled to the principal and interest payable by the Agent to it under this Agreement and, if it is able to make those representations on the Effective Date, shall forthwith notify the Agent if either representation ceases to be correct;

         (b) confirms that it has received from the Transferor a copy of the Credit Agreement together with such other documents and information as it has requested in connection with this Transfer Certificate;

         (c) without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, the Transferee confirms that it:

                  (i) has made its own independent investigation and assessment of the financial condition and affairs of the Obligors and their related entities in connection with its participation in the Credit Agreement and has not relied exclusively on any information provided to it by the Agent, or the Lead Arranger in connection with any Finance Document; and

                  (ii) will continue to make its own independent appraisal of the creditworthiness of the Obligors and their related entities while any amount is or may be outstanding under the Finance Documents; and

         (d) represents and warrants to the Transferor and all other parties to the Credit Agreement that it has the power to become a party to the Credit Agreement as a "Bank", on the terms herein and therein set out and has taken all necessary steps to authorise execution and delivery of this Transfer Certificate.

6.       TRANSFEREE COVENANTS

         The Transferee hereby undertakes with the Transferor and all other parties to the Credit Agreement that it will perform in accordance with its terms all those obligations which, by the terms of the Credit Agreement, will be assumed by it following delivery of this Transfer Certificate to the Agent.

7.       EXCLUSION OF TRANSFEROR'S LIABILITIES

         Neither the Transferor nor any other Finance Party makes any representation or warranty or assumes any responsibility with respect to:

         (a) the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document;

         (b)      the collectability of amounts payable under any Finance
                  Document; or

         (c) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document.


                                       69
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

8.       NOVATION

         Upon receipt of this Transfer Certificate by the Agent the Transferee will become a party to the Credit Agreement, on and with effect from the Effective Date in substitution for the Transferor with respect to those rights and obligations which by the terms of the Credit Agreement and this Transfer Certificate are assumed by the Transferee and the Transferor is accordingly released from all such obligations.

IN WITNESS whereof the parties hereto have entered into this Transfer Certificate on the date stated at the head of this Transfer Certificate.

TRANSFEROR

[       ]

By:


TRANSFEREE

[       ]

By:

*[BORROWER
POLSKA TELEFONIA CYFROWA SP. Z O.O.

By:
    --------------------------------
Name:
Title:]


[Without prejudice to the foregoing execution of this Transfer Certificate by the parties hereto, [Name of Transferee] hereby expressly and specifically confirms its agreement with the granting of jurisdiction to English courts provided for in the Credit Agreement and in any other Finance Documents, for the purpose of Article 1 of the Protocol annexed to the Convention on the Jurisdiction and the Enforcement of Judgments in Civil and Commercial Matters signed at Brussels on 27 September, 1968, as amended.

For [Name of Transferee]


By:
    --------------------------------

Name:
Title:]**

----------

* Required in the event of a transfer to Transferee that is not a Bank or an Affiliate of the Transferor; provided, however, that the Borrower's consent shall not be required if the Borrower fails to respond to a request for its consent within 10 Business Days after the date of this Transfer Certificate, the Borrower shall be deemed to have given its consent.

** Required in the event of a transfer to Transferee that is incorporated in Luxembourg.



                                       70
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


                                    ANNEXURE

                    NOTICE OF TRANSFER TO BORROWER AND AGENT

To:      POLSKA TELEFONIA CYFROWA SP. Z O.O. (the "BORROWER")

         DEUTSCHE BANK LUXEMBOURG S.A.



[ ] (the "TRANSFEROR") and [ ] (the "Transferee") hereby give notice that pursuant to the terms of a transfer certificate dated [ ], (the "TRANSFER CERTIFICATE") a copy of which is enclosed, made between the Transferor and the Transferee relating to a facility agreement dated 30 March, 2001 (the "CREDIT AGREEMENT") between the Borrower, Deutsche Bank AG London as Lead Arranger, the Banks named therein and Deutsche Bank Luxembourg S.A. as Agent, the Transferor has, with effect from [ ] (the "EFFECTIVE DATE") effected the transfer stated in the Transfer Certificate. The Transferee agrees, with effect from the Effective Date, to be bound by the terms and conditions of the Finance Documents as if it had been an original party to the Credit Agreement as a Bank with a participation in the Utilisation equal to the Transferred Advance stated in the Transfer Certificate.

Dated [                ]

By:
    --------------------------------
Name:
Title:



By:
    --------------------------------
Name:
Title:



                                       71
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

                                   SCHEDULE D

                        DOCUMENTARY CONDITIONS PRECEDENT

THE BORROWER

1.       (a)      A copy of a resolution of the management board of the Borrower approving the terms of, and the transactions contemplated by, the Finance Documents.

         (b) A copy of a resolution of the supervisory board of the Borrower approving the terms of, and the transactions contemplated by, the Finance Documents.

2. A specimen of the signature of each person authorised to sign the Finance Documents on behalf of the Borrower and to sign and/or despatch all documents and notices to be signed and/or despatched by the Borrower under or in connection with the Finance Documents.

3. A certificate of an authorised signatory of the Borrower certifying that each copy document delivered under paragraphs 1 and 2 above is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement and that there has been no change to the documents delivered pursuant to paragraph 1 of Schedule E to the Main Facility Agreement.

MISCELLANEOUS

4.       Legal opinions from each of:

         (a)      Shearman & Sterling; and

         (b)      Clifford Chance Pander;

5.       The Fee Letter duly executed by the parties thereto in the agreed form.

6. Evidence of the irrevocable acceptance of the person appointed as process agent under Clause 38.2 (Service of process) to act as agent for service of process.

7. A copy of any other governmental or other authorisation, approval or other document, opinion or assurance, including without limitation a document evidencing approval by the Shareholders, necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, any Finance Document or for the validity and enforceability of any Finance Document.

8. Evidence reasonably acceptable to the Agent that all fees payable in accordance with the Fee Letter and all other invoiced fees, costs and expenses (including, without limitation, legal fees and all costs of registration, property transfers, security or otherwise) details of which are known at the Signing Date will be paid on the Utilisation Date.

9. The Mandate Letter duly executed by the Borrower and DBAG in the agreed form.

10. The Bridge Mandate Letter duly executed by the Borrower and DBAG in the agreed form.

11. The Side Agreement duly executed by the parties thereto in the agreed form.

12. Polish translations of the Agreement, the Subordination Agreement and the Side Agreement duly executed by the parties thereto.


                                       72
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

                                   SCHEDULE E

                           EXISTING SECURITY INTERESTS


                                                                                                                           PERSONS
                                                                                                                           ENTITLED
                                                                                                        DESCRIPTION         TO THE
NAME OF COMPANY               PROPERTY CHARGED                 DATE OF CREATION                           OF CHARGE         CHARGE
---------------               ----------------                 ----------------                           ---------         ------
1. Elektrim S.A.          Shares and future shares in      14 September 1998 (pledge over shares and   Registered Pledge    Citibank
                          Polska Telefonia Cyfrowa         future shares)                                                   (Poland)
                          Sp. z o.o.                                                                                           S.A.

                                                           21 April 1998 (pledge over shares)
                                                           (on 12 June 2000  Elektrim  S.A. was
                                                           entered as a pledgor in the Register
2. BRE Bank S.A.          Shares and future shares in      of Pledges)
                          Polska Telefonia Cyfrowa                                                     Registered Pledge    Citibank
                          Sp. z o.o.                       13 May 1999 (pledge over future shares)                          (Poland)
                                                           (on 24 September 1999 Elektrim S.A.                                 S.A.
                                                           submitted an application to change the
                                                           entry in the Register of Pledges)


3. Carcom Warszawa        Shares and future shares in      7 April 1998 (pledge over shares)
   Sp. z o.o.             Polska Telefonia Cyfrowa                                                     Registered Pledge    Citibank
                          Sp. z o.o.                       29 May 1999 (pledge over future shares)                          (Poland)
                                                                                                                              S.A.

4. De Te Mobil            Shares and future shares in      Registered pledge  agreement was signed     Registered Pledge    Citibank
                          Polska Telefonia Cyfrowa         on 30 January 1998 but the pledges have                          (Poland)
                          Sp. z o.o.                       not been registered yet                                             S.A.



5. Elektrim Autoinvest    Shares and future shares in      Registered pledge agreement was signed on   Registered Pledge    Citibank
   S.A.                   Polska Telefonia Cyfrowa         15 January 1998 but the pledges have not                         (Poland)
                          Sp. z o.o.                       been registered yet                                                 S.A.


6. Kulczyk Holding S.A.   Shares and future shares in      The registered pledge agreement was signed  Registered Pledge    Citibank
                          Polska Telefonia Cyfrowa         on 15 January 1998 but the pledge over                           (Poland)
                          Sp. z o.o.                       shares has not been registered yet. On 24                           S.A.
                                                           September 1999 Elektrim S.A. submitted an
                                                           application to change the entry in the
                                                           Register of Pledges.


                                       73
--------------------------------------------------------------------------------

                                                                                                                           PERSONS
                                                                                                                           ENTITLED
                                                                                                       DESCRIPTION         TO THE
NAME OF COMPANY             PROPERTY CHARGED                   DATE OF CREATION                          OF CHARGE         CHARGE
---------------             ----------------                   ----------------                          ---------         ------
                                                               The pledge over future shares was
                                                               registered on 24 June 1998. On 24
                                                               September 1999 Elektrim S.A.
                                                               submitted an application to
                                                               change the entry in the Register of
                                                               Pledges.

7.   Polpager Sp. z o.o.    Shares and future shares in        2 July 1998 (pledge over shares)
                            Polska Telefonia Cyfrowa                                                   Registered Pledge   Citibank
                            Sp. z o.o.                         28 October 1998 (pledge over future                         (Poland)
                                                               shares)                                                        S.A.


                                                               16 March 1999 (pledge over shares)
                                                               (On 24 September 1999 Elektrim S.A.
                                                               submitted an application to change the
8.   TuiR Warta S.A.        Shares and future shares in        entry in the Register of Pledges.)
                            Polska Telefonia Cyfrowa                                                   Registered Pledge   Citibank
                            Sp. z o.o.                         6 January 1999 (pledge over new shares)                     (Poland)
                                                               (Elektrim S.A. was entered as a pledgor                       S.A.
                                                               in the Register of Pledges)

9.   Media One (US West     Shares and future shares in        The registered  pledge  agreement was
     International B.V.)    Polska Telefonia Cyfrowa           signed on 29 January  1998 but the      Registered pledge   Citibank
                            Sp. z o.o.                         pledges have not been registered yet                        (Poland)
                                                               18 May 2000                                                   S.A.

10.  Drugi Polski Fundusz   Future shares in Polska            (On 24 September 1999 Elektrim S.A.
     Rozwoju BRE            Telefonia Cyfrowa Sp. z o.o.       submitted an application to change the  Registered pledge   Citibank
                                                               entry in the Register of Pledges.)                          (Poland)
                                                                                                                             S.A.

                                       74
--------------------------------------------------------------------------------

                                   SCHEDULE F

                              ADDITIONAL COSTS RATE

1.       The Additional Costs Rate shall be:

         for all Banks, the rate determined by the Agent to be equal to the arithmetic mean (rounded upwards, if necessary, to four decimal places) of the rates notified by each of the Banks in accordance with its respective status weighted in proportion to the percentage participation of that Bank in the related Advance to the Agent as the rate resulting from the application (as appropriate) of the following formulae:

                  in relation to Sterling Advances:

                            XL + S(L-D) + (E x 0.01)
                            ------------------------
                                   100 - (X+S)

                  in relation to other Advances:

                                    E x 0.01
                                    --------
                                       300

                  where, in each case, on the day of application of a formula:

                  X is the percentage of Eligible Liabilities (in excess of any stated minimum) by reference to which that Bank is required under or pursuant to the Bank of England Act 1998 to maintain cash ratio deposits with the Bank of England;

                  L is the percentage rate of interest (excluding [the Applicable Margin and] any amounts compensated under the Additional Costs Rate) payable for the relevant Interest Period on the Advance;

                  E is the rate of charge being payable by that Bank to the Financial Services Authority ("FSA") pursuant to paragraph 2.02 or 2.03 (as the case may be) of the Fees Regulations (but where, for this purpose, the figures at paragraph 2.02(b) and 2.03(b) of the Fees Regulations shall be deemed to be zero) and expressed in pounds per (pound)1 million of the Fee Base of that Bank;

                  S is the level of interest bearing Special Deposits, expressed as a percentage of Eligible Liabilities, which that Bank is required to maintain by the Bank of England (or other United Kingdom governmental authorities or agencies); and

                  D is the percentage rate per annum payable by the Bank of England to that Bank on Special Deposits.

                  (X, L, S and D shall be expressed in the formula as numbers and not as percentages. A negative result obtained from subtracting D from L shall be counted as zero).

2.       For the purposes of this Schedule F:

         "ELIGIBLE LIABILITIES" and "SPECIAL DEPOSITS" have the meanings given to those terms under or pursuant to the Bank of England Act 1998 or by the Bank of England (as may be appropriate), on the day of the application of the formula;


                                       75
--------------------------------------------------------------------------------

         "FEE BASE" has the meaning given to that term for the purposes of, and shall be calculated in accordance with, the Fees Regulations;

         "FEES REGULATIONS" means, as appropriate, either:

         (a)      the Banking Supervision (Fees) Regulations 1998; or

         (b) such regulations as from time to time may be in force, relating to the payment of fees for banking supervision in respect of periods subsequent to 31 March 1999.

3. The Additional Costs Rate shall be calculated at or about 11.00 a.m. on the first day of each Interest Period and for the duration of such Interest Period and shall be payable on the date on which interest is payable in respect of the Advance in accordance with the terms of this Agreement.

4. Each Bank shall determine the Additional Costs Rate by application of the relevant formula set out in paragraph 1 above on the first day of each Interest Period and shall notify the Agent of such determination as soon as it has been made. Promptly upon receipt of notifications from each of the Banks, the Agent shall calculate the Additional Costs Rate for the purposes of this Agreement as a weighted average of the Banks' Additional Cost Rates (weighted in proportion to the percentage participation of each Bank in the Advance) expressed as a percentage rate per annum.

5. In the event that there is any change in applicable law or regulation, or the interpretation thereof, by any agency of any state, or in the nature of any request or requirement by the Financial Services Authority, the Bank of England, or other applicable banking or regulatory authority, the effect of which is to impose, modify or deem applicable any fees or any reserve, special deposit, liquidity or similar requirements against assets held by, or deposits in, or for the account of, or advances by the Banks, or in any other respect whatsoever, the Agent shall be entitled to vary the formula set forth in paragraph 1 above so as (but only so as) to restore the Banks' position - in terms of overall return to the Banks - to that which prevailed before such change became necessary. The Agent shall notify the Borrower of any such necessary variation to the formula and the formula, as so varied, shall be the formula for the purposes of this Agreement with effect from the date of notification.


                                       76
--------------------------------------------------------------------------------

                                   SCHEDULE G

                         FORM OF REQUEST FOR AN ADVANCE

To:      Deutsche Bank Luxembourg S.A., as Agent

From:    POLSKA TELEFONIA CYFROWA SP. Z O.O.

Date:    [                             ]


POLSKA TELEFONIA CYFROWA SP. Z O.O.
(euro)28,000,000 Facility Agreement dated 30 March, 2001

1.       We wish to borrow an Advance as follows:

         (a)      Utilisation Date: [                   ]

         (b)      Currency/Amount: [                   ]

         (c)      Interest Period: [                   ]

         (d)      Payment instructions: [                   ].

2. We confirm that the Advance referred to in this Request will be repaid on the date and in accordance with the terms set out in the Facility Agreement.

3. We confirm that each condition specified in Clause 4.1 (Conditions Precedent to Utilisation) is satisfied on the date of this Request.



By: ____________________________________

POLSKA TELEFONIA CYFROWA SP. Z O.O.
Authorised Signatory


                                       77
--------------------------------------------------------------------------------

                                   SCHEDULE H

      EXISTING FINANCIAL INDEBTEDNESS OF THE BORROWER AND ITS SUBSIDIARIES

                                                                                               OUTSTANDING
                                                                                               PRINCIPAL
                                                                                               AMOUNT AS OF
                                                                                               31 DECEMBER
                                                                                               2000/NEGATIVE
                                                           DEBT CERTIFICATE                    MARK-TO-MARKET
GRANTOR/          DEBT ISSUER/        DESCRIPTION OF       NUMBER/FACILITY     FINAL           VALUE AS OF 31
COUNTERPARTY      BORROWER            INDEBTEDNESS         AGREEMENT NUMBER    MATURITY        DECEMBER 2000         FACILITY LIMIT
------------      ------------        --------------       ----------------    --------        --------------        --------------
N/A               PTC International   10 3/4% Senior       N/A                 July 1, 2007    USD 253 million       N/A
                  Finance B.V.        Subordinated                                             at final maturity
                                      Guaranteed
                                      Discount Notes


N/A               PTC International   11 1/4% Senior       N/A                 December 1,     Euro 300 million      N/A
                  Finance II S.A.     Subordinated                             2009            and USD 150 million
                                      Guaranteed                                               at final maturity
                                      Discount Notes


Mahler            PTC Sp. z o.o.      Finance lease of     N/A (Finance        March, 2012     USD 53.6 million      N/A
                                      headquarters         Lease Agreement                     (value of future
                                                           of 23 April 1997)                   lease payments as
                                                                                               of 31 December 2000)


Ministry of       PTC Sp. z o.o.      Licence GSM 900 -    2/96/GSM2           March 31,       Euro 56 100 000       N/A
Communications                        the remaining                            2001
                                      instalment


Ministry of       PTC Sp. z o.o.      Licence GSM 1800 -   498/99              September 30,   Euro 33 431 000       N/A
Communications                        remaining                                2002
                                      instalments


Ministry of       PTC Sp. z o.o.      Licence UMTS         2/UMTS issued       September 30,   Euro 650 000 000      N/A
Communications                                             December 20, 2000   2022


*BRE BANK SA      PTC Sp. z o.o.      Overdraft limit      02/162/98/Z/VV      N/A             PLN 25 950 222.67     PLN 30 000 000


*CITIBANK         PTC Sp. z o.o.      Overdraft &          Framework           N/A             Guarantee:            DEM 11 350 000
(Poland) SA                           Guarantee Limit      Agreement                           PLN 6 303 159.65 as
                                                           No. 145/98                          of 31 December 2000
                                                                                               Overdraft:
                                                                                               PLN 10 392 199.26
                                                                                               as of 31 December
                                                                                               2000

                                       78
--------------------------------------------------------------------------------

                                                                                               OUTSTANDING
                                                                                               PRINCIPAL
                                                                                               AMOUNT AS OF
                                                                                               31 DECEMBER
                                                                                               2000/NEGATIVE
                                                           DEBT CERTIFICATE                    MARK-TO-MARKET
GRANTOR/          DEBT ISSUER/        DESCRIPTION OF       NUMBER/FACILITY     FINAL           VALUE AS OF 31
COUNTERPARTY      BORROWER            INDEBTEDNESS         AGREEMENT NUMBER    MATURITY        DECEMBER 2000         FACILITY LIMIT
------------      ------------        --------------       ----------------    --------        --------------        --------------
*CITIBANK         PTC Sp. z o.o.      Credit Card Limit    Agreement of        N/A             97 675.09 PLN as      PLN 1 338 000
(Poland) SA                                                April, 2000                         of 31 December 2000


*ING BARINGS      PTC Sp. z o.o.      Guarantee Limit      N/A                 N/A             6 413 055.10 PLN as   USD 3 500 000
                                                                                               of 31 December 2000


*Deutsche Bank    PTC Sp. z o.o.      Short Term           N/A                 N/A             N/A                   Euro 5 000 000,
Polska S.A.                           Facility Limit                                                                 out of which
                                                                                                                     Euro 2 000 000
                                                                                                                     represents
                                                                                                                     overdraft limit


ING Barings       PTC Sp. z o.o.      Guarantee issued     GO/03337            January 31,     PLN 4,950,664.28      N/A
                                      in favour of Mahler                      2001
                                      Sp. z o.o. with
                                      respect to finance
                                      lease payments


N/A               PTC Sp. z o.o.      Unconditional        N/A                 July 1, 2007    USD 253 million       N/A
                                      Guarantee issued
                                      in favour of
                                      holders of 10 3/4%
                                      Senior Subordinated
                                      Guaranteed Discount
                                      Notes


N/A               PTC Sp. z o.o.      Unconditional and    N/A                 December 1,     Euro 300 million      N/A
                                      Irrevocable                              2009            and USD 150 million
                                      Guarantee issued in
                                      favour of holders
                                      of 11 1/4% Senior
                                      Subordinated
                                      Guaranteed
                                      Discount Notes


Citibank          PTC Sp. z o.o.      NDF Buy              N/A                 April 2, 2001   PLN  5 404 500.00     N/A
                                      EUR 10 000 000.00


Citibank          PTC Sp. z o.o.      NDF Buy              N/A                 April 2, 2001   PLN 5 397 500.00      N/A
                                      EUR 10 000 000.00

                                       79
--------------------------------------------------------------------------------

                                                                                               OUTSTANDING
                                                                                               PRINCIPAL
                                                                                               AMOUNT AS OF
                                                                                               31 DECEMBER
                                                                                               2000/NEGATIVE
                                                           DEBT CERTIFICATE                    MARK-TO-MARKET
GRANTOR/          DEBT ISSUER/        DESCRIPTION OF       NUMBER/FACILITY     FINAL           VALUE AS OF 31
COUNTERPARTY      BORROWER            INDEBTEDNESS         AGREEMENT NUMBER    MATURITY        DECEMBER 2000         FACILITY LIMIT
------------      ------------        --------------       ----------------    --------        --------------        --------------

ING               PTC Sp. z o.o.      NDF Buy              N/A                 April 2, 2001   PLN 5 396 500.00      N/A
                                      EUR 10 000 000.00


Citibank          PTC Sp. z o.o.      NDF Buy              N/A                 April 2, 2001   PLN 5 408 500.00      N/A
                                      EUR 10 000 000.00


ING               PTC Sp. z o.o.      NDF Buy              N/A                 April 2, 2001   PLN 5 436 500.00      N/A
                                      EUR 10 000 000.00


Merrill Lynch     PTC Sp. z o.o.      NDF Buy              N/A                 April 2, 2001   PLN 2 983 815.00      N/A
                                      EUR 6 100 000.00


Citibank          PTC Sp. z o.o.      Forward Buy          N/A                 June 1, 2001    PLN 11 107 125.00     N/A
                                      EUR 16 875 000.00
                                      (SWAP)


ING               PTC Sp. z o.o.      Forward Buy          N/A                 June 1, 2001    PLN  4 738 078.13     N/A
                                      EUR 8 437 500.00
                                      (SWAP)


Deutsche Bank     PTC Sp. z o.o.      NDF Buy              N/A                 April 2, 2001   N/A                   N/A
Polska S.A.                           EUR 55,000,000.00

                                       80
--------------------------------------------------------------------------------

                                   SCHEDULE I

                           EXISTING HEDGING AGREEMENTS


ISDA Agreements concluded with:
Dresdner Bank AG dated 19 September 2000;
Merrill Lynch Capital Services, INC dated 15 March 2000;
ABN AMRO Bank NV dated 15 March 2000; and
Citibank NA dated 5 May 2000.


Quasi ISDA Agreements concluded with Polish banks:
BRE Bank SA dated 22 March 2000;
Citibank (Poland) SA dated 6 March 2000; and
ING Bank NV (Oddzia1 Warszawa) dated 6 March 2000.


Other hedging agreements concluded with Polish banks:
ABN AMRO Bank (Polska) SA dated 15 March 2000; and
Deutsche Bank Polska S.A. dated on or about 20 March 2001.


                                       81
--------------------------------------------------------------------------------

                                   SCHEDULE J

                              COVENANT DEFINITIONS

1. Capitalised terms used in this Schedule and not otherwise defined herein shall have the meanings assigned to them in the first paragraph of this Agreement and Clause 1 (Interpretation).

2.       Definitions

         "ACCOUNTING PERIOD"

         in relation to any person means any period of approximately three months (ending on the last day in March, June, September and December of each year) or one year ending on the last day in December for which Accounts of such person are required to be delivered pursuant to this Agreement.

         "ADJUSTED CASH FLOW"

         means, for any period, the Cash Flow for each fiscal quarter (and any shorter period) during such period, translated into U.S. Dollars at the Dollar/Zloty Exchange Rate applicable during each such quarter (or shorter period).

         "ADJUSTED CONSOLIDATED NET WORTH"

         means the sum of (i) each equity investment (other than investments in Disqualified Stock) in the Borrower, translated into U.S. Dollars at the Dollar/Zloty Exchange Rate at the time of each such investment plus
         (ii) Consolidated Net Income for each full fiscal quarter (or shorter period) from the formation of the Borrower to the date of calculation, translated into U.S. Dollars at the Dollar/Zloty Exchange Rate applicable during each such quarter (or shorter period) minus (iii) any dividends, distributions or payments that would be Restricted Payments under sub-paragraph (a) or (b) of the definition of "RESTRICTED PAYMENTS", translated into U.S. Dollars at the Dollar/Zloty Exchange Rate applicable at the time of such dividend, distribution or payment.

         "ADJUSTED FOREIGN DEBT FX LOSSES"

         means, for any period, Consolidated Foreign Debt FX Losses for each fiscal quarter (and any shorter period) during such period, translated into U.S. Dollars at the Dollar/Zloty Exchange Rate applicable during each such quarter (or shorter period).

         "ADJUSTED INTEREST EXPENSE"

         means, for any period, Consolidated Interest Expense for each fiscal quarter (and any shorter period) during such period, translated into U.S. Dollars at the Dollar/Zloty Exchange Rate applicable during each such quarter (or shorter period).

         "AFFILIATE"

         of any specified Person means

         (a) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person or

         (b) any other Person who is a director or officer (i) of such specified Person, (ii) of any Subsidiary of such specified Person or (iii) of any Person described in clause (a) above. For the purposes


                                       82
--------------------------------------------------------------------------------
                  of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled' have meanings correlative to the foregoing. For purposes of Clause 19.16 (Transactions with Affiliates) and Clause 19.15 (Limitation on Asset Sales) only, "AFFILIATE" shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Borrower or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence of this definition.

         "AFFILIATE TRANSACTION"

         has the meaning assigned to it in 19.16 (Transactions with Affiliates).

         "ATTRIBUTABLE DEBT"

         means Debt deemed to be incurred in respect of a Sale and Leaseback Transaction and shall be, at the date of determination, the greater of
         (i) the Fair Market Value of the Property subject to such Sale and Leaseback Transaction and (ii) the present value (discounted at the interest rate borne by the Notes, compounded annually), of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

         "AVERAGE LIFE"

         means, as of the date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing (a) the sum of the product of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (b) the sum of all such payments.

         "BANK CREDIT FACILITY"

         means the senior syndicated loan facility agreement entered into by the Borrower with a syndicate of banks or other financial institutions and each Finance Document referred to therein, as they may be amended, modified, supplemented, replaced, renewed, extended or restated from time to time.

         "BANK DEBT"

         means Senior Debt under or in respect of the Bank Credit Facility and, following the payment in full of the Bank Credit Facility, Senior Debt under or in respect of a Senior Debt financing facility (including debt securities) outstanding or committed in a principal amount of at least $10 million that is designated by the Borrower from time to time in a notice to the Agent signed by the Representative of the immediately preceding facility constituting the Bank Debt as constituting the "BANK DEBT".

         "BOARD RESOLUTION"

         means a copy of a resolution certified by an Officer to have been duly adopted by the Management Board or the Supervisory Board, as the context may require, and to be in full force and effect on the date of such certification, and which is delivered to the Agent.

         "BUSINESS DAY"


                                       83
--------------------------------------------------------------------------------
         means any day (other than a Saturday or Sunday) which is not a day on which banking institutions in the cities of Warsaw, Poland, Amsterdam, The Netherlands, London, England, Boston, Massachusetts, U.S.A., Hartford, Connecticut, U.S.A., Luxembourg or New York, New York, U.S.A. are authorised or obligated by law to close for business.

         "CAPITAL EXPENDITURE DEBT"

         means Debt (including Capital Lease Obligations) Incurred by the Borrower or a Restricted Subsidiary to finance a capital expenditure related to the Telecommunications Business so long as (a) such capital expenditure is or should be included as an addition to "Tangible Fixed Assets or Intangible Fixed Assets, at cost" in accordance with IAS, (b) such Debt is Incurred within 180 days of the date such capital expenditure is made and (c) such debt does not exceed the fair market value of the assets acquired or constructed.

         "CAPITAL LEASE OBLIGATIONS"

         means Debt represented by obligations under a lease that is required to be capitalised for financial reporting purposes in accordance with IAS; and the amount of such Debt shall be the capitalised amount of such obligations determined in accordance with IAS; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Clause 19.17 (Limitation on Liens), a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

         "CAPITAL STOCK"

         means, with respect to any Person, any and all shares or other equivalents (however designated) of corporate stock, partnership interests or any other participation, right, warrant, option or other interest in the nature of an equity interest in such Person, but excluding any debt security convertible or exchangeable into such equity interest; provided, however, that "CAPITAL STOCK" shall not include Disqualified Stock.

         "CAPITAL STOCK SALE PROCEEDS"

         means the aggregate Net Cash Proceeds received by the Borrower from the issue or sale (other than to a Subsidiary or an employee stock ownership plan or trust established by the Borrower or any Subsidiary) by the Borrower of any class of its Capital Stock (other than Disqualified Stock) after the Issue Date, including Capital Stock issued upon conversion of convertible debt and upon the exercise of options, warrants or rights to purchase Capital Stock.

         "CASH"

         means any credit balances on any deposit, savings or current account with any deposit, savings or current account with any Bank or bank or other financial institution which has (or the Holding Company of which has) a long-term debt rating of at least (a) "BBB-" from S&P and "Baa3" from Moody's in any amount or (b) "BB" from S&P and "Ba" from Moody's in such amounts as may be agreed between the Agent and the Borrower from time to time; short term government securities of Poland, a member state of the European Union or a member of the G7 group of nations; and cash in hand but excluding any cash on deposit in any escrow account maintained to secure or fund payment of interest on high yield bonds.

         "CASH FLOW"

         means, for any period, the sum of (w) Consolidated Net Income, plus (x) Consolidated Interest Expense, plus (y), to the extent deducted in calculating such Consolidated Net Income for such period, (i) all income tax expense of the Borrower and its consolidated Restricted Subsidiaries,


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

         (ii) depreciation expense of the Borrower and its consolidated Restricted Subsidiaries, (iii) amortization expense of the Borrower and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period), (iv) Consolidated Foreign Debt FX Losses and (v) all other non-cash charges of the Borrower and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period), minus (z) all non-cash items added in calculating such Consolidated Net Income for such period, all determined in accordance with IAS consistently applied. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute Cash Flow only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Borrower by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

         "CONSOLIDATED CAPITAL RATIO"

         means, as of any date, the ratio of (x) the aggregate consolidated principal amount of Debt of the Borrower and its Restricted Subsidiaries then outstanding to (y) Adjusted Consolidated Net Worth.

         "CONSOLIDATED CURRENT LIABILITIES"

         means, as of any date of determination, the aggregate amount of liabilities of the Borrower and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), on a consolidated basis, after eliminating (a) all intercompany items between the Borrower and any Restricted Subsidiary and (b) all current maturities of long-term Debt, all as determined in accordance with IAS consistently applied.

         "CONSOLIDATED FOREIGN DEBT FX LOSSES"

         means, for any period, all losses or expenses of the Borrower and its Consolidated Restricted Subsidiaries reflected in the consolidated statement of operations in respect of Debt of the Borrower or a Restricted Subsidiary that is denominated in a currency other than the Polish Zloty to the extent that such loss or expense is due to a decline in the value of the Polish Zloty against such foreign currency and is deducted in calculating Consolidated Net Income for such period.

         "CONSOLIDATED INTEREST EXPENSE"

         means, for any period, the total interest expense of the Borrower and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent Incurred by the Borrower or its Restricted Subsidiaries, (i) interest expense attributable to capital leases and one-third of the rental expense attributable to operating leases, (ii) amortisation of debt discount and debt issuance cost, (iii) capitalised interest, (iv) non-cash interest expenses, (v) accrued interest, (vi) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vii) net costs associated with Hedging Obligations (including amortisation of fees), (viii) Preferred Stock dividends in respect of all Preferred Stock held by Persons other than the Borrower or a Wholly Owned Subsidiary, (ix) interest Incurred in connection with Investments in discontinued operations, (x) interest accruing on any Debt of any other Person to the extent such Debt is Guaranteed by the Borrower or any Restricted Subsidiary and (xi) the cash contributions to any employee stock ownership plan or similar trust to the extent such


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

         contributions are used by such plan or trust to pay interest or fees to any Person (other than the Borrower) in connection with Debt Incurred by such plan or trust.

         "CONSOLIDATED NET INCOME"

         means, for any period, the net income (loss) of the Borrower and its consolidated Subsidiaries; provided, however, that there shall not be included in Consolidated Net Income (a) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that, (i) subject to the exclusion contained in (d) below, the Borrower's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Person during such period to the Borrower or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in sub-paragraph (c) below), and (ii) the Borrower's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income, (b) any net income (loss) of any Person acquired by the Borrower or a Subsidiary of such Person in a pooling of interests transaction for any period prior to the date of such acquisition, (c) any net income (loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Borrower, except that (i) subject to the exclusion contained in sub-paragraph (d) below, the Borrower's equity in the net income of any such Restricted Subsidiary for such period shall be included in Consolidated Net Income up to the aggregate amount of cash distributed by such Restricted Subsidiary during such period to the Borrower or another Restricted Subsidiary as a dividend (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this sub-paragraph (c)) and (ii) the Borrower's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income, (d) any gain (but not loss) realised upon the sale or other disposition of any Property of the Borrower or its consolidated Subsidiaries (including pursuant to any Sale and Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business, (e) any extraordinary gain or loss and (f) the cumulative effect of a change in accounting principles.

         "CONSOLIDATED NET TANGIBLE ASSETS"

         means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Borrower and its consolidated Restricted Subsidiaries as the total assets (less accumulated depreciation and amortisation, allowances for doubtful receivables, other applicable reserves and other properly deductible items) of the Borrower and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with IAS consistently applied, and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of (without duplication): (a) the excess of cost over fair market value of assets or businesses acquired; (b) any revaluation or other write-up in book value of assets subsequent to the last day of the fiscal quarter of the Borrower immediately preceding the Issue Date as a result of a change in the method of valuation in accordance with IAS; (c) unamortised debt discount and expenses and other unamortised deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organisation or developmental expenses and other intangible items; (d) minority interests in consolidated Subsidiaries held by Persons other than the Borrower or a Restricted Subsidiary; (e) treasury stock; (f) cash set aside and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and (g) Investments in and assets of Unrestricted Subsidiaries.

         "CURRENCY EXCHANGE PROTECTION AGREEMENT"


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

         means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

         "DEBT"

         means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of
         (A) debt of such Person for money borrowed and (B) debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person; (iii) all obligations of such Person issued or assumed as the deferred purchase price of Property, the principal component of all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable or accrued expenses arising in the ordinary course of business); (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Restricted Subsidiary of such Person, any Preferred Stock of such Restricted Subsidiary (but excluding, in each case, any accrued dividends); (vi) all obligations of the type referred to in sub-paragraphs (i) through (v) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee, other than an obligation owed, or dividends payable, to the Borrower or a Restricted Subsidiary; (vii) all obligations (other than an obligation owed to the Borrower or a Restricted Subsidiary) of the type referred to in sub-paragraphs (i) through (vi) above of other Persons secured by any Lien on any Property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such Property or assets or the amount of the obligation so secured and (viii) to the extent not otherwise included in this definition, Net Payment Obligations under Hedging Obligations of such Person. With respect to sub-paragraphs (ii) and (iv) above, the amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described in such clauses plus the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

         "DESIGNATED SENIOR DEBT"

         means Senior Debt under or in respect of the Bank Credit Facility and each other Senior Debt facility outstanding or committed in a principal amount of at least $20.0 million.

         "DISQUALIFIED STOCK"

         means, with respect to any Person, Redeemable Stock of such Person that is owned other than by the Borrower or another Restricted Subsidiary as to which the maturity, mandatory redemption, conversion or exchange (other than a conversion or exchange into Subordinated Obligations of the Borrower or a Restricted Subsidiary) or redemption at the option of the holder thereof occurs, or may occur, on or prior to the first anniversary of the Final Repayment Date; provided, however, that Redeemable Stock in such Person that would not otherwise be characterised as Disqualified Stock under this definition shall not constitute Disqualified Stock


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

         if such Redeemable Stock is convertible or exchangeable into Debt solely at the option of the issuer thereof.

         "DM EQUIVALENT"

         means, with respect to any monetary amount in a currency other than Deutschmarks, at any time for the determination thereof, the amount of Deutschmarks obtained by converting such currency involved in such computation into Deutschmarks at the spot mid-rate for Deutschmarks against the applicable foreign currency as quoted by Deutsche Bundesbank at approximately 13:00 (Frankfurt time) and which appears on the Reuters Money News System Page FXGF (or such information service as may replace such system, or if such system or its replacement is not replaced, such internationally recognized system as the Agent may select) on the date two Business Days prior to such determination.

         "DOLLAR ESCROW ACCOUNT"

         means the escrow account established with the trustee for the Dollar Notes pursuant to the terms of the Dollar Escrow Agreement for the deposit of a portion of the proceeds from the sale of the Dollar Notes.

         "DOLLAR ESCROW AGREEMENT"

         means the Escrow Agreement, dated as of the date of the Dollar High Yield Indenture, made by Holdings in favour of the trustee for the Dollar Notes.

         "DOLLAR HIGH YIELD INDENTURE"

         means the indenture dated 23 November, 1999 between PTC International Finance II S.A., PTC International Finance (Holding) B.V., Polska Telefonia Cyfrowa Sp. z o.o., and State Street Bank and Trust Company, as trustee, pursuant to which $150,000,000 of 11 1/4% senior subordinated guaranteed notes due 2009 were issued.

         "DOLLAR NOTES"

         means the 11 1/4% senior subordinated guaranteed notes due 2009 issued by the Issuer pursuant to the Dollar High Yield Indenture.

         "DOLLAR NOTES GUARANTEES"

         means the Dollar Notes Parent Guarantee and the Dollar Notes Holdings Guarantee.

         "DOLLAR NOTES HOLDINGS GUARANTEE"

         means the obligations of Holdings pursuant to its Guarantee of the Issuer's obligations under the Dollar Notes and the Dollar High Yield Indenture.

         "DOLLAR NOTES PARENT GUARANTEE"

         means the obligations of the Borrower pursuant to its Guarantee of the Issuer's obligations under the Dollar Notes and the Dollar High Yield Indenture.

         "DOLLAR/ZLOTY EXCHANGE RATE"

         means the U.S. Dollar/Polish Zloty exchange rate published by the National Bank of Poland at the end of the trading day in Warsaw on the date of determination or, in the case of a period, the average of such exchange rates so published on each day during such period.

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

         "ESCROW ACCOUNTS"

         means the Euro Escrow Account and the Dollar Escrow Account.

         "ESCROW AGREEMENTS"

         means the Euro Escrow Agreement and the Dollar Escrow Agreement.

         "EURO ESCROW ACCOUNT"

         means the account established with the trustee for the Euro Notes pursuant to the terms of the Euro Escrow Agreement for the deposit of a portion of the proceeds from the sale of the Euro Notes.

         "EURO ESCROW AGREEMENT"

         means the Escrow Agreement, dated as of the date of the Euro High Yield Indenture, made by Holdings in favour of the trustee for the Euro Notes.

         "EURO HIGH YIELD INDENTURE" means the indenture dated 23 November, 1999 between PTC International Finance II S.A., PTC International Finance (Holding) B.V, Polska Telefonia Cyfrowa Sp.z.o.o. and State Street Bank and Trust Company, as trustee, pursuant to which (euro)300,000,000 of 11 1/4% Senior Subordinated Guaranteed Notes due 2009 were issued.

         "EURO NOTES"

         means the Issuer's 11 1/4% Senior Subordinated Guaranteed Notes due December 1, 2009 denominated in Euros.

         "EURO NOTES HOLDINGS GUARANTEE"

         means Holdings' Guarantee of the obligations of the Issuer under the Euro Notes and the Euro High Yield Indenture.

         "EURO NOTES PARENT GUARANTEE"

         means the Borrower's Guarantee of the obligations of the Issuer under the Euro Notes and the Euro High Yield Indenture.

         "EXCHANGE ACT"

         means the United States Securities and Exchange Act of 1934, as amended from time to time.

         "EXCHANGE OFFER"

         means the exchange offer that may be pursuant to the Registration Rights Agreement.

         "EXISTING NOTES"

         means the 10 3/4% Senior Subordinated Guaranteed Discount Notes due July 1, 2007 issued by PTC International Finance B.V., a Wholly Owned Subsidiary of the Borrower.

         "EXISTING NOTES GUARANTEE"

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

         means the Borrower's Guarantee of PTC International Finance B.V.'s obligations under the Existing Notes and the indenture for the Existing Notes.

         "FAIR MARKET VALUE"

         means, with respect to any Property or asset, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined, except as otherwise provided, (a) if such Property or asset has a Fair Market Value of $5.0 million or less, by any Officer or (b) if such Property or asset has a Fair Market Value in excess of $5.0 million, by a majority of the Management Board and evidenced by a Board Resolution, dated within 30 days of the relevant transaction, delivered to the Agent.

         "GSM 900 LICENSE"

         means the GSM 900 license awarded by the Polish Ministry of Communications to the Borrower in February 1996.

         "GSM 1800 LICENSE"

         means the GSM 1800 license awarded by the Polish Ministry of Communications to the Borrower in August 1999.

         "GUARANTEE"

         means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person
         (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner a creditor or other obligee of such other Person against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include
         (a) endorsements for collection or deposit in the ordinary course of business or (b) a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under sub-paragraph (b) of the definition of Permitted Investments. The term "Guarantee" used as a verb has a corresponding meaning.

         "HEDGING OBLIGATIONS"

         of any Person means any obligation of such Person pursuant to any Interest Rate Protection Agreement, Currency Exchange Protection Agreement or any other similar agreement or arrangement.

         "HOLDER"

         means the Person in whose name a Note is registered on the registrar's books.

         "IAS"

         means accounting principles issued by the International Accounting Standards Committee from time to time.

         "INCUR"

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

         means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to IAS or otherwise, of any such Debt or obligation on the balance sheet of such Person (and "INCURRENCE", "INCURRED", "INCURRABLE" and "INCURRING" shall have meanings correlative to the foregoing); provided, however, that a change in IAS that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided further, that solely for purposes of determining compliance with Clause
         19.12 (Limitation on Borrower Debt) and Clause 19.18 (Limitation on Debt and Preferred Stock of Restricted Subsidiaries) amortization of debt discount shall not be deemed to be the Incurrence of Debt, provided that in the case of Debt sold at a discount, the amount of such Debt Incurred shall at all times be the aggregate principal amount at Stated Maturity.

         "INDEPENDENT APPRAISER"

         means an investment banking firm of national standing or any third party appraiser of national standing; provided, however, that such firm or appraiser is not an Affiliate of the Borrower.

         "INTERCOMPANY RECEIVABLES"

         means the obligations of the Borrower and, if applicable, any Restricted Subsidiary to the Issuer in respect of the loans by the Issuer to the Borrower and any such Restricted Subsidiary of the proceeds of the Notes.

         "INTEREST RATE PROTECTION AGREEMENT"

         means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect against fluctuations in interest rates.

         "INVESTMENT"

         by any Person means any direct or indirect loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person. For purposes of the definition of "Restricted Payment" and Clause 19.13 (Limitation on Restricted Payments), "INVESTMENT" shall include the portion (proportionate to the Borrower's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Borrower at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Borrower shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to
         (x) the net amount of the Borrower's "Investment" in such Subsidiary through the date of such redesignation less (y) the portion (proportionate to the Borrower's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation. In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

         "ISSUE DATE"

         means 23 November, 1999.

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

         "ISSUER"

         means PTC International Finance II S.A. until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the Notes.

         "ISSUER GUARANTEES"

         means all obligations of the Issuer under or in respect of its Guarantees of the obligations of the Borrower and its Subsidiaries under (i) the Bank Credit Facility, (ii) Hedging Obligations that constitute Permitted Debt and (iii) other Senior Debt in respect of which such Guarantees may be provided at the option of the Issuer, as such Guarantees may be amended, modified, supplemented, replaced, renewed, extended or restated from time to time.

         "LIEN"

         means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority, ograniczone prawo rzeczowe ("limited property right") or other security agreement or preferential arrangement of any kind or nature whatsoever, whether consensual or statutory on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).

         "MANAGEMENT BOARD"

         means the Management Board of the Borrower or any committee thereof duly authorised to act on behalf of such Board.

         "MINUTES OF USE"

         means, for any period with respect to incoming and outgoing calls, the aggregate amount of time billed to all subscribers to the Borrower's systems for such period.

         "MOODY'S"

         means Moody's Investors Service, Inc. and its successors.

         "NET CASH PROCEEDS"

         means, with respect to any issuance or sale of Capital Stock, the cash proceeds of such issuance or sale, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

         "NET PAYMENT OBLIGATIONS"

         means, at any time, the net amount that a Person would be required to pay to a counterparty upon the consensual termination at such time of all Hedging Obligations to which such Person is a party.

         "OFFICER"

         means the general director or the director of finance of the Borrower or any other member of the Management Board or the Supervisory Board.


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

         "OFFICER'S CERTIFICATE"

         means a certificate signed by an Officer, in the case of the Borrower, or a managing director of the Issuer or any Person authorised by a resolution of the board of managing directors of the Issuer, and in each case delivered to the Agent.

         "OPINION OF COUNSEL"

         means a written opinion from legal counsel who is acceptable to the Agent. The counsel may be an employee of or counsel to the Borrower or the Agent.

         "PERMITTED DEBT"

         has the meaning given to such term in Clause 19.12 (Limitation on Borrower Debt).

         "PERMITTED INVESTMENT"

         means an Investment by the Borrower or any Restricted Subsidiary in (a)
         (i) the form of loans or advances to the Borrower or (ii) a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Telecommunications Business; (b) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Borrower or a Restricted Subsidiary; provided, however, that such Person's primary business is a Telecommunications Business; (c) Temporary Cash Investments; (d) receivables owing to the Borrower or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Borrower or any such Restricted Subsidiary deems reasonable under the circumstances; (e) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (f) loans and advances to employees made in the ordinary course of business consistent with past practices of the Borrower or such Restricted Subsidiary, as the case may be, provided that such loans and advances do not exceed $1.0 million at any one time outstanding; (g) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Borrower or any Restricted Subsidiary or in satisfaction of judgments; (h) any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with a disposal consummated in compliance with Clause 19.15 (Limitation on Asset Sales); and (i) in addition to Investments described in clauses (a) through (h) of this definition of "Permitted Investments", Investments valued at Fair Market Value at the time made not to exceed $10.0 million outstanding at any one time in the aggregate.

         "PERMITTED LIENS" means

         (a)      (Liens securing Senior Debt;

         (b) Liens on the Property of the Borrower or any Restricted Subsidiary existing on the Issue Date, including with respect to the Escrow Accounts;

         (c) Liens to secure Debt permitted to be Incurred under sub-paragraph (b) (iii) of Clause 19.12 (Limitation on Borrower Debt) or under sub-paragraph (b) of Clause 19.18 (Limitation on Debt and Preferred Stock of Restricted Subsidiaries);

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

         (d) Liens for taxes, assessments or governmental charges, duties or levies on the Property of the Borrower or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently conducted; provided that any reserve or other appropriate provision that shall be required in conformity with IAS shall have been made therefor;

         (e) Liens imposed by law, such as carriers', warehousemen's, mechanics' and landlord's Liens and other similar Liens on the Property of the Borrower or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations which are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

         (f) Liens on the Property of the Borrower or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, in each case, which are not incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of the Borrower and its Restricted Subsidiaries taken as a whole;

         (g) Liens on Property at the time the Borrower or any Restricted Subsidiary acquired such Property, including any acquisition by means of a merger or consolidation with or into the Borrower or any Restricted Subsidiary; provided, however, that such Lien shall not have been Incurred in anticipation or in connection with such transaction or series of transactions pursuant to which such Property was acquired by the Borrower or any Restricted Subsidiary;

         (h) pledges or deposits by the Borrower or any Restricted Subsidiary under workmen's compensation laws, unemployment insurance laws or similar legislation, good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Borrower or any Restricted Subsidiary is a party, deposits to secure public or statutory obligations of the Borrower, and deposits for the payment of rent, in each case Incurred in the ordinary course of business;

         (i) Liens on the Property of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Borrower or any other Restricted Subsidiary which is not a direct Subsidiary of such Person; provided further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Restricted Subsidiary;

         (j) utility easements, building or zoning restrictions and such other encumbrances or charges against real Property and defects of title as are of a nature generally existing with respect to properties of a similar character;

         (k) Liens on the Property of the Borrower or any Restricted Subsidiary to secure any extension, renewal, refinancing, replacement or refunding (or successive extensions, renewals, refinancings, replacements or refundings), in whole or in part, of any Debt secured by Liens referred to in any of sub-paragraphs (a), (b), (c), (g) or (i) above; provided, however, that any such Lien will be limited to all or part of the same Property that secured the original Lien (plus improvements on such Property) and the aggregate principal amount of Debt that is secured by such Lien will not be increased to an amount greater than the sum of (A) the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens described under sub-paragraphs (a), (b), (c), (g) or (i) above at the time the original Lien became a Permitted Lien under the Indenture and
                  (B) an amount necessary to pay any premiums, fees

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

                  and other expenses incurred by the Borrower in connection with such refinancing, refunding, extension, renewal or replacement;

         (l)      Liens on the Property of any Unrestricted Subsidiary;

         (m)      Liens in favour of the Borrower or any Restricted Subsidiary;

         (n) Liens on the Property of the Borrower or any Restricted Subsidiary pursuant to conditional sale or title retention agreements;

         (o) Liens on the Property of the Borrower or any Restricted Subsidiary relating to judgments being contested in good faith by the Borrower or any Restricted Subsidiary;

         (p) Liens on the Property of the Borrower or any Restricted Subsidiary pursuant to good faith contract deposits;

         (q) Liens on Property of the Borrower or any Restricted Subsidiary arising as a result of immaterial leases of such Property to other Persons;

         (r) any Lien securing Debt of the Borrower or any Restricted Subsidiary, provided that the Lien only extends to cash or other current assets to be used by the Borrower or such Restricted Subsidiary to make payments of interest (and other obligations) on such Debt; or

         (s)      extensions or renewals of Liens permitted by sub-paragraphs
                  (a) through (r) above.

         "PERSON"

         means any individual, corporation, company (including any limited liability company), partnership, joint venture, trust, unincorporated organisation, government or any agency or political subdivision thereof or any other entity.

         "POLISH GOVERNMENT OBLIGATIONS"

         means direct obligations (or certificates representing an ownership interest in such obligations) of the Republic of Poland (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the Republic of Poland is pledged.

         "PREFERRED STOCK"

         means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person over shares of any other class of Capital Stock issued by such Person.

         "PRO FORMA"

         means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation performed in accordance with Article II of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the Management Board after consultation with the independent certified public accountants of the Borrower, or otherwise a calculation made in good faith by the Management Board after consultation with the independent certified public accountants of the Borrower, as the case may be.

         "PROPERTY"

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

         means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to the Indenture, the value of any Property shall be its Fair Market Value.

         "QUALIFIED DEBT OFFERING"

         means an Incurrence by the Borrower or a Restricted Subsidiary of Debt to banks or other financial institutions or pursuant to a domestic note offering in Poland in an aggregate principal amount that, when taken together with Debt outstanding under the Bank Credit Facility and Refinancing Debt Incurred in respect thereof, does not exceed, and with maturities that would not result in amounts exceeding, the amounts of Debt permitted under sub-paragraph (b) (ii) of Clause 19.12 (Limitation on Borrower Debt) or sub-paragraph (a) of Clause 19.18 (Limitation on Debt and Preferred Stock of Restricted Subsidiaries).

         "RATING CATEGORIES"

         means (i) with respect to S&P, any of the following categories AAA, AA, A, BBB, BB, B, CCC, CC or C; and (ii) with respect to Moody's, any of the following categories Aaa, Aa, A, Baa, Ba, B, Caa, Ca or C.

         "REDEEMABLE STOCK"

         means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or otherwise (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or (iii) is convertible or exchangeable for Debt or Disqualified Stock.

         "REFINANCED DEBT"

         has the meaning assigned to it in Clause 19.12 (Limitation on Borrower
         Debt).

         "REFINANCING DEBT"

         means any Debt that renews, extends, repays, substitutes, refinances or replaces (collectively, "refinances", "refinanced" and "refinancing" shall have correlative meanings) any Debt, including any successive refinancings so long as (a) such Debt is in an aggregate principal or commitment amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of (i) the aggregate principal or commitment amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or in effect, respectively, of the Debt being refinanced and (ii) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such refinancing, and (b) in the case of Subordinated Obligations, (i) the Average Life of such Debt is equal to or greater than the Average Life of the Debt being refinanced, (ii) the Stated Maturity of such Debt is no earlier than the Stated Maturity of the Debt being refinanced, and (iii) such Debt is subordinated in right of payment to Senior Debt or the indebtedness of the Borrower under the Finance Documents to at least the same extent, if any, as the Debt being refinanced; provided that Refinancing Debt shall not include Debt of the Borrower or a Restricted Subsidiary that refinances Debt of an Unrestricted Subsidiary.

         "REGISTRATION RIGHTS AGREEMENT"

         means the Registration Rights Agreement relating to the Notes dated November 23, 1999, among the Issuer, the Borrower and the Initial Purchasers.

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

         "REGULATION S"

         means Regulation S under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

         "REPRESENTATIVE"

         means the trustee, agent or representative expressly authorised to act in such capacity, if any, for any Senior Debt or, if no such Person is so authorised, the holders of such Senior Debt.

         "RESTRICTED PAYMENT"

         means

         (a) any dividend or other payment or distribution (whether made in cash, Property or securities) declared or paid on or with respect to any shares of Capital Stock of the Borrower or Capital Stock of any Restricted Subsidiary except for any dividend or distribution which is made solely to the Borrower or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly Owned Subsidiary, to the other shareholders of such Restricted Subsidiary on a pro rata basis) or dividends or distributions payable solely in shares of Capital Stock (other than Redeemable Stock) of the Borrower;

         (b) a payment made by the Borrower or any Restricted Subsidiary to purchase, redeem, acquire or retire any Capital Stock of the Borrower or a Restricted Subsidiary held by Persons other than the Borrower or any Wholly Owned Subsidiary;

         (c) a payment made by the Borrower or any Restricted Subsidiary to redeem, repurchase, defease or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment, any Subordinated Obligation (other than the purchase, repurchase, or other acquisition of any Subordinated Obligation purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or make any payment on, redeem, repurchase or defease or otherwise acquire or retire for value the Shareholders Loans; or

         (d)      an Investment (other than Permitted Investments) in any
                  Person.

         "RESTRICTED SUBSIDIARY"

         means

         (a) any Subsidiary of the Borrower on or after the Issue Date unless such Subsidiary shall have been designated an Unrestricted Subsidiary as permitted or required pursuant to Clause 19.20 (Restricted and Unrestricted Subsidiaries) and

         (b) an Unrestricted Subsidiary which is redesignated as a Restricted Subsidiary as permitted pursuant to Clause 19.20 (Restricted and Unrestricted Subsidiaries).

         "RULE 144"

         means Rule 144 under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

         "RULE 144A"

         means Rule 144A under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

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

         "S&P"

         means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., and its successors.

         "SALE AND LEASEBACK TRANSACTION"

         means an arrangement relating to Property now owned or hereafter acquired whereby the Borrower or a Restricted Subsidiary transfers such Property to a Person and the Borrower or a Restricted Subsidiary leases it from such Person.

         "SCHEDULED REDUCTIONS"

         shall mean the following amounts on the following dates: (a) DM 50,400,000 on each January 1 and July 1 from January 1, 2002 through July 1, 2003 and (b) DM 67,200,000 on each January 1 and July 1 from January 1, 2004 through January 1, 2007.

         "SEC"

         means the United States Securities and Exchange Commission.

         "SENIOR DEBT"

         means the principal of (and premium, if any), interest (including interest following the filing of any petition in bankruptcy or for reorganisation relating to the Borrower or the Issuer, whether or not such claim for post-petition interest is an allowed claim in such proceeding) on, reimbursements, indemnification, margin payments, fees and other amounts payable under or in respect of (i) the Bank Credit Facility, (ii) refinancings and refundings in whole or in part of the Bank Credit Facility (including successive refinancings and refundings), (iii) Hedging Obligations that constitute Permitted Debt and (iv) other Debt of the Borrower for borrowed money (including, without limitation Capital Lease Obligations and long-term financing provided by vendors of capital equipment) that does not by its terms expressly provide that it is subordinated in right of payment to any other Debt of the Borrower.

         "SENIOR SUBORDINATED DEBT"

         means Debt of the Borrower that specifically provides that such Debt is to rank equally with the obligations of the Borrower under the Finance Documents, the Dollar Notes Parent Guarantee, the Euro Notes Parent Guarantee and the Existing Notes Guarantee and does not by its terms expressly provide that it is subordinated to any other obligation of the Borrower which is not Senior Debt.

         "SHAREHOLDERS' AGREEMENT"

         means the agreement among the Borrower, Elektrim, U S West, DeTeMobil and certain other shareholders of the Borrower dated December 2, 1995, as amended on March 11, 1997.

         "SHELF REGISTRATION STATEMENT"

         means the Shelf Registration Statement as defined in the Registration Rights Agreement.

         "STATED MATURITY"

         means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of

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

         such note at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

         "SUBORDINATED OBLIGATION"

         means any Debt of the Borrower or the Issuer (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment, in the case of Debt of the Borrower, to the Borrower's obligations under the Finance Documents, the Dollar Notes Parent Guarantee, the Euro Notes Parent Guarantee, the Existing Notes Guarantee and, in the case of the Issuer, to the Dollar Notes or the Euro Notes, in each case pursuant to a written agreement to that effect.

         "SUBSIDIARY"

         of any specified Person means any corporation, partnership, joint venture, association or other business entity, whether now existing or hereafter organised or acquired,

         (a) in the case of a corporation, of which at least 50% of the total voting power of the Voting Stock is held by such first-named Person or any of its Subsidiaries and such first-named Person or any of its Subsidiaries has the power to direct the management, policies and affairs thereof; or

         (b) in the case of a partnership, joint venture, association, or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise if in accordance with IAS such entity is consolidated with the first-named Person for financial statement purposes.

         "SUPERVISORY BOARD"

         means the Supervisory Board of the Borrower or any committee thereof duly authorised to act on behalf of such Board.

         "SURVIVING PERSON"

         has the meaning assigned to it in Clause 19.22 (Consolidation, Merger or Sale of Assets).

         "TELECOMMUNICATIONS BUSINESS"

         means the business of (i) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities, (ii) constructing, creating, developing or marketing communications related network equipment, software and other devices for use in a telecommunications business or (iii) evaluating, participating or pursuing any other activity or opportunity that is primarily related to those identified in (i) or (ii) above.

         "TEMPORARY CASH INVESTMENTS"

         means any of the following:

         (a) Investments in U.S. Government Securities or Polish Government Obligations maturing within 90 days of the date of acquisition thereof,

         (b) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 90 days of the date of acquisition thereof issued by Citibank (Poland) S.A., BRE S.A. or a bank or trust company which is organised under the laws of the United States of America or any state thereof or any country recognised by the United States of America having

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

                  capital, surplus and undivided profits aggregating in excess of $500,000,000 and whose long-term debt is rated "A-3" or higher according to Moody's or "A-" or higher according to S&P (or a similar equivalent rating by at least one "nationally recognised statistical rating organisation" (as defined in Rule 436 under the Securities Act)),

         (c) repurchase obligations with a term of not more than 7 days for underlying notes of the types described in clause (a) entered into with a bank meeting the qualifications described in clause (b) above, and

         (d) Investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Borrower) organised and in existence under the laws of the United States of America or a member country of the European Union with a rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P (or a similar equivalent rating by at least one "nationally recognised statistical rating organisation" (as defined in Rule 436 under the Securities Act)).

         "TIA"

         means the United States Trust Indenture Act of 1939 as in effect on the date hereof; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by any such amendment, the Trust Indenture Act of 1939, as so amended.

         "UMTS LICENSE"

         means any license awarded by the Polish Ministry of Communications, or a successor governmental entity to operate a Universal Mobile Telecommunications System.

         "UNRESTRICTED SUBSIDIARY"

         means

         (a) any Subsidiary of the Borrower in existence on the Issue Date (other than the Issuer) that is designated as an Unrestricted Subsidiary;

         (b)      any Subsidiary of an Unrestricted Subsidiary; and

         (c) any Subsidiary of the Borrower that is designated after the date hereof as an Unrestricted Subsidiary as permitted pursuant to Clause 19.20 (Restricted and Unrestricted Subsidiaries) and not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto.

         "U.S. DOLLAR EQUIVALENT"

         means, with respect to any monetary amount in a currency other than U.S. Dollars, at any time for the determination thereof, the amount of U.S. Dollars obtained by converting such foreign currency involved in such computation into U.S. Dollars at the spot rate for the purchase of U.S. Dollars with the applicable foreign currency as published in the Wall Street Journal in the "Exchange Rates" column under the heading "Currency Trading" on the date two Business Days prior to such determination.

         "U.S. GOVERNMENT SECURITIES"

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

         means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged.

         "VOTING STOCK"

         of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

         "WHOLLY OWNED SUBSIDIARY"

         means, at any time, a Restricted Subsidiary all of the Voting Stock of which (except directors' qualifying shares) is at the time owned, directly or indirectly, by the Borrower and its other Wholly Owned Subsidiaries.

3.       Rules of Construction.

         Unless the context otherwise requires, in this Schedule or Clauses 19.7 (Corporate Existence) to 19.22 (Consolidation, Merger or Sale of Assets) of the Facility Agreement:

         (1)      a term has the meaning assigned to it;

         (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with IAS;

         (3)      "OR" is not exclusive;

         (4) "INCLUDING" or "INCLUDE" means including or include without limitation;

         (5) words in the singular include the plural and words in the plural include the singular;

         (6) unsecured or unguaranteed Debt shall not be deemed to be subordinate or junior to secured or guaranteed Debt merely by virtue of its nature as unsecured or unguaranteed Debt;

         (7) the principal amount of any non-interest bearing or other discount note at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with IAS;

         (8) the principal amount of any Preferred Stock shall be the greater of (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock; and

         (9) for purposes of the covenants set forth in Clauses 19.7 (Corporate Existence) to 19.22 (Consolidation, Merger or Sale of Assets) and the definitions set forth in this Schedule, amounts stated in U.S. dollars shall be deemed to include both U.S. dollars and U.S. Dollar Equivalents and amounts stated in Deutschmark ("DM") shall be deemed to include both DM and DM Equivalents.


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

                        SIGNATORIES TO FACILITY AGREEMENT

BORROWER

POLSKA TELEFONIA CYFROWA SP. Z O.O.

By: /s/ Wilhelm Stuckemann                  /s/ Ryszard Pospieszynski
    -----------------------------------     -----------------------------------
Name: Wilhelm Stuckemann
Title: Director of Strategy,                   Director of Administration
       Marketing and Sales


LEAD ARRANGER

DEUTSCHE BANK AG LONDON, as Lead Arranger


By:
    -----------------------------------     -----------------------------------
Name:
Title:


BANK

DEUTSCHE BANK LUXEMBOURG S.A.


By:
    -----------------------------------     -----------------------------------
Name:
Title:


AGENT

DEUTSCHE BANK LUXEMBOURG S.A., as Agent


By:
    -----------------------------------     -----------------------------------
Name:
Title:


                                       102
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